                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.



                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. )



                            U.S. PLASTIC LUMBER CORP.
                 (Name of small business issuer in its charter)


                              --------------------

            Nevada                                       3080                                    87-0404343
(State or other jurisdiction of               (Primary Standard Industrial                       (I.R.S. Employer
incorporation or organization)                Classification Code Number)                        Identification No.)


                             ---------------------

           2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431
                                 (561) 394-3511
        (Address and telephone number of principal executive offices and place of business)


                                Bruce C. Rosetto
           2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431
                                 (561) 394-3511
            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

         If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

         If this form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

         If this form is a post-effective amendment filed pursuant to Rule 462
(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE
--------------------------- ----------------------- ------------------------- ------------------------ ------------------------
   Title of Each Class              Amount              Proposed Maximum         Proposed Maximum             Amount of
   of Securities To Be              To Be                Offering Price         Aggregate Offering        Registration Fee
        Registered                Registered                Per Unit                 Price(1)
--------------------------- ----------------------- ------------------------- ------------------------ ------------------------
Common Stock                        950,000                   $4.50                 $4,275,000                $1,295.45
(underlying Series
B Warrants)
Common Stock                      2,205,789             Varying Exercise            $7,197,947                $2,181.96
(underlying Stock                                           Prices
Options)
Common Stock                      1,477,140                   $3.00                 $4,431,420                $1,342.85
(underlying Series
B Preferred Stock)
--------------------------- ----------------------- ------------------------- ------------------------ ------------------------
                                                                                       Total                  $4,820.26

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

                            U.S. PLASTIC LUMBER CORP.
                         950,000 SHARES OF COMMON STOCK
               UNDERLYING SERIES B COMMON STOCK PURCHASE WARRANTS;
                        2,205,789 SHARES OF COMMON STOCK
                         UNDERLYING STOCK OPTION GRANTS;
                        1,477,140 SHARES OF COMMON STOCK
                      UNDERLYING SERIES B PREFERRED STOCK;

         U.S. Plastic Lumber Corp. (the "Company"), is offering, for sale to the holders of outstanding Series B Common Stock Purchase Warrants (the "Series B Warrants"), up to 950,000 shares; and up to 2,205,789 shares to existing holders of stock options (hereinafter individually or collectively the "Shares") of its $.0001 par value Common Stock, (the "Common Stock"). The Company also seeks to register 1,477,140 shares of its Common Stock underlying its issued and outstanding Series B Preferred Stock.

         The Common stock is issuable upon exercise of the Series B Warrants, at a price of $4.50 per share. Each Series B Warrant entitles the holder to purchase one share of Common Stock of the Company. The Series B Warrants were distributed as a dividend with respect to the Common Stock of the Company to shareholders of record as of March 18, 1996. By their terms, the Series B Warrants were not exercisable and did not constitute an offer by the Company to sell the Shares prior to the effective date of the registration statement, of which this prospectus is part, which registers the Shares issuable upon such exercise. The Series B Warrants are exercisable 45 days after the registration statement is declared effective by the Securities and Exchange Commission. The Series B Warrants are callable and can be redeemed by the Company for $.01 per Series B Warrant on 30 days notice at any time after the effective date of this Prospectus if the closing bid price of the Common Stock equals or exceeds $6.00 for 20 consecutive trading days. The Company's Common Stock is quoted on the NASDAQ Small Cap Market under the Symbol "USPL". The conditions for redemption of the Series B Warrants have already been accomplished; therefore management intends to call for redemption of the Series B Warrants as soon as practicable after the effective date of this Registration Statement. In the event the Company calls for redemption of the Series B Warrants, they will mail a notice to all Series B Warrant holders as of the date hereof. Series B Warrant holders would then have 30 days to exercise the Series B Warrants, after which they would be compelled to accept the nominal redemption price for all unexercised Series B Warrants. The Company will not retain any market professionals to assist in the redemption process. The exercise and redemption prices of the Series B Warrants were arbitrarily determined by the Company and bear no relationship to assets, shareholders equity or any other recognized criteria of value. Prior to this offering, there has been only a limited public market for the Common Stock and there is no assurance that such market will continue in the future.

         The Company is also offering for sale to existing holders of stock options 2,205,789 shares of Common Stock at exercise prices ranging from $1.77 per share to $7.22 per share. The stock options were granted to either employees as part of their employment or to directors and former directors who received options in exchange for prior loans made to the Company. If all options were to be exercised at their existing exercise prices, a total sum of $7,197,947 could be raised.

         Finally, the Company is seeking to register 1,477,140 shares of its Common Stock underlying the Series B Preferred Stock. The Company has just completed the Series B Preferred Stock Private Placement. As part of the terms and conditions of the Private Placement the Company has agreed to register the underlying Common Stock. The Preferred Stock has been sold at $21.00 per share and each share converts to seven shares of Common Stock. The Preferred Stock also carries a 10% cumulative stock dividend paid semi-annually.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY PERSONS WHO CANNOT AFFORD TO RISK THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


========================================== ====================== ======================== =========================
                                                  Price to              Commissions &           Proceeds to the
                                                  Public(1)            Discounts(1)(2)            Company (2)
------------------------------------------ ---------------------- ------------------------ -------------------------
Per Share (Series B Warrants)..........             $4.50                   $0.00                    $4.50

Total Maximum (Series B Warrants)                $4,275,000                 $0.00                  $4,275,000

Per Share (Stock Options)..............            varying                  $0.00                  $7,197,947

Per Share (Series B Preferred).........             $3.00                   $0.00                    $3.00

Total Maximum (Series B Preferred).....          $4,431,420                 $0.00                  $4,431,420
                                                 ----------             -------------            -------------
Total Maximum (Series B Warrants
+ Stock Options + Series B Preferred)..                                      -                    $15,904,367
========================================== ====================== ======================== =========================

 (1) The Shares are being offered by the Company only to the holders of outstanding Series B Warrants, Series B Preferred Stock or holders of existing stock option grants. The Shares will be sold by the Company without any discounts or other commissions. The offering price is payable in cash upon exercise of the Series B Warrants, Series B Preferred Stock or stock options as the case may be. No minimum number of Series B Warrants or stock options must be exercised, and no assurance exists that any Series B Warrants, Series B Preferred Stock or stock options will be exercised or Series B Preferred Stock sold. The Company will retain any proceeds from Series B Warrant, stock option exercises or Series B Preferred Stock, regardless of the number exercised. See "Plan of Distribution."

(2) Proceeds to the Company are shown before deducting offering expenses payable by the Company estimated at $25,000. See "Use of Proceeds".


                 The date of this Prospectus is        , 1998.

                              AVAILABLE INFORMATION

         The Company has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the Securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Washington, D.C. office upon request and payment of the prescribed fee.

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934, as amended (The "Exchange Act") on February 13, 1998 and, in accordance therewith, will file reports and other information with the Commission. Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file such reports electronically with the Commission. Such site is accessible by the public through any Internet access service provider and is located at http://www.sec.gov.

         Copies of the Company's Annual, Quarterly and other Reports which will be filed by the Company electronically with the Commission commencing with the Annual Report for the year ended 1997 which was filed by the Company on April 30, 1998 will also be available upon request, without charge, by writing U.S. Plastic Lumber Corp., 2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431, (561)-394-3511. The Company will provide without charge to any person who receives a prospectus, upon written or oral request, a copy of any of the information that was incorporated by reference in the prospectus by contacting Bruce C. Rosetto, Vice President and General Counsel/Secretary of the Company at the address and telephone number listed herein.

UNTIL SEPTEMBER 30, 1998 ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION OR OTHER STATE REGULATORY AUTHORITY, AND NO SUCH REGULATORY AUTHORITY HAS PASSED UPON THE TERMS OF THIS OFFERING OR APPROVED THE MERITS THEREOF. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING IN EVALUATING THE MERITS AND RISKS OF THE OFFERING AND MAKING AN INVESTMENT DECISION.

THIS PROSPECTUS SHOULD BE READ IN ITS ENTIRETY BY ANY PROSPECTIVE INVESTOR PRIOR TO HIS OR HER INVESTMENT.

                               PROSPECTUS SUMMARY

         THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THE PROSPECTUS.

                                   THE COMPANY

         U.S. Plastic Lumber Corporation (the "Company") is a manufacturer and marketer of recycled plastic lumber products and a provider of environmental recycling services. The Company was incorporated under the laws of the State of Utah on July 26, 1983, under the name of Front Street Energy, Inc., and completed an initial public offering of its securities in 1983. The Company changed its corporate domicile to the State of Nevada in June 1992 and changed its name to Front Street, Inc. In 1994, the Company changed its name to Educational Storybooks International, Inc. when it acquired all the outstanding stock of Educational Storybooks, Inc. The Company subsequently divested itself of Educational Storybooks, Inc. and another subsidiary, and had no significant assets or business until March, 1996, when the Company acquired Earth Care Global Holdings, Inc. ("Earth Care") as a wholly owned subsidiary, through the acquisition of all the issued and outstanding stock of Earth Care in a stock for stock exchange (the "Acquisition") and changed its name to U.S. Plastic Lumber Corporation. The mailing address of the Company's principal executive offices is 2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431. The Company's telephone number is (561) 394-3511.

         The Company has two distinct business lines. One operation, U.S. Plastic Lumber Ltd., manufactures structural and non-structural plastic lumber and fabricates a variety of accessory products, such as park and site amenities, made from 100% recycled high density polyetheylene. The other operation, Clean Earth, Inc. provides environmental recycling services including fixed based plants providing thermal desorption and bioremediation, environmental construction services, upland disposal of dredge materials, beneficial re-use of industrial wastes, and on-site recycling services. The Company owns and operates nine manufacturing, processing and fabrication facilities in the U.S. The primary product produced in four of these plants is plastic lumber profiles made from recycled plastic waste. Recycled plastic lumber is manufactured in a variety of colors, profiles and shapes including standard lumber dimensions and many custom engineered profiles and shapes. The fifth and sixth plants are fabrication facilities which manufacture value-added products made from the Company's recycled plastic lumber. The seventh plant is a recycled plastic processing facility which includes washing, grinding and pelletizing of post consumer and post industrial plastic waste. Some of this material is used to supply the raw material needs of the Company's lumber manufacturing facilities. Plastic lumber's principal intended use is as an environmentally friendly and non-toxic alternative to pressure treated lumber or rain forest hardwoods, which is suitable for and provides high quality performance in most outdoor applications. The Company's plastic lumber product can be used in structural and non-structural applications. The Company's eighth plant operates a process for treating and recycling soil that has been contaminated with petroleum hydrocarbons and similar compounds through a process known as thermal desorption. The Company opened a ninth plant to open during the last week of June 1998 which will be utilized for treating and recycling soil through a process which is bio-organic in nature. See "Business."


                                  THE OFFERING

Securities offered ............    950,000 Shares of Common Stock, $.0001 par value ("Common Stock")
                                   issuable upon exercise of outstanding Series B Warrants.
                                   2,205,789 Shares of Common Stock issuable upon exercise of stock options previously granted. 1,477,140 Shares of Common Stock issuable upon conversion of Series B Preferred Stock. See "Description of Securities."

Plan of Distribution...........    The Shares are being offered and will be sold by the Company, without any discounts or other commissions, to the holders of the Series B
                                   Warrants, Series B Preferred Stock and stock options upon the exercise thereof and from time to time through the OTC Electronic Bulletin Board, in private transactions or otherwise. See "Plan of Distribution."

Offering Price.................    $4.50 per share for the Series B Warrants.
                                   $1.77-$7.22 per share for the stock options.

Use of Proceeds................    Any proceeds will be used to provide working capital and general corporate purposes, including possible acquisitions. See "Use of
                                   Proceeds."

Securities Outstanding.........    The Company is authorized to issue up to 50,000,000 shares of Common
                                   Stock and as of June 30, 1998 has 17,122,314 shares of Common Stock issued and outstanding. The Company has reserved from its authorized capital 950,000 shares of Common Stock for issuance upon exercise of the
                                   Series B Warrants and 1,477,140 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock. In addition, the Company also has other warrants, options or earn out shares outstanding which give the holders thereof the right, subject to certain conditions, to acquire up to an additional 7,148,975 shares of Common Stock. The
                                   Company is also authorized to issue up to 5,000,000 shares of Preferred
                                   Stock in one or more series with such rights and


                                   preferences as the Board of Directors may designate. The Board of Directors has designated one series of Preferred  Stock (Series A) of which there are 218,588 shares as of June 30, 1998 issued and outstanding, which are convertible into 1,530,116 shares of Common Stock of the Company. The Board of
                                   Directors of the Company has approved a Series B Preferred Stock offering of up to 211,020 shares of Preferred Stock, Series B, which are convertible into 1,477,140 shares of Common Stock of the Company. See
                                   "Description of Securities."

Series B Warrants..............    Each Series B Warrant entitles the holder thereof to purchase one share of Common Stock at any time during the period commencing on the date of this Prospectus and ending 45 days after the registration statement is declared effective by the Securities and Exchange Commission. The
                                   Series B Warrants are callable and can be redeemed by the Company for
                                   $.01 per Series B Warrant on 30 days notice at any time after the date of this Prospectus if the closing bid price of the Common Stock equals or exceeds $6.00 for 20 consecutive trading days.

                                   In the event management calls for redemption of the Series B Warrants at any time in the future, Series B Warrant holders would then have 30 days in which to decide whether to exercise their warrants, after which time they would be compelled to accept the nominal redemption price.
                                   The exercise price is $4.50 per share for the Series B Warrants, subject to adjustment in certain events. See "Description of Securities
                                   - Series B Warrants."

Series B Preferred.............    Each share of Series B Preferred Stock entitles the holder to convert time after the holder's purchase. Conversion can be mandated by the
                                   Company in the event the Company completes a public offering with gross proceeds of $10 million or more. The Series B Preferred Stock also entitles the holder to a 10% cumulative stock dividend payable semi-annually. See "Description of Securities - Series B Preferred
                                   Stock."

Risk Factors...................    An investment in the Company is highly speculative. Investors will suffer substantial dilution in the book value per share of the Common
                                   Stock compared to the purchase price. The Company incurred an operating loss during 1997 of $321,304 and has an accumulated deficit of


                                   $1,108,598 as of December 31, 1997. For the first quarter of 1998 ending March 31, 1998, the Company incurred an operating profit of
                                   $15,644 and has an accumulated deficit of $1,336,177. If substantial funds are not received from exercise of the Series B Warrants or stock options, of which there is no assurance, the Company may require additional funding for which it has no commitments. No person should invest in the Company who cannot afford to risk loss of the entire investment. See "Risk Factors."


                           FORWARD LOOKING STATEMENTS

         When used in this Prospectus, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "projected," "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including but not limited to economic conditions, changes in laws or regulations, the Company's history of operating losses, demand for products and services of the Company, newly developing technologies, loss of permits, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, raw material commodity pricing, the ability to receive bid awards, the effects of competition and the ability of the Company to obtain additional financing. Such factors, which are discussed in "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the notes to consolidated financial statements, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with undue reliance on any such forward-looking statements, which speak only as of the date made. See "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  RISK FACTORS

         The securities being offered hereby involve a high degree of risk. Prospective investors should carefully consider the following risk factors before investing in the Company.

         OPERATING LOSSES. The Company incurred an operating loss of $ 321,000 for the year ended December 31, 1997 and an operating loss of $291,000 for the year ended December 31, 1996. For the first quarter of 1998 ending March 31, 1998, the Company incurred an operating profit of $15,644 and has an accumulated deficit of $1,336,177. The success of operations in the future will be largely dependent upon the Company's ability to substantially increase its sales revenue and improve its operating margins, as to which there is no assurance.

         ACQUISITIONS AND RAPID GROWTH. Acquisitions have been an important source of Company growth and increased profitability. The Company intends to continue to pursue and aggressive growth strategy through acquisitions. There can be no assurance that the Company will be able to identify any suitable acquisition candidates, achieve any acquisitions in the future or that if does accomplish acquisitions that it will have a beneficial impact upon the Company's business, its results of operations, or its financial condition. There can be no assurance that the Company will successfully integrate the operations of any acquired companies. In addition, the Company expects that, as a result of further infrastructure investments it plans to make during fiscal 1998, principally in order to integrate the operations of its new and acquired operations, it may experience reduced operating margins in the near term.

         The Company's growth will also depend on its ability to acquire additional operations, manage expansion, control costs of its operations and consolidate acquisitions into existing operations. In connection with such acquisitions, the Company will be required to review the operations of the acquired company, including its management infrastructure and systems and financial controls, and make operating adjustments or complete reorganizations as appropriate. Unforeseen capital and operating expenses, or other difficulties and delays frequently encountered in connection with the expansion and integration of acquired operations, could have an adverse effect upon the Company's financial results. Significant acquisitions require the integration of administrative, finance, sales, purchasing and marketing organizations, as well as the coordination of common sales and marketing efforts and the implementation of appropriate operational, financial and management systems and controls. This will require substantial attention from the Company's senior management team, who have limited acquisition experience to date. The diversion of management attention required by the acquisition and integration of acquired companies, as well as any other difficulties that may be encountered in the transition and integration process, could have an adverse effect on the results of operations of the Company. There can be no assurance that the Company will identify suitable acquisition candidates, that acquisitions will be consummated on acceptable terms or that the Company will be able to successfully integrate the operations of any acquired company. The Company's ability to continue to grow through the acquisition of additional stores will also be dependent upon the availability of suitable candidates, the Company's ability to attract and retain competent management and the availability of capital to complete the acquisitions. The Company currently intends to finance acquisitions through a combination of cash resources, borrowings and, in appropriate circumstances, the issuance of equity and/or debt securities. The acquisition of additional operations has in the past and is expected in the future to have a significant effect on the Company's quarterly and yearly operating results. Future acquisitions by the Company involving residual income could result in significant charges to net income from accelerated amortization.

         ACCESS TO CAPITAL. The Company has limited access to capital. The Company's acquisition strategy and growth plans are expected to continue in the future. The Company has, and intends to, continue to pay for acquisitions with a combination of cash, Common Stock and debt. There can be no assurances that the Company will have necessary and appropriate levels of capital to maintain its acquisition strategy and growth plans. The Company will require additional capital in connection with the manufacture, marketing and sale of its products. In order to develop new products, manufacture, market, and sell its new and existing product line, and otherwise implement its plan of operations, the Company will be required, among other things, to raise additional capital. While the Company has existing lines of credit, there can be no assurance that such debt financing will be available to the Company in the future or that such debt financing will be available in the amounts required by the Company or on terms acceptable to the Company. The failure of the Company to obtain financing in adequate amounts and on acceptable terms could have an adverse effect on the Company's business, financial condition and results of operations.

     SHARES ELIGIBLE FOR FUTURE SALE. Of the 17,122,314 shares of the
Company's Common Stock outstanding as of June 30, 1998 prior to the exercise of any Series B Warrants or stock options, 4,307,887 shares are freely tradable or are eligible to be sold in the public market, and the 950,000 shares of Common Stock underlying the Series B Warrants and the 2,205,789 shares of stock options, subject to vesting requirements of each individual option grant, will also be freely tradable immediately upon issuance. In addition, the 1,477,140 shares of Common Stock underlying the Series B Preferred Stock will be freely tradable immediately upon conversion into Common Stock. The 369,500 shares of Earn Out shares will be issued by the Company over time depending on certain acquired companies meeting defined goals. All the remaining shares of Common Stock presently outstanding may be sold into any public market that may exist for the Common Stock, pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act") or individual Stock Sale Restriction Agreements. The vast majority of the Stock Sale Restriction Agreements expire on December 31, 1998. Future sales by current shareholders of substantial amounts of Common Stock into the public market could depress the market prices of the Common Stock in any such market.

     OUTSTANDING WARRANTS, OPTIONS AND OTHER RIGHTS. In addition to the
950,000 Series B Warrants and the 2,205,789 stock options, the Company has outstanding other earn-out shares, options and earn out agreements to purchase up to 7,078,975 shares. The Company may also have other options granted in the future in connection with an employee stock option program. The holders of such options, warrants or rights are given an opportunity during the term of such rights to profit from a rise in the market price of the Company's Common Stock, with a resultant dilution of the interests of all other shareholders. The holders thereof are likely to exercise them only if the then prevailing market price exceeds such exercise prices, which would be at a time when, in all likelihood, the Company would otherwise be able to obtain funds from the sale of its securities on terms more favorable than those provided by the options and warrants. Accordingly, the Company may find it more difficult to raise additional capital while the options and warrants are outstanding.

     NEWLY DEVELOPING INDUSTRY/PRODUCT ACCEPTANCE. The reclamation and recycling of plastic waste and the manufacture of plastic lumber for use in construction, and other composite materials containing recycled waste plastics, are relatively new industries. There is a general reluctance in the construction industry to use new materials before they have been extensively tested, particularly in certain segments which have exacting performance standards for component materials. In the case of the Company's recycled plastic lumber and composite materials in particular, such testing may be extensive for each prospective customer and may require substantial additional time and resources. In addition, the Company may experience resistance from prospective customers who are accustomed to more conventional, non-artificial wood materials. Moreover, the Company may not have sufficient financial and other resources to undertake extensive marketing and advertising activities or to afford the cost of the necessary marketing and sales personnel at such time as it becomes appropriate to broaden its marketing efforts.

     AVAILABILITY OF RAW MATERIALS. The availability of low-cost raw materials, namely consumer and industrial plastic waste products, is a material factor in the Company's costs of operations. The Company generally maintains raw material inventories of approximately one half million pounds, which is adequate for approximately two months of production. The Company believes that its current sources of raw materials will continue to be available on commercially reasonably terms. However, unavailability, scarcity or increased cost of such raw materials would have a material adverse effect upon the Company's business. The Company purchases most of its raw materials through distributors. Disruption of these supply sources could have a material adverse effect on the Company's business, results of operations and financial condition. The Company does not rely on contractual arrangements with its raw materials suppliers and has no long-term supply contracts. See "Business - Plastic Lumber Operation Raw Material Supply".

     COMPETITION. The Company's recycled plastic lumber business faces extensive competition from other producers of recycled plastic lumber as well as producers of vinyl and aluminum decking, and traditional wood, especially pressure treated wood. The Company competes against other makers of recycled plastic lumber principally on the basis of price and quality as well as the immediate availability of its product, and competes against other products such as pressure treated lumber by emphasizing the suitability characteristics of recycled plastic lumber for certain applications, as well as appealing to the environmental consciousness of consumers. There are, literally, thousands of suppliers of competitive products with entrenched national distribution networks in place, the impact of which could make it very difficult for the Company to compete effectively. The Company's environmental recycling operation has several large competitors which provide similar services throughout the Northeast and Mid Atlantic states. The resources of the competition, financial and otherwise, may be such that it can be very difficult for the Company to effectively compete. In some instances, the competitors of the Company have more revenues, market share, better name recognition and capital available which can make it difficult for the Company to compete. There can be no assurances that the Company will be able to effectively compete in any of its markets. See "Competition," "Plastic Lumber Operation" and "Environmental Recycling Operation."

     NEWLY DEVELOPING TECHNOLOGIES. The Company's products and services involve newly developing technologies, and there is no assurance the Company will be able to compete effectively in developing and marketing such products and services or in developing or maintaining the know how, technology, and patents to compete effectively. There is a general lack of public awareness of these newly developing products and services generally, or as alternatives to more traditional and well established products. To compete effectively, the Company must increase public knowledge and acceptance of its products and services and develop and maintain certain levels of know how and technical expertise, of which there is no assurance.

         INDUSTRY STANDARDS. ASTM (American Society for Testing and Materials) and certain industry trade organizations have established general standards and methods for measuring the characteristics of specific building materials. Users of building materials (and frequently, issuers of building codes) generally specify that the building materials comply with such standards relative to the proposed applications. Since uniform, recognized standards or methods have only recently been established for measuring the characteristics of plastic lumber, potential users may not know of this, to judge whether or not plastic lumber may be suitable for their particular requirements, without being informed of such standards by the plastic lumber supplier or otherwise becoming aware of them. The fact that such standards are not well known for plastic lumber may limit the market potential of the Company's building materials and make potential purchasers of such building materials reluctant to use them. The Plastic Lumber Trade Association, of which the Company is a member, is pursuing increased public awareness of such standards, but no assurance can be given that public awareness will successfully be increased or that increased awareness will increase the market for the Company's products.

         REGULATORY MATTERS. The Company's businesses are subject to laws and regulations designed to protect the environment from toxic wastes and hazardous substances or emissions and to provide a safe workplace for its employees. Under current federal regulations, Resource Conservation & Recovery Act, ("RCRA") & Comprehensive Environmental Responsibility, Compensation & Liability Act, ("CERCLA"), the generator of toxic or hazardous waste is financially and legally responsible for that waste forever, and strictly liable for the clean up and disposal costs. In particular, the business of treating or otherwise handling toxic or hazardous waste materials is fraught with potential liability to such handlers if the handling and tracking of such wastes is not properly done. The Company believes it is either in material compliance with all currently applicable laws and regulations or is operating in accordance with appropriate variances or similar arrangements, but there is no assurance that it will always be deemed in compliance, nor any assurance that compliance with current or future laws and regulations will not require significant capital expenditures that could have a material adverse effect on its operations. Such laws and regulations are always subject to change and could become more stringent in the future. Although state and federal legislation currently provide for certain procurement preferences for recycled materials, such preferences for materials containing waste plastics are dependent upon the eventual promulgation of product or performance standard guidelines by state or federal regulatory agencies. Such guidelines for recycled plastic building materials may not be released or, if released, the product performance standards required by such guidelines may be incompatible with the Company's manufacturing capabilities. It may be necessary to expend considerable time, effort and money to keep the Company's existing or acquired facilities in compliance with applicable environmental, zoning, health and safety regulations and as to which there may not be adequate insurance coverage. In addition, due to the possibility of unanticipated factual or regulatory developments, the amounts and timing of future environmental expenditures and compliance could vary substantially from those currently anticipated. See "Plastic Lumber

Operation - Governmental Regulation and Environmental Matters" and "Environmental Recycling Operation - Regulations."

         LOSS OF PERMITS. The Company's business, especially the environmental recycling operation, is dependent upon certain permits and licenses from many different federal, state, and local agencies. There can be no assurances that the Company will be able to maintain its permits and licenses in the future or modify its permits and licenses to be able to compete effectively. See "Plastic Lumber Operation - Governmental Regulation and Environmental Matters" and "Environmental Recycling Operation - Regulations."

         PROTECTION OF TECHNOLOGY (NO PATENT PROTECTION). The Company's business involves many proprietary trade secrets, as well as certain methods, processes and equipment designs for which the Company has not sought patent protection. Although the Company has taken measures to safeguard its trade secrets by limiting access to manufacturing and processing facilities and requiring confidentiality and nondisclosure agreements with third parties, there is no assurance that its trade secrets will not be disclosed or that others will not independently develop comparable or superior technology. Rather than rely on patent protection, the Company has generally chosen to rely on the proprietary nature of its processes. The Company has obtained exclusive worldwide licensing rights with respect to patent pending technology related to railroad crossties and the process to manufacture them, but there is no assurance the Company will be able to maintain such rights for any specific length of time. See "Plastic Lumber Operation - Research and Development" and "Proprietary Technology."

         BIDDING. The environmental recycling operation consists of certain subsidiaries which are highly reliant upon contract bidding as a significant source of revenues. There can be no assurance that the Company will be successful in obtaining bid work in the future or that if it does obtain bid work that it will be at suitable profitable margins.

         DEPENDENCE ON MANAGEMENT. The development of the Company's business and operations is dependent upon the efforts and talents of its executive officers, in particular, Mark Alsentzer, Chief Executive Officer. The loss of the services of this officer or other executive officers could have a material adverse effect on the Company's business. See "Management."

         EXPERTISE. The business of the Company requires much expertise in a wide variety of functions. There can be no assurance that the Company will be able to maintain employees with the requisite levels of expertise or that the Company will be able to attract and retain such employees in the future.

         NO ASSURANCE OF A LIQUID PUBLIC MARKET FOR SECURITIES. Although the Company's shares of Common Stock are eligible for quotation on the Electronic Bulletin Board, there can be no assurance that a regular and established market will continue for the securities upon completion of this offering. There can also be no assurance as to the depth or liquidity of any market for Common Stock or the prices at which holders may be able to sell the Shares. As a result, an investment in the Shares may be totally illiquid and investors may not be able to liquidate their investment readily or at all when they need or desire to sell.

         VOLATILITY OF STOCK PRICES. In the event that an established public market does develop for the Common Stock, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of the Company and other factors such as investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, international political conditions, developments with regard to the Company's activities, future financial condition and management. See "Plan of Distribution."

         APPLICABILITY OF LOW PRICED STOCK RISK DISCLOSURE REQUIREMENTS. The Common Stock of the Company may be considered a low priced security under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing and provide monthly account statements to the customer, and obtain specific written consent of the customer. With these restrictions, the likely effect of designation as a low priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of such stocks compared to other securities.

         CONFLICTS OF INTEREST INHERENT IN MATERIAL RELATED PARTY TRANSACTIONS. The Company has recently entered into several significant acquisitions and other affiliated transactions, the terms of which were, in some instances, determined without the benefit of arms length bargaining or negotiation and necessarily involve conflicts between the interests of the related parties and the Company. These include the recent acquisitions, as wholly owned subsidiaries of the Company, of Earth Care Global Holdings and Earth Care Partners, Duratech Industries, Clean Earth, Inc., Recycled Plastics Industries, Inc., Cycle Masters, Inc., Integrated Technical Services, Inc., Environmental Specialty Plastics, Inc., EnviroPlastics Corp., Advanced Remediation and Disposal Technologies, Inc., Waste Concepts, Inc., Green Horizon Environmental, Inc., Consolidated Technologies, Inc. and GeoCore, Inc. as well as the granting or issuance of various stock, options and other rights to members of management, principal shareholders, and other affiliates. See "Certain Transactions."

         LIMITED LIABILITY OF MANAGEMENT. The Company has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of officers and directors and provides for indemnification by the Company of officers and directors to the full extent permitted by Nevada law, which provides that officers and directors shall have no personal liability to a Company or its shareholders for monetary damages for breach of fiduciary duties as directors, except for a breach of their duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors. See "Certain Transactions."

         NO CASH DIVIDENDS. The Company does not currently intend to pay cash dividends on its Common Stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business. The Company does intend to pay dividends in stock on its outstanding Series A Preferred Stock and its Series B Preferred Stock. See "Dividend Policy."

         NO ASSURANCE OF WARRANT EXERCISE AND NO ESCROW OF FUNDS. There is no assurance that any proceeds will be received from this offering and therefore there may be insufficient proceeds to defray offering expenses. Any proceeds received will immediately be retained by the Company to be used in its business. The amount of capital currently available to the Company is limited. In the event that any proceeds from this offering and the Company's existing capital are not sufficient to enable the Company to develop and expand its business and generate a profit, the Company may need to seek additional financing from commercial lenders or other sources, for which it presently has no commitments or arrangements. This creates an increased risk to persons who do exercise their Series B Warrants, because there is no assurance that additional Series B Warrants will be exercised or that the Company will receive any further funding.

         RISKS OF EXERCISE. Although the market price of the Common Stock currently exceeds the exercise price of the Series B Warrants and options, there is no assurance that exercising Series B Warrant and options holders will be able to sell their Common Stock in the future at a price which equals or exceeds such exercise price.

         CURRENT PROSPECTUS AND REGISTRATION REQUIRED FOR EXERCISE. Holders of the Series B Warrants and stock options will only be able to exercise such securities to acquire the underlying Common Stock if a current prospectus relating to the Common Stock is then in effect and such exercise is qualified or exempt from qualification under applicable securities laws of the states in which such holders of the Series B Warrants and stock options reside. Although the Company intends to use its best efforts to update this prospectus as necessary to maintain a current prospectus and federal and state registration/qualification for such exercise, there is no assurance that the Company will be able to do so at such time as such persons may wish to exercise such securities. The value of the Series B Warrants may be greatly diminished if the ability to exercise such securities is not maintained. If a current prospectus is in effect, the Series B Warrants are redeemable for nominal consideration at any time after the date hereof upon 30 days notice, if the bid price of the Common Stock equals or exceeds $6.00 for 20 consecutive trading days. If redeemed, warrant holders would have 30 days to exercise the Series B Warrants, after which they would be compelled to accept the nominal redemption price.

         DILUTION. Series B Warrant holders who exercise their Series B Warrants to purchase the underlying shares of Common Stock will suffer substantial dilution in the purchase price of the shares compared to the net tangible book value per share immediately after the purchase.

The exact amount of dilution will vary depending upon the total number of Series B Warrants exercised, and will be greater if less than all the Series B Warrants are exercised. The fewer Series B Warrants exercised, the greater dilution will be with respect to the Series B Warrants that are exercised. See "Dilution."

         POTENTIAL ISSUANCE OF ADDITIONAL COMMON AND PREFERRED STOCK. The Company is authorized to issue up to 50,000,000 shares of Common Stock. To the extent of such authorization, the Board of Directors of the Company will have the ability, without seeking shareholder approval, to issue additional shares of Common Stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional Common Stock in the future will reduce the proportionate ownership and voting power of the Common Stock offered hereby. The Company is also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. To the extent of such authorization, such designations may be made without shareholder approval. The Board of Directors has designated one series of Preferred Stock (Series A) and issued 218,588 shares of Series A Preferred Stock. The Board of Directors has also approved the issuance of 211,020 shares of Series B Preferred Stock. The designation and issuance of series of preferred stock creates additional securities which have dividend and liquidation preferences over the Common Stock offered hereby. See "Description of Securities."

         POTENTIAL ANTI-TAKEOVER MEASURES. Certain provisions in the articles of incorporation or bylaws of the Company, such as staggered terms for the Board of Directors and authorization to issue additional common or preferred stock and designate the rights and preferences of the preferred stock without further approval of shareholders, could be used as anti-takeover measures. Provisions such as these could result in the Company being less attractive to anyone who might consider a takeover attempt, and result in shareholders receiving less than they otherwise might in the event of a takeover attempt.

         CONTINUATION OF MANAGEMENT CONTROL. Upon completion of this offering, the current management of the Company will own 49.3% of the total outstanding securities and will have absolute control of the Company. Investors in this offering as a group will have no ability to remove, control or direct such management. Only one third of the outstanding shares is required to constitute a quorum at any shareholders' meeting, and action may be taken by a majority of the voting power present at a meeting, or may be taken without a meeting by written consent of shareholders holding a majority of the total voting power. See "Principal Stockholders" and "Description of Securities."

         ARBITRARY DETERMINATION OF OFFERING PRICE. The exercise price of the Series B Warrants and the stock options was arbitrarily determined by management of the Company. The price bears no relationship to the Company's assets, book value, net worth or other economic or recognized criteria of value. In no event should the exercise prices be regarded as an indicator of any future market price for the Company's securities.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the Shares of Common Stock underlying the Series B Warrants at the exercise price of $4.50 per Share for Series B Warrants and the exercise of the stock options will vary depending upon the total number of Series B Warrants and stock options exercised. If all Series B Warrants and all stock options were to be exercised (of which there is absolutely no assurance, nor any assurance that any will be exercised), the Company would receive gross proceeds of $11,472,947. Upon the Closing of the Series B Preferred Stock Private Placement, the Company has received additional gross proceeds of $4,431,420 having sold 211,020 shares of Series B Preferred Stock. Regardless of the number of Series B Warrants or stock options exercised, the Company expects to incur offering expenses estimated at $27,000 for legal, accounting, printing and other costs in connection with the offering. Inasmuch as there is no assurance that all Series B Warrants or stock options will be exercised nor any requirement that any minimum amount of the Series B Warrants or stock options be exercised, there are no escrow provisions and any proceeds that are received will be immediately available to the Company to provide additional working capital to be used for general corporate purposes. The exact uses of any other proceeds will depend on the amounts received and the timing of receipt. While the Company may consider additional acquisitions in the future as a method to further develop and expand its business, there are presently no specific plans, proposals, arrangements, understandings or contracts with respect to future acquisitions or other methods to the further development and expansion of the Company's business.

                      MARKET INFORMATION & DIVIDEND POLICY

         The Common Stock of the Company has traded in the over-the-counter market on a limited and sporadic basis, and is quoted on the NASDAQ Small Cap Market under the symbol USPL. The following table sets forth the high and low bid price quotations for each calendar quarter during the last two fiscal years and subsequent interim period. The Company reverse split its Common Stock on a 1 for 16 basis in March, 1996. Quotations for periods prior to such split and information regarding the number of shares have been restated here and elsewhere throughout the prospectus to reflect post split amounts throughout.

Quarter Ended               High Bid          Low Bid
-------------               --------          -------

March 31, 1996              $   3.50         $   2.88
June 30, 1996               $   4.75         $   4.13
September 30, 1996          $   5.13         $   4.63
December 31, 1996           $   4.75         $   3.00

March 31, 1997              $   6.50         $   6.00
June 30, 1997               $   6.13         $   5.75
September 30, 1997          $   6.50         $   5.50

December 31, 1997           $ 4.4375         $ 4.875

March 31, 1998              $ 7.4375         $ 7.0625
June 30, 1998               $ 6.9375         $ 6.0625

         The above prices represent interdealer quotations, without retail markup, markdown or commissions, and may not represent actual transactions. As of June 30, 1998, there were approximately 394 record holders of the Company's Common Stock, not including those listed with CEDE & Co.

CAPITALIZATION


Primary Shares:
---------------

Common Stock (4,307,887) shares            17,122,314
are freely tradable)




Fully Diluted:
--------------

Series A Preferred Shares (convert @ 7:1
common)                                                  1,530,116
Series B Warrants                                          950,000
Series B Preferred Shares (convert @ 7:1
common)                                                  1,477,140
Other Warrants and Options                               2,205,789
Earn Out shares and Options                                369,500
Historical Shareholder earn out                          4,573,686
                                                        ----------

         Subtotal                                       11,105,231
                                                        ----------

         Fully Diluted Equity                           28,228,545

DIVIDEND POLICY

         The Company has not previously paid any cash dividends on its Common Stock and does not anticipate or contemplate paying dividends on Common Stock in the foreseeable future. It is the present intention of management of the Company to utilize all available funds for the development of the Company's business. The Company does intend to pay stock dividends on its outstanding Series A Preferred Stock and Series B Preferred Stock in accordance with the terms thereof.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion is intended to assist in the understanding of the Company's financial position and results of operations for each of the three month periods ended March 31, 1998 and 1997. This discussion should be read in conjunction with consolidated financial statements and notes thereto of the Company which are included elsewhere herein.

                                    BUSINESS

         U.S. Plastic Lumber Corp. has two distinct business lines. One operation, the plastic lumber division, manufactures structural and non-structural plastic lumber and a variety of accessory products such as park and site amenities, made from 100% recycled high density polyethylene. The Company also manufactures structural plastic lumber under certain licensing agreements protected by patents.

         The other operation is the environmental recycling division, which provides environmental recycling services including fixed based plants providing thermal desorption and bioremediation, environmental construction services, upland disposal of dredge materials, beneficial re-use of industrial wastes, and on-site recycling services.

                              BUSINESS COMBINATIONS

         The Company makes its decisions to acquire or invest in businesses based on financial and strategic considerations.

               ACQUISITIONS COMPLETED SUBSEQUENT TO MARCH 31, 1998

         In May 1998, the Company acquired Cycle-Masters, Inc. ("CMI") which owns and operates a plastic lumber manufacturing facility in Sweetser, Indiana. The Company paid approximately $2.45 million in cash, notes and stock in this transaction, which will be accounted for under the purchase method of accounting.

         In June 1998, the Company acquired GeoCore, Inc. ("GCI") which operates an environmental services company in New Jersey. The Company paid 30,000 shares in the form of unregistered Common Stock of the Company in this transaction.

         In June of 1998, the Company acquired the assets of Trimax of Long Island, Inc. and Polymerix, Inc. Trimax was a manufacturer of structural plastic lumber made from recycled plastic and operated in Ronkokoma, Long Island. Polymerix owned two patents relative to the structural lumber manufacturing process. These assets were purchased by the Company with the approval of the U.S. Bankruptcy Court for the Eastern District of New York as Trimax and Polymerix had filed a bankruptcy petition in January 1998. The Company paid $950,000 in cash plus $650,000 in the form of common stock of the Company in this transaction.

         In June of 1998, the Company acquired the remaining interests of Consolidated Technologies, Inc. ("CTI") so that the Company now owns 100% of CTI. The remaining 45% interest was purchased by the Company for the sum of $25,000 in cash plus 30,000 shares of common stock of the Company plus earn-out shares and royalty compensation.

       ACQUISITIONS COMPLETED DURING THE THREE MONTHS ENDED MARCH 31, 1998

         In January 1998, the Company acquired Green Horizon Environmental, Inc. ("GHE"), an environmental services company, in exchange for 50,000 shares of Common Stock. (see Note 2 to the Financial Statements - 1998 Acquisitions)

         In February 1998, the Company acquired the majority interest of Consolidated Technologies, Inc. ("CTI") in exchange for 36,500 shares of the Company's Common Stock. CTI is an environmental recycling services company located in Norristown, Pennsylvania. The Company had previously owned a minority interest equal to 25% in CTI, but owned 55% after this acquisition. (see Note 2 to the Financial Statements - 1998 Acquisitions)

         In March 1998, the Company acquired substantially all of the assets of Chesapeake Recycled Lumber, Inc. in exchange for $100,000 in cash, a $100,000 note payable and 97,500 shares of the Company's Common Stock. (see Note 2 to the Financial Statements - 1998 Acquisitions)

                          BUSINESS SEGMENT INFORMATION

         The following table sets forth revenue with percentages of total revenue, and sets forth costs of operations, selling, general and administrative expenses and operating income (loss) with percentages of the applicable segment revenue, for each of the Company's various business segments for the periods indicated:

      COMPARISON OF THE FIRST QUARTER ENDED MARCH 31, 1998 TO THE FIRST QUARTER ENDED MARCH 31, 1997

      The following table sets forth revenue with percentages of total revenue, and sets forth costs of operations, selling, general and administrative expenses and operating income (loss) with percentages of the applicable segment revenue, for each of the Company's various business segments for the periods indicated:

                                                                        THREE MONTHS ENDED MARCH 31
                                                                -------------------------------------------
                                                                 1998         %           1997           %
                                                                -------------------------------------------
                                                                           (Dollars in Thousands)
      REVENUE:
      Plastic Lumber                                            $2,805        36.6         $501        25.0
      Environmental Recycling                                    4,854        63.4        1,502        75.0
                                                                 -----        ----        -----        ----


         Total revenue                                           7,659       100.0        2,003       100.0

      OPERATING EXPENSES:
      Cost of Sales:
       Plastic Lumber                                            2,428        86.6          525       104.8
       Environmental Recycling                                   3,378        69.6          975        64.9

      Depreciation
         Plastic Lumber                                            140         5.0           22         4.4
         Environmental Recycling                                   108         2.2           39         2.6
         Corporate                                                   4         0.1            4         0.2

      ADMINISTRATIVE EXPENSES:
      Selling, General and Administrative
         Plastic Lumber                                            660        23.5          198        39.5
         Environmental Recycling                                   566        11.7          379        25.2
         Corporate                                                 255         3.3          260        13.0

      Amortization
           Plastic Lumber                                           35         1.2           12         2.4
           Environmental Recycling                                  26         0.5            -         0.0
           Corporate                                                43         0.6           35         1.8
                                                                    --         ---           --         ---

         Total Operating Expenses                                7,643        99.8        2,449       122.3
         Total Operating Income (loss)                              16         0.2         (446)      (22.3)

                             CONSOLIDATED OPERATIONS

         The Company recognized increases in both sales and net income for the first quarter ended March 31, 1998 compared to the first quarter ended March 31, 1997. Sales increased $5,656,000 or 282% in the first quarter of 1998 to $7,659,000 from $2,003,000 in the same period in 1997 primarily due to contributions from acquired companies in both business segments during 1997. Operating income increased by $462,000 during the first quarter of 1998 to $16,000 from ($446,000) in the same period in 1997 due to acquired businesses and the strength of the established environmental recycling division. The plastic lumber division continued to internally consolidate and eliminate duplicate operating and administrative functions during the first quarter of 1998 and continued to invest in research and engineering in the railroad crosstie and structural lumber business segments.

                                      SALES

         The Company's revenue increased 282% in the first quarter of 1998 over the same period in 1997. More than 98% of the sales growth was attributed to acquisitions completed during the fiscal year 1997 and the first quarter of 1998.

         The plastic lumber division accounted for $2,805,000 or 36.6% of total revenue in the first quarter of 1998 compared to $501,000 or 25.0% of total revenue during the same period in 1997. Sales from the original plastic lumber companies more than doubled in the first quarter of 1998 over the 1997 comparable period from $256,000 to $534,000 accounting for 12.1% of the $2,304,000 increase in plastic lumber sales. This increase was due to the addition of experienced sales and marketing personnel who joined the Company in late 1997. The Tennessee plant also made its first commercial shipment of railroad ties to the Chicago Transit Authority during the first quarter of 1998. The remaining $2,026,000 increase in sales was primarily due to acquisitions of Environmental Specialties Products (ESP), EnviroPlastics Corp. (EPC) and Chesapeake Plastic Lumber (CPL) whose operations were acquired subsequent to the first quarter of 1997. Recycled Plastics Industries (RPI) contributed two months of sales in the first quarter of 1997.

         Environmental recycling division sales during the first quarter of 1998 were $4,854,000 or 63.4 % of total sales and increased $3,352,000 over the first quarter of 1997. The base business at Clean Earth increased $351,000 or 30.6% in the first quarter of 1998 due to increased sales efforts by newly acquired companies and a milder winter season allowing easier access to soils requiring treatment. In addition, there was a large contract with a utility in the Northeast U.S. to haul contaminated soil to the Clean Earth facility that contributed to the total sales increase. The remaining $3,001,000 increase was due primarily to the acquisitions of Integrated Technical Services (ITS), Waste Concepts, Inc. (WCI) and Green Horizons Environmental, Inc. (GHE) which the Company did not acquire until after the first quarter of 1997. The Company has nearly completed construction of the Carteret Biocycle Corp. (CBC) facility that is scheduled to begin treating contaminated soils bio-organically during the second quarter of 1998. This is expected to add additional revenue and earnings to this division in the third quarter of 1998.

                                  GROSS PROFIT

         Consolidated gross profit increased $1,161,000 or 265% to $1,600,000 during the first quarter of 1998 compared to $439,000 in the first quarter of 1997. Acquired businesses from both business segments contributed to virtually all of the increase in gross profit. Business units in both business segments continued to eliminate and consolidate duplicate operating expenses during the first quarter of 1998 however, these units continued to incur certain non-recurring expenses associated with the unit combinations. The merger of the ITS and ARDT businesses in the first quarter of 1998 as well as the integration and move of the Tennessee and Michigan manufacturing facilities to a larger facility during the fourth quarter of 1997 contributed to these additional operating costs.

         In the plastic lumber division, acquisitions accounted for all of the $286,000 increase in gross profit in the first quarter of 1998 compared to the same period in 1997. The gross profits from these acquisitions accounted for 24.6% of the total increase in gross profit. While the manufacturing plants in Wisconsin and Maryland are generating profits, the Company continues to invest in the Tennessee flow mold factory to improve manufacturing efficiencies and develop railroad ties, structural lumber and other flow molded products to increase the plant's backlog to absorb the plant's fixed expenses. The Tennessee plant incurred gross profit of ($211,020) including start up costs from the relocation of old plants into the present location. Plant capacity in the Wisconsin facility has tripled since the first quarter of 1997 to meet the increased demand on the Company's decking products.

         The environmental recycling division accounted for the remaining $875,000 or 75.4% increase in gross profit in the first quarter of 1998 over the first quarter of 1997. On December 31, 1997, the ARDT subsidiary was merged into the ITS subsidiary to take advantage of service synergy as well as eliminating duplicated operating expenses. The anticipated opening of the CBC facility in May 1998 is expected to contribute supplemental gross profit in the second quarter 1998.

                           GENERAL AND ADMINISTRATIVE

         Consolidated general and administrative expenses increased $700,000 or 79.0% during the first quarter ended March 31, 1998 compared to the same period in 1997. Acquisitions accounted for $584,000 or 83.4% of the increase with the remaining increase due to the development of a national sales distribution network for the plastic lumber operations. Corporate administrative expenses remained stable having increased only $5,000 in the first quarter 1998 over the same comparable quarter in 1997 despite the addition of several acquisitions.

         In the plastic lumber division, administrative expenses increased $485,000 or 231% during the first quarter of 1998 compared to the first quarter of 1997 accounting for 69.3% of the total consolidated expense increase. Acquisitions accounted for $167,000 or 36.1% of the increase. The Company incurred an estimated $150,000 in the first quarter of 1998 to develop a national sales distribution network and a centralized customer service center for the plastic lumber operations. These expenses included the Vice President of Sales, regional sales and product line managers as well as personnel for customer service. Increases were also noted in advertising, trade shows, travel and commissions in an effort to increase the Company's sales coverage by region and product. The remaining increase was due to increases in outside services, the addition of a President for the plastic lumber operations, and increases in travel related to integrating existing manufacturing operations as well as those acquired. The Company also incurred research and engineering in order to commercialize the structural lumber and railroad ties production lines.

         In the environmental recycling division, general and administrative costs increased $211,000 or 55.7% in the first quarter ended March 31, 1998 over the comparable period in 1997 accounting for 30.1% of the total consolidated expense increase primarily due to acquisitions offset by cost reductions implemented during first quarter 1998.

                                INTEREST EXPENSE

         Interest expense increased $125,000 or 625% during the first quarter ended March 31, 1998 over the same quarter in 1997 primarily as a result of increased borrowings from the bank line of credit, the financing of the Wisconsin plant machinery and debt service assumed from businesses acquired during 1997 and 1998. In addition, the first quarter of 1998 included amortization of deferred interest costs of $46,000 related to the $4,000,000 line of credit at PNC Bank. Total debt (including amounts owed to affiliates) increased by $7,268,000 or 458% over the past year through credit lines and acquired debt and has proportionately increased debt service.

                          DEPRECIATION AND AMORTIZATION

Depreciation expense increased $187,000 or 288% during the first quarter ended March 31, 1998 compared to the same comparable quarter in 1997 reflecting the increase in property, plant and equipment from both acquisitions and continued capital investments. Amortization expense increased $57,000 during the first quarter of 1998 over the first quarter of 1997 primarily due to goodwill from acquisitions completed during 1997 and the first quarter of 1998.

                         LIQUIDITY AND CAPITAL RESOURCES

First Quarter Ended March 31, 1998

         Total cash for the three month period ended March 31, 1998 decreased by $73,000. Cash used in operating activities totaled $431,000 and consisted primarily of payment of accrued expenses of $609,000 primarily relating to SB 2 registration costs that was paid in the first quarter of 1998. In addition there were increases in accounts receivable and inventory totaling $269,000 as the Company saw increasing sales coming out of the traditionally slower winter period and increased inventory levels building up for anticipated stronger spring and summer seasons. These items were offset by $546,000 in non-cash items including depreciation and amortization of $356,000 and increases in trade accounts payable of $162,000 due to seasonality.

         Total cash used in investing activities totaled $2,999,000 and consisted primarily of machinery and equipment purchases for additional capacity for the Wisconsin manufacturing facility and the structural lumber and railroad tie production lines in the Tennessee facility. The Company continued investment in the Carteret Biocycle facility scheduled to commence operations in the second quarter of 1998. In addition, the Company made $708,000 in advances to the Interstate Industrial Corp. Joint Venture.

         Total cash provided by financing activities was $3,357,000. These activities consisted of $173,000 in proceeds from the exercise of A warrants registered during the first quarter of 1998. Proceeds from borrowings made primarily on a $4,000,000 line of credit secured from PNC Bank in January 1998, the existing $1,500,000 credit line from PNC Bank and additional equipment financing secured from PNC Leasing Corp to finance the additional plant capacity at the Wisconsin site were also obtained. Total proceeds from borrowings totaled $5,068,000 and were offset by repayments to affiliates (net of advances) $1,250,000 and repayments of notes payable including some acquired debt totaling $733,000.

         In January 1998, the Company secured a line of credit from PNC Bank of $4,000,000 at prime rate less .5% with a term due on June 30, 1999. This line is secured by certain assets of the Company and the personal guarantees of individual members of Stout Partnership. In addition to the personal guarantees, the individual members of the partnership pledged $2,000,000 in cash and securities to PNC Bank on behalf of the Company. August C. Schultes, III, and Gary J. Ziegler, both directors of the Company, are individual partners in Stout Partnership. Mark S. Alsentzer, Chairman and President of the Company is also an individual partner in Stout Partnership. As of March 31, 1998, the Company had borrowed a total of $3,974,000 against the PNC $4,000,000 line of credit. The proceeds were used primarily to repay amounts owed to affiliates as well as continued investments in the Carteret Biocycle plant and general working capital.

         In March 1998, the Company secured additional financing from PNC Leasing Corp. for six plastic extruder lines to increase plant capacity at the Wisconsin manufacturing facility. The total amount of financing approved was $750,000 at 8% interest with payment due in 60 equal monthly installments. Payments will commence upon complete funding of the project and is secured by the equipment at the Wisconsin plant. As of March 31, 1998 the Company had financed a total of $566,000 from PNC Leasing Corp.

         The Company has under construction a bio-organic soil recycling facility in Carteret, New Jersey as part of a start-up company named Carteret Biocycle Corp. which is a wholly owned subsidiary of Clean Earth, Inc. This facility is expected to commence operations in June of 1998 at an estimated construction cost of $2.0 million. The Company will pursue additional financing of this facility through a conventional bank.

         In April 1998, the Company has retained Pennsylvania Merchant Group as its investment banker in connection with a proposed $25 million debt financing. If secured, the Company would use the proceeds to refinance existing credit lines, expand existing operations, increase working capital and finance new acquisitions.

         In May 1998, the Company has authorized a Series B Preferred Stock Offering. The Company has raised $4,431,420 by offering 211,020 shares of Series B Preferred Stock at a price of $21.00 per share. The Series B Preferred Stock has a cumulative 10% stock dividend and is convertible into seven common shares for each preferred share. This Offering has been closed by the Company.

         The Company will require working capital for the environmental recycling operations, especially as it relates to the dredging opportunities being pursued by the Company. Although, there are no material commitments in place currently for capital expenditures, the Company also anticipates requiring additional working capital to expand and upgrade its plastic lumber manufacturing facilities as sales levels increase and as the structural lumber and railroad tie product begins to take hold within its market. The Company also anticipates using working capital relative to research and development costs with respect to its new products.

         The Company continues to seek acquisition candidates that can be vertically integrated into either the recycled plastic lumber or environmental recycling operations. In the recycled plastic lumber operation, targeted companies include manufacturers and distributors of recycled plastic products as well as raw material regrind operations. In the environmental recycling operation, targeted companies include soil recycling companies including bio-organic methodologies and construction companies involved in on-site clean-up and potential joint ventures with dredging operations for remediation and disposal of contaminated soils. The Company may require additional financing to support these transactions.

         To the extent the Company needs additional financing for the activities and transactions set forth herein, the Company may avail itself of additional private placements, additional debt financing, the registration of the Series B warrants, and other sources of capital which may be available, including any combination of these.

      COMPARISON OF THE YEAR ENDED DECEMBER 31, 1997 TO THE YEAR ENDED DECEMBER 31, 1996

                                                                         TWELVE MONTHS ENDED DEC. 31
                                                                -------------------------------------------
                                                                 1997         %           1996          %
                                                                -------------------------------------------
                                                                       (Dollars in Thousands)
      REVENUE:
      Plastic Lumber                                            $8,130        32.9        $  --         0.0
      Environmental Recycling                                   16,609        67.1        6,412       100.0
                                                                ------       -----        -----       -----

         Total revenue                                          24,739       100.0        6,412       100.0

      OPERATING EXPENSES:
      Cost of Sales:
       Plastic Lumber                                            7,110        87.5           --          --
       Environmental Recycling                                  12,161        73.2        4,762        74.3

      Depreciation
         Plastic Lumber                                            288         1.7           --          --
         Environmental Recycling                                   220         1.3          630         9.8
         Corporate                                                  12         0.0           --          --

      ADMINISTRATIVE EXPENSES:
      Selling, General and Administrative
         Plastic Lumber                                          1,661        20.4           --          --
         Environmental Recycling                                 1,899        11.4        1,311        20.5
         Corporate                                               1,440         5.8           --          --

      Amortization
           Plastic Lumber                                          104         1.3           --          --
           Environmental Recycling                                  17         0.0           --          --
           Corporate                                               148         0.1           --          --
                                                                 -----       -----        -----       -----


         Total Operating Expenses                               25,060       101.3        6,703       104.5
         Total Operating Income (loss)                            (321)        1.3         (291)       (4.5)


         Year to Year Comparisons: Due to the reverse merger of Clean Earth, Inc. on December 31, 1996 into U.S. Plastic Lumber Corporation, and as a result of the twelve companies acquired during the 1997 fiscal year, year to year comparisons with respect to margin analysis, trend analysis, profitability analysis, or analysis of sales or costs of goods sold are not meaningful.

                       CONSOLIDATED RESULTS OF OPERATIONS

                  The Company experienced a 286% increase in net sales for the year ended December 31, 1997 compared to the same period in 1996. This increase was due primarily to increased sales from acquired businesses in both the recycled plastic lumber segment as well as the environmental recycling business segment during 1997. Net loss from operations of $321,000 for the year ended December 31, 1997 increased by $30,000 as compared to the same period in 1996. This was due to certain one-time charges incurred in 1997, which the Company estimates to be $516,000, for consolidating the operations of our Tennessee and Michigan manufacturing facilities and other general and administrative expenses.

                                      SALES

                  The Company's consolidated sales increased $18,327,000, or 286%, from $6,412,000 in 1996 to $24,739,000 in 1997. The significant increase in sales came primarily from acquired businesses which were not part of the Company during year ended December 31, 1996.

                  Recycled plastic lumber operation sales contributed $8,131,000, or 32.9%, of the total sales for the twelve months ended December 31, 1997 and the sales from the U.S. Plastic Lumber division, which was acquired in December 1996, through reversed merger, increased in 1997 by $476,000, or 25.3%, to $2,361,000 from $1,885,000 in the same period in 1996. The remaining $5,769,000 of sales was attributed to Recycled Plastics Industries (RPI), Environmental Specialty Plastics (ESP) and EnviroPlastics (EPC) units acquired during 1997.

                  In the environmental recycling operations, sales increased by $10,197,000, or 159%, for the twelve months ended December 31, 1997 as compared to the same period in 1996. The acquisitions of Advanced Remediation and Disposal Technologies (ARDT), Integrated Technical Services (ITS) and Waste Concepts, Inc. (WCI) during 1997 contributed $10,420,000, or 62.7% of the total environmental recycling sales for 1997. Clean Earth experienced a $223,000 decrease in sales from 1996 to 1997 primarily due to competitive conditions which caused a reduction in both price and volume.

                                  GROSS PROFIT

                  The Company's consolidated gross profit increased $3,939,000 from $1,020,000 in the year ended December 31, 1996 to $4,960,000 for the same period in 1997. The acquired businesses in both business segments contributed gross profit of $3,702,000, or 94%, of the total increase. The remaining increase was from Clean Earth, which experienced reduced depreciation expense from fully depreciated assets and improve operating performance as compared to fiscal 1996. This offset by decrease in gross profit from the U.S. Plastic Lumber division, which was acquired in December 1996.

                  The recycled plastic lumber operations contributed gross profit of $732,000. This consisted of $1,178,000 from RPI, ESP and EPC units acquired during 1997. Offset by ($446,000) from the U.S. Plastic Lumber division which was acquired in December 1996, through a reverse merger. This decrease was attributed to one-time charges and lost production incurred in the fourth quarter of 1997 from consolidating the operations of our Tennessee and Michigan manufacturing facilities to a new Tennessee facility.

                  The environmental recycling operations contributed gross profit of $4,227,000, an increase of $3,207,000, or 314%, for the year ended December 31, 1997 compared to $1,020,000 in the same period in 1996. The acquired businesses of ARDT, ITS and WCI contributed $2,524,000, or 78.7%, of the increase in the environmental recycling operations' gross margin during this period.

         In Clean Earth, the existing plant and equipment was substantially depreciated in prior years and, consequently, depreciation expenses related to these items was lower by $466,000 for the year ended December 31, 1997. In addition, plant operating costs were $.5 million less than the comparable period in 1996. This is attributed to reductions in the plant fuel costs and decreases in overall transportation costs in year ended 1997.

                           GENERAL AND ADMINISTRATIVE

                  The Company's general and administrative expenses increased overall $3,689,000, or 281%, for the twelve months ended December 31, 1997. This increase was primarily due to the addition of several acquisitions in both business segments. The acquired businesses of USPL, RPI, ARDT, ITS, ESP, EPC and WCI contributed an additional $4,136,000 to general and administrative expenses. This increase was offset by certain non-recurring expenses in Clean Earth experienced during the year 1996.

                  The recycled plastic lumber segment acquisitions of RPI, ESP and EPC contributed $675,000 to expenses for the twelve months ended December 31, 1997. The U.S. Plastic Lumber division, which was acquired in December, 1996, through a reverse merger, contributed $2,429,000 to expenses primarily in the area of corporate administrative and sales and marketing expenses. This amount was relatively the same as reflected in this division when acquired December 30, 1996.

                  The environmental recycling operations contributed $1,899,000, an increase of $588,000, or 44.9%, increase over the same period in 1996. The acquired companies of ARDT, ITS and WCI contributed $1,032,000 million to the increase during the year 1997 offset by a decrease of $447,000 in Clean Earth due to certain non-recurring expenses experienced during the year 1996.

                                INTEREST EXPENSE

                  Interest expense increased $299,000 for the twelve months ended December 31, 1997, compared to the same period in 1996. This increase was a direct result of debt service acquired with the acquisitions made during 1997. In addition, $123,000 was from borrowing on credit facilities established during the year 1997.

                          DEPRECIATION AND AMORTIZATION

                  Depreciation and amortization expense increased $159,000 during year ended December 31, 1997 as compared to the same period in 1996. This increase is due primarily to the amortization of acquired intangibles and acquired depreciation of $616,000 offset by a decrease of $457,000 in depreciation in Clean Earth due to fully depreciated assets experienced during the year 1996.

                                  JOINT VENTURE

                  In July 1997, the Company formed a joint venture with Interstate Industrial Corp. of Secaucaus, NJ to bid on dredging and upland disposal projects. The joint venture was successfully awarded a contract with the New York City Department of Sanitation estimated at $4.7 million. The initial phase of the contract was performed in December 1997, generating revenue of $1.3 million and an operation loss of $264,000. The loss was primarily due to initial mobilization costs incurred in beginning the contract. In addition, due to the required start date of the contract, the joint venture had to begin dredging before fully securing the permits at its intended location and had to locate a higher cost alternative for the initial disposal. The Company's proportion of this loss according to the joint venture agreement is 50% or ($132,000).

                                   SEASONALITY

         The Company does experience a seasonal slow down during the winter months due to the fact that its environmental operations are located in the Northeast United States, and therefore, adverse weather can impact the Company's performance. Additionally, the sale of plastic lumber products, such as, but not limited to, the Company's Carefree Deck System slow significantly in winter months.

                                 YEAR 2000 ISSUE

         Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000 (the "Year 2000 Issue"). The Company does not anticipate a material financial impact as a result of the Year 2000 Issue. However, the Company has no control over Year 2000 compliance by the customers and vendors of the Company. If the Company's customers and vendors are not in Year 2000 compliance, this could provide a material adverse financial impact to the Company.

                        RECENT ACCOUNTING PRONOUNCEMENTS

         Set forth below are recent accounting pronouncements which may have a future effect on the Company's operations. These pronouncements should be read in conjunction with the significant accounting policies which the Company has adopted that are set forth in the Company's notes to consolidated financial statements.

         In February 1997, the FASB issued SFAS No. 128, "EARNINGS PER SHARE" ("SFAS No. 128"). SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. SFAS No. 128 simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, EARNINGS PER SHARE, and makes them comparable to international EPS standards. SFAS No. 128 replaces the presentation of primary EPS with a presentation of the basic EPS and requires dual presentation of basic and diluted EPS on the face of the reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS No. 128 will be effective for financial statements for both interim and annual periods ending after December 15, 1997. Based upon the Company's analysis of SFAS No. 128, the Company does not believe that the implementation of SFAS No. 128 will have a material effect on the computation of its earnings per share. See Note of the Notes to Consolidated Financial Statements.

         In February 1997, the FASB issued SFAS No. 129 "DISCLOSURE OF INFORMATION ABOUT CAPITAL STRUCTURE" ("SFAS No. 129"). SFAS No. 129 establishes standards for disclosing information about an entity's capital structure. SFAS No. 129 will be effective for financial statements for periods ending after December 15, 1997. Based upon the Company's current capital structure, the Company does not believe that the implementation of SFAS No. 129 will have a material effect on the Company's disclosure of information regarding its capital structure.

         In June 1997, FASB issued SFAS No. 130 "REPORTING COMPREHENSIVE INCOME" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income in a full set of general purpose financial statements. The provisions of SFAS No. 130 are effective for fiscal years beginning after December 15, 1997.

         In June 1997, FASB issued SFAS No. 131 "DISCLOSURE ABOUT SEGMENTS OF

AN ENTERPRISE AND RELATED INFORMATION" ("SFAS No. 131"). SFAS No. 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to stockholders. SFAS No. 131 also requires that public business enterprises report certain information about their products and services, the geographical areas in which they operate and their major customers. The provisions of SFAS No. 131 are effective for fiscal years beginning after December 15, 1997.

         Due to the recent issuance of these pronouncements, the Company has not completed its analysis of the impact of SFAS No. 130 and SFAS No. 131. And the Company does not believe that such adoption will have a significant impact on its financial statement presentation.

                                    BUSINESS

GENERAL

         U.S. Plastic Lumber Corporation (the "Company"), a Nevada Corporation, is a manufacturer and marketer of recycled plastic lumber products and a provider of environmental recycling services. The Company was incorporated under the laws of the State of Utah on July 26, 1983, under the name of Front Street Energy, Inc., and completed an initial public offering of its securities in 1983. The Company changed its corporate domicile to the State of Nevada in June 1992 and changed its name to Front Street, Inc. In 1994, the Company changed its name to Educational Storybooks International, Inc. when it acquired all the outstanding stock of Educational Storybooks, Inc. The Company subsequently divested itself of Educational Storybooks, Inc. and another subsidiary, and had no significant assets or business until March 1996, when the Company acquired Earth Care Global Holdings, Inc. ("Earth Care") as a wholly owned subsidiary, through the acquisition of all the issued and outstanding stock of Earth Care in a stock for stock exchange (the "Acquisition") and changed its name to U.S. Plastic Lumber Corporation.

         The Company has two distinct business lines. One operation, U.S. Plastic Lumber Ltd., manufactures structural and non-structural plastic lumber and fabricates a variety of accessory products, such as park and site amenities, made from 100% recycled high density polyetheylene. The other operation, Clean Earth, Inc. provides environmental recycling services including fixed based plants providing thermal desorption and bioremediation, environmental construction services, upland disposal of dredge materials, beneficial re-use of industrial wastes, and on-site recycling services. The Company owns and operates nine manufacturing, processing and fabrication facilities in the U.S. The primary product produced in four of these plants is plastic and lumber profiles made from recycled plastic waste. Recycled plastic lumber is manufactured in a variety of colors, profiles and shapes including standard lumber dimensions and many custom engineered profiles and shapes. The fifth and sixth plants are fabrication facilities which manufacture value-added products made from the Company's recycled plastic lumber. The seventh plant is a recycled plastic processing facility which includes washing, grinding and pelletizing of post consumer and post industrial plastic waste. Some of this material is used to supply the raw material needs of the Company's lumber manufacturing facilities. Plastic lumber's principal intended use is as an environmentally friendly and non-toxic alternative to pressure treated lumber or rain forest hardwoods, which is suitable for and provides superior performance in most outdoor applications. The Company's plastic lumber product can be used in structural and non-structural applications. The Company's eighth plant operates a process for treating and recycling soil that has been contaminated with petroleum hydrocarbons and similar compounds through a process known as thermal desorption. The Company has opened as of July 1, 1998, a ninth plant which will be utilized for treating and recycling soil through a process which is bio-organic in nature.

         U.S. Plastic Lumber Ltd. is comprised of seven wholly owned subsidiaries: Earth Care Products of Tennessee, Inc., which operates a manufacturing plant in Trenton, Tennessee: Earth Care Products of the Midwest, Inc., which operates a sales and fabrication facility in Mulliken, Michigan; Recycled Plastics Industries, which operates a sales and manufacturing facility in Green Bay, Wisconsin; Chesapeake Plastic Lumber, Inc., which operates a plastic manufacturing facility in Denton, MD; Cycle Masters, Inc., which operates a plastic manufacturing facility in Sweetser, Indiana, Environmental Specialty Products, Inc., which runs a sales, fabrication and distribution center of recycled plastic products in Guasti, California and EnviroPlastics Corporation, which operates a recycled plastic regrind plant in Auburn, Massachusetts.

         The Company's plastic lumber operation manufactures plastic lumber from recycled waste plastic to produce a high quality, long lasting alternative to pressure treated lumber that provides high quality performance in outdoor uses and is suitable for most nonstructural and structural applications. The Company has a license using a patent pending technology to manufacture structural plastic lumber. By producing a high quality recycled plastic lumber product, the Company conserves natural resources by reducing the need for lumber products made from wood and at the same time reduces the amount of plastic waste into landfills while providing a longer lasting, useful product. The Company's plastic lumber products are intended as an excellent replacement for pressure treated lumber, which is injected with toxic chemicals to retard decay and insect infestation. Plastic lumber is not subject to decay or insect infestation and so will typically outlast wood, especially in applications exposed to moisture. Recycled plastic lumber is environmentally friendly in that it eliminates potential pollution from leaching of such toxic chemicals into the environment.

         Clean Earth, Inc. operates a plant in New Castle, Delaware and two environmental construction companies: Integrated Technical Services, Inc. (ITS), in Winslow, New Jersey and Advanced Remediation and Disposal Technologies, Inc.
(ARDT) in Coopersberg, Pennsylvania. As of November 18, 1997, the Company also acquired Waste Concepts, Inc. which provides environmental recycling services and beneficial re-use of waste materials. As of January 2 ,1998, the Company also acquired Green Horizon Environmental, Inc., also an environmental recycling services company. In addition, the Company has started Carteret Biocycle Corp. which is constructing a recycling facility in Carteret, New Jersey utilizing a bio-organic methodology of recycling contaminated soils. The Company anticipates this facility will open during the second quarter of 1998. Clean Earth, Inc. also owns a majority interest of Consolidated Technologies, Inc. (CTI) which provides beneficial re-use of dredge materials and is an important factor to the Company's plans to bid on major dredge contracts.

         The Company's Clean Earth operation, which offers environmental recycling services, operates several subsidiaries. Clean Earth of New Castle, Inc. (CENC) operates a low temperature thermal desorbtion treatment plant that ensures that contaminated soil is treated in accordance with local, state and federal regulations. This thermal treatment process removes petroleum hydrocarbons from the soil and has been recognized by federal and state agencies (including Delaware, New Jersey, New York, Maryland and Pennsylvania) as a cost effective technology for cleaning up the environment. Contaminated solids, soils and construction debris are recycled and reused in construction and industrial applications. The Company's recycling center in New Castle, Delaware is in a prime location for servicing the Northeast and Mid-Atlantic regions, where extensive remodeling and rebuilding of infrastructure and abandoned industrial property is ongoing. This division also operates Carteret Biocycle Corp., (CBC) a bioremediation plant located in Carteret, NJ, which will remove petroleum hydrocarbons from soil. The Company anticipates operations will commence in the spring of 1998. The plant is similar to the Clean Earth of New Castle, Inc.
(CENC) facility except that its process involves bio-organic destruction of petroleum hydrocarbons whereas the CENC facility uses low temperature thermal desorbtion to remove petroleum hydrocarbons from the soil. The remaining environmental recycling subsidiaries are involved in beneficial re-use of waste products, upland re-use of dredge materials in strip mines and brownsfield properties, environmental construction services, and on-site recycling services.

HISTORY AND DEVELOPMENT OF THE COMPANY

         In March 1996, the Company entered into an Agreement and Plan of Reorganization with Earth Care Global Holdings, Inc. ("Earth Care"), a manufacturer and marketer of recycled plastic products and other recycling services. Pursuant to the Agreement, the Company effected a reverse split of its Common Stock on a 1 for 16 basis, and then issued 4,196,316 post split shares of its authorized but previously unissued Common Stock to acquire all the issued and outstanding stock of Earth Care in a stock for stock exchange (the "Acquisition") which was intended to be a tax free reorganization under Section 368(a) of the Internal Revenue Code. See "Certain Transactions" for additional information.

         In April 1996, the Company acquired all of the assets of DuraTech Industries. DuraTech Industries, in operation since 1986, is a manufacturer of recycled plastic lumber, recycled plastic shapes and value added products located in Lake Odessa, Michigan. This acquisition doubled the Company's recycled plastic lumber sales.

         In December 1996, the Company completed a reverse triangular merger with Clean Earth, Inc. ("Clean Earth"). Clean Earth has been in operation since 1991, and has treated over 600,000 tons of soil and construction debris that were contaminated with petroleum hydrocarbon wastes, such as fuels, lubricating oils, tars and gasoline. Clean Earth, Inc. now operates all of environmental subsidiaries of the Company. See "Certain Transactions" for additional information.

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

         In January 1997, the Company acquired Recycled Plastics Industries, Inc. (RPI), located in Green Bay, Wisconsin. RPI is a manufacturer of specialty profile recycled plastic lumber products that was formed in 1989. RPI's production process utilizes an automated continuous flow extrusion process with vacuum calibration forming technology. The special products and additional dimensional lumber capacity complement the Company's existing products manufactured at the Tennessee and Maryland plants.

         In February 1997, the Company acquired Advanced Remediation and Disposal Technologies, Inc. (ARDT). ARDT is engaged in environmental construction and clean up of contaminated industrial sites primarily involving water and soils. On December 31, 1997, ARDT was merged into another wholly-owned subsidiary of the Company, Integrated Technical Services, Inc., due to the similarity in services and proximity of operations to one another.

         In March 1997, the Company acquired Environmental Specialty Plastics, Inc. (ESP), a marketing, fabrication and distribution company of recycled plastic products in Guasti, California. ESP also manufactures custom signs out of recycled plastic lumber utilizing in house routing equipment and is able to personalize site amenities, such as benches, ash urns and picnic tables, engraving logos and designs into recycled plastic end products. This acquisition provides the Company with a market presence on the west coast.

         In March 1997, the Company acquired Integrated Technical Services, Inc.
(ITS) located in Winslow, New Jersey. ITS is engaged in environmental construction and clean up of contaminated industrial sites primarily involving water and soils similar to the operations of ARDT.

         In June 1997, the Company acquired EnviroPlastics Corporation, in Auburn, Massachusetts, which operates a recycled plastic processing plant including the washing, grinding and pelletizing of post-consumer and post-industrial plastic waste. An estimated 74% of the $3,500,000 in sales for the year ended December 31, 1997 were from one major customer, Dupont, who was the prime customer for the pelletized, post-consumer feedstock product on an exclusive basis with EnviroPlastics Corp.

         In June 1997, the Company formed Carteret Biocycle Corp. ("CBC") as a wholly owned subsidiary of Clean Earth, Inc. CBC has under construction an 80,000 square foot soil recycling facility, for approximately $2,000,000, on a 5-acre leased parcel in Carteret, New Jersey. This facility will recycle contaminated soils utilizing a bio-organic technology of removing contaminants. The plant will have the capacity to process approximately 320,000 tons of contaminated soil annually and is expected to become operational in the second quarter of 1998. This is an estimate of the plant's potential capacity and there can be no assurances that these results may be achieved or that the plant will operate at full capacity year round. CBC has entered into a 30 year ground lease with two additional ten year options at a rental cost of $211,020 per year for the initial 30 year term. CBC simultaneously entered into a License and Operating Agreement with S D & G Aggregates, Inc. which holds a license to operate a recycling operation on the leased premises. CBC also has a right of first refusal to














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

lease an adjacent 17 acre parcel for potential dredge transfer operations in conjunction with its other dredging operations.

         In July 1997, the Company formed a joint venture partnership with Interstate Industrial Corp. of Secaucus, New Jersey to bid on dredging and upland disposal projects. The joint venture company does business as Interstate/U.S. Plastic Lumber Corp. joint venture.

         In November 1997, the Company acquired Waste Concepts, Inc. ("WCI") as a wholly owned subsidiary of Clean Earth, Inc. WCI is primarily involved in removing and recycling volumes of waste products for beneficial reuse as well as providing construction and permitting services for reuse and disposal of dredge materials. The Company plans to expand its operations to include large volume handling of dredge material and incinerator ash.

         In January 1998, the Company acquired Green Horizon Environmental, Inc. ("GHI") as a wholly owned subsidiary of Waste Concepts, Inc. GHI is primarily involved in removing and recycling large volumes of incinerator ash, paper pulp and sewer sludges for beneficial reuse in strip mines. GHI has also been actively involved with the beneficial re-use of dredge materials and incinerator ash and is a critical component of the Company's plans to expand its operations. It operates in the same market area as Waste Concepts, Inc.

         In February 1998, the Company acquired an additional 30% interest in Consolidated Technologies, Inc. ("CTI"). CTI was a start-up company at the time of the initial investment by the Company, but it has the only permit with the Commonwealth of Pennsylvania to allow it to dispose of dredge materials mixed with municipal ash to create a grout like substance used in the reclamation of strip mines. CTI will enable the Company to bid on dredge projects within reasonable transportation distance from the strip mine locations in Pennsylvania. See "Certain Transactions."

         In March 1998, the Company acquired substantially all of the assets of Chesapeake Recycled Lumber, Inc. The Company formed Chesapeake Plastic Lumber, Inc. ("CPL") as a wholly-owned subsidiary of U.S. Plastic Lumber, Ltd. to own and operate these assets. The assets primarily consist of plastic lumber manufacturing equipment and an existing customer base. CPL provides the Company with additional plant capacity and a regional manufacturing plant located in the Mid-Atlantic market.

RECENT DEVELOPMENTS

         In May 1998, the Company completed a plan of merger with Cycle Masters, Inc.("CMI") as a wholly owned subsidiary of U. S. Plastic Lumber Ltd.. CMI is a manufacturer of plastic lumber primarily serving the commercial and industrial market. CMI is one of the primary competitors of the Company.

         In June 1998, the Company completed a Plan of Merger with GeoCore, Inc., an environmental recycling services company located in New Jersey. The Company will merge

GeoCore into one of its other environmental operations and does not plan to maintain this as a separate operating entity.

         In June of 1998, the Company acquired the remaining interests in Consolidated Technologies, Inc. ("CTI") so that the Company now owns 100% of CTI as a wholly-owned subsidiary of Clean Earth, Inc.

         In June 1998, the Company acquired the assets of Trimax of Long Island, Inc. and Polymerix, Inc. Trimax operated a structural lumber manufacturing plant in Ronkakoma, Long Island. Polymerix owned two patents relative to the manufacture of structural lumber made from recycled plastic.

         In June of 1998, the Company became listed on NASDAQ Small Cap Market and is traded under the symbol, "USPL".

CORPORATE STRUCTURE

         The Company is a holding company for the Company's wholly owned subsidiaries: (i) U.S. Plastic Lumber Ltd., a Delaware corporation, which has been formed to act as a holding company for all operating recycled plastic lumber subsidiaries, and (ii) Clean Earth, Inc., a Delaware corporation, is the holding company which owns all operating environmental recycling subsidiaries. The following is a list of the Company's indirect subsidiaries:

U.S. Plastic Lumber Ltd. Subsidiaries:
--------------------------------------
Earth Care Products of the Midwest, Inc., a Florida corporation
Earth Care Products of Tennessee, Inc., a Florida corporation
RPI Acquisition Corp., a Wisconsin corporation (d/b/a Recycled Plastics Industries)
Environmental Specialty Products, Inc., a California corporation
EnviroPlastics Corp., a Massachusetts corporation
Chesapeake Plastic Lumber, Inc., a Delaware corporation
Cycle-Masters Corporation, an Indiana corporation

Clean Earth Inc. Subsidiaries:
------------------------------
Clean Earth of New Castle, Inc., a Delaware corporation
Integrated Technical Services, Inc. a Delaware corporation
Carteret Biocycle Corp., a Delaware corporation
Waste Concepts, Inc., a Pennsylvania corporation
Green Horizon Environmental, Inc., a Pennsylvania corporation, (wholly-owned subsidiary of Waste Concepts, Inc.)
Consolidated Technologies, Inc., a Pennsylvania corporation

PROPERTIES

         The properties of the Company consist of administrative offices, manufacturing plants, fabrication and assembly facilities and sales offices. All of the properties of the Company are leased, as the Company does not own any of its properties.

         The primary properties of the Company are as follows:

Corporate:

         Boca Raton, Florida: This location consists of approximately 4,500 sq. ft. and serves as the Corporate Offices of the Company. It also serves as the Corporate office of U.S. Plastic Lumber, LTD, the plastic lumber holding company for all the plastic lumber subsidiaries of the Company. There are present approximately 12 people employed in this location. The property is in good condition and is leased. The lease expires in November 2000 and the monthly rental is $9,000.

Plastic Lumber Operating Facilities:

         Auburn, Massachusetts: This location consists of approximately 34,000 sq. ft. and its function consists of receiving and processing HDPE plastic for use as raw material for the Company's manufacturing plants and for re-sale to the marketplace. The process includes sorting, regrinding, washing, and pelletizing HDPE. The property is in good condition and is leased. The lease expired in June 1998, and the monthly rental is $18,142.

         Green Bay, Wisconsin: This location consists of approximately 38,000 sq. ft.. This plant is one of the primary manufacturing plants of the Company. It produces plastic lumber through a continuous extrusion process. The plant has recently been expanded to accommodate a fourfold increase in its production capability. The plant expansion is expected to be complete by the end of March 1998 and which time it will have eight extrusion lines. The property is in good condition and is leased. The lease expires in January 2008, and the monthly rental is $11,875.

         Sweetser, Indiana: This location consists of approximately 15,600 sq.ft. The plant manufactures plastic lumber for primarily commercial and industrial applications through a continuous extrusion process. The lease is for a five year term and expires in May, 2003. The property is in good condition. The current monthly rental rate is $2,100.

         Trenton, Tennessee: This location consists of approximately 50,500 sq. ft.. The plant is also a manufacturer of plastic lumber. It utilizes Flow Mold extrusion manufacture plastic lumber and a variety of custom profiles. One line of this plant is also dedicated to the manufacture of structural lumber, and one line is dedicated to the manufacture of railroad ties. The property is in good condition and is leased. The lease expires in September 2002 and the monthly rental is $6,846.

         Mulliken, Michigan: This location consists of approximately 25,000 sq. ft. and is the principal location for fabricating and assembling value added products, such as but not limited to, park benches, trash receptacles, picnic tables, and many other items. The property is in good condition and is leased. The lease expires in May 1999, and the monthly rental is $3,333.

         Denton, Maryland: This location consists of approximately 80,000 sq. ft and is the most recently acquired manufacturing plant of the Company. It currently has two continuous extrusion lines manufacturing a wide variety of plastic lumber profiles. The property is in good condition and is leased. The lease expires in February 2003, and the monthly rental is $6,000.

         Guasti, California: This location consists of approximately 6,000 sq. ft.. This facility houses the western Regional Sales office of the Company as well as consisting of a Distribution warehouse, a fabrication facility for some specialty benches and trash receptacles made by the Company and the Company's plastic sign manufacturing facility. The property is in good condition and is leased. The lease expires in January 1999 and the monthly rental is $1,500.

ENVIRONMENTAL RECYCLING OPERATING FACILITIES:

         Norristown, Pennsylvania: This facility is the corporate and administrative offices for the environmental recycling services operations of the Company. The property is in good condition and is leased. The lease expires in December 1999, and the monthly rental is $4,000.

         New Castle, Delaware: This property consists of 7.5 acres of buildings and property consisting of the Thermal Desorption soil recycling operation. The property is in good condition and is leased. The lease expires in August 2003, and the monthly rental is based upon the volume of tonnage received at the facility. The rental for this property has ranged from a low of $9,800 to a high of $21,600 during 1997.

         Carteret, New Jersey: This facility is still under construction, but the Company anticipates it has become operational in June of 1998. This facility consists of approximately 80,000 sq. ft. and five acres of property. This facility will serve two functions. It will recycle soil through a bio-organic process and it will receive barges with dredge material which the Company will process for shipment to upland disposal facilities and strip mines for beneficial re-use reclamation. The property is in good condition and is leased. The lease expires in December 2027, and the monthly rental is $17,500.

         Winslow, New Jersey: This facility is the administrative offices for the Company's environmental construction services company. The property is in good condition and is leased. This is a month-to-month lease with rental of $2,000 per month.

RECYCLED PLASTIC LUMBER OPERATION
---------------------------------

Products

         During the past several years, the Company's recycled plastic lumber division has positioned itself to be one of the largest manufacturers of recycled plastic lumber, a newly emerging industry. Recycled plastic lumber is manufactured in a variety of colors, profiles and shapes including standard lumber dimensions and a variety of custom engineered profiles and shapes.

         The Company's recycled plastic lumber products are made from 100% recycled, post-consumer and post-industrial plastics and are used for numerous municipal, commercial and residential applications. This non-toxic material is an environmentally friendly alternative to pressure treated lumber and rare woods and provides superior performance for most nonstructural, outdoor applications where traditional wood is subject to moisture damage and rotting. The Company also produces structural lumber. The Company believes Recycled plastic lumber products offer these advantages:

* 50 year limited warranty
* Environmentally friendly and non-toxic
* Virtually maintenance free
* Saves trees and reduces use of exotic rain forest hardwoods
* Can be worked with conventional tools
* Aesthetically pleasing wood-like textured surface
* Splinter proof - never rots
* Not affected by termites, ants or other wood borers
* No splitting, cracking or chipping
* Holds nails and screws 40% better than wood
* Non absorbent and waterproof
* No leaching into soil or groundwater
* Most graffiti easily washes off
* Does not promote organic growth when wet

         Products built with the Company's recycled plastic lumber have the appearance of freshly stained or painted wood but the longevity and maintenance-free qualities of plastic. Recycled plastic products are an ideal replacement for wood, metal and concrete in numerous applications, including most non-structural exterior functions. Some of the potential applications are:

* Decking, including supporting structures, for residential and commercial projects
* Commercial, municipal and residential applications such as park benches, picnic tables, trash receptacles, car stops, planters and ash urns
* Fencing

* Highway spacer blocks, guardrail posts, sound attenuation barriers and speed bumps
* Trailer, farm equipment and railroad box car flooring
* Industrial applications such as pallets, walkways in chemical plants, catwalks on factory roofs
* Sanitary animal pen flooring
* Railroad ties
* Engineered products such as pier piling cores
* Sea pilings and marine bulkheads

MANUFACTURING

         The Trenton, Tennessee manufacturing facility currently has three closed mold forming extruders, one continuous flow extruder, and one extruder to manufacture custom product such as barrel rings and guardrail barrier profiles. Most of the Company's large profiles are manufactured at this facility, including engineered products such as marine piling cores, retaining wall timbers and prototype products including the railroad crosstie, highway guardrail posts, and highway spacer blocks. This facility also produces lumber in assorted specialty shapes such as bench ends and table legs.

         The Green Bay, Wisconsin sales and manufacturing facility operates six extruders that utilize a vacuum calibration continuous flow forming line. This process allows for the manufacture of many special profiles, in any length, that are not able to be produced with conventional roll forming or closed mold systems. A regional sales office is also maintained in this location. The facility will also manufacture the Company's "Carefree Decking Systems(TM)," a specialty product used for decks and rail systems in commercial and residential applications.

         The Denton, Maryland manufacturing facility currently has two extruders utilizing continuous flow production. The plant contains 80,000 square feet providing the Company with critical space suitable for production capacity expansion in the event such is needed.

         The Sweetser, Indiana manufacturing facility currently has three extrusion lines using continuous flow production. The plant consists of 15,600 sq. ft. on 7.5 acres. The facility will focus on manufacturing products for commercial and industrial applications.

         The fabrication facilities in Mulliken, Michigan and Guasti, California house the assembly line that fabricates most of the value added products sold by the Company such as picnic tables, park benches and trash receptacles. A regional sales office is also maintained at these locations.

         The Company's manufacturing process involves proprietary technologies and specialized manufacturing equipment custom built or modified to the Company's specifications. The manufacturing process utilizes granulated and/or densified recycled plastic, which in certain cases, contains additives formulated for desired end use characteristics of the product. A key advantage of the process is the ability to utilize plentiful, recycled plastic waste to create a consistent material which can be extruded into a desired shape. While the end product maintains many of the desirable properties of traditional wood materials, it also has certain characteristics such as moisture resistance which give it an advantage over wood for many applications.

         The primary product of the Company's manufacturing process is molded plastic lumber in various sizes ranging from 3/8" x 1", to 10" diameter profiles in various lengths. The Company also markets and sells various engineered or value added products for specific applications, in which the plastic lumber is used to make the finished product.

         The manufacturing process uses 100% recycled plastic raw material and consists of three stages. First, the recycled plastic materials received at the plant are identified and categorized by resin type. These materials are processed through a series of grinding, densifying and other operations to a consistent particle size. The ground plastic resins are then blended with other ingredients such as colorant and UV stabilizers to prepare specific mixes for the products being produced by the plant. Second, the plastics are heated, mixed and compounded into a thick molten composite which is extruded through either closed mold, roll forming or vacuum calibration finishing lines into specified shapes or profiles using equipment specifically designed for processing recycled materials. Finally, the extruded products are cooled in a downstream process, and the resulting profiles are inspected and cut to specific lengths. The product is then ready to be shipped as plastic lumber in sizes and shapes corresponding to standard lumber dimensions. The Company utilizes only recycled polyethylenes and does not use plastics with PVC, toxic chemicals, insecticide or paint residues. The Company does use other composite material for manufacturing its structural lumber product line. The Company believes its manufacturing process produces no harmful environmental by-products or hazardous waste.

RAW MATERIALS SUPPLY

         The Company obtains most of its mixed plastics feedstock through firms that obtain such materials from a large variety of recycling facilities, including municipal recycling programs as well as plastics discarded in various industrial and manufacturing processes. The Company believes the raw material feedstock is currently purchased from sources which are dependable and adequate for at least short term and medium term manufacturing requirements. Generally, the Company attempts to maintain raw materials inventory sufficient to supply its manufacturing requirements for approximately two months, and management believes that suitable alternative sources are available in the event of disruption. In the past, the Company has not experienced any significant disruptions from a lack of raw material availability or other supply problems. However, the cost of recycled plastics has been subject to cyclical market fluctuations over the past several years based on supply and demand. The Company's long term strategy is to contract directly with Municipal Recycling Facilities and industrial plastic manufacturers for long term supply to mitigate the exaggerated fluctuation in pricing and supply. However, no assurances can be given that raw materials will always be available at commercially reasonable prices. The Company is generally of the belief that if significant increases in demand for recycled plastics of a lasting nature were to occur, the potential supply of recycled plastics could easily be expanded to meet any lasting increase in demand. The Company believes that both supply and demand will continue to increase as public awareness of the need to recycle plastic waste increases. However, any disruption of supply arrangements or significant lasting increases in raw materials prices could have a material adverse effect on the Company's operations. See "Risk Factors - Availability of Raw Materials."

RESEARCH AND DEVELOPMENT

         Extensive testing of recycled plastic lumber has been performed for the past several years at Rutgers University's Center for Plastics Recycling Research. The Company has been an active participant along with others in the research and development process. Since its formation, the Company has also devoted significant efforts on its own, testing and refining its manufacturing processes, molds and recipes to improve its finished products.

         In May, 1996, after a long period of research and development with the Company, Rutgers University applied for U.S. Patent Protection for its recycled plastic composite railroad cross tie and its related manufacturing technology. These patents, if granted, would be held by Rutgers University, with the Company being the exclusive worldwide licensee for the sale of this and related products pursuant to an agreement the Company has with Rutgers University. Rutgers University has received a Notice of Allowance from the U.S. Patent Office with respect to its patent application and has paid the issue fees. Rutgers anticipates the patent will be issued within the next few months barring any unforeseen circumstances.

         A group of plastic lumber manufacturers founded the Plastic Lumber Trade Association (PLTA) to promote the benefits of plastic lumber and create proper testing standards. PLTA holds committee meetings three time a year in conjunction with the American Society of Testing & Materials (ASTM). Complete ASTM standards are being established for plastic lumber and preliminary test results are now available from the following institutions:

* Rutgers University's Center for Plastics Recycling Research
* University of Massachusetts at Lowell, Dept. of Engineering
* Batelle, Engineering Mechanics Dept.
* US Army Corps of Engineers Research Laboratories

         Several ASTM standards have been developed and approved for plastic lumber as of July of 1997. This will greatly expand the potential users who are required to meet specifications and standards known to the wood industry. A manual for use of residential decking material is anticipated to be approved as early as mid-1998.

PROPRIETARY TECHNOLOGY

         The Company is generally of the belief that maintaining state of the art technology in its recipes, molds and manufacturing processes and maintaining the proprietary nature of that technology through trade secrecy is more important to maintaining a competitive position in the industry than seeking any legal protections that patents may provide. However, patent protection for technology related to railroad crossties and the process to manufacture them, is currently being sought by Rutgers University, but there is no assurance it will obtain any such protection. The Company has entered into an agreement with Rutgers pursuant to which it has exclusively licensed such technology. The Company has two registered trademarks, "Clean Earth" and "Recyclemaid" and has made application to the U.S. Patent Office to register trademarks for "Carefree Deck System," "Duratie" and "Earth Care."

COMPETITION

         The recycled plastic lumber industry is a young, highly fragmented industry with numerous manufacturers and marketers of recycled plastic lumber. Including the Company, there are approximately 22 members of the Plastic Lumber Trade Association ("PLTA"). The competition is broken down into two separate categories: plastic lumber manufacturers using strictly high density polyethylene and manufacturers that use a mixture of high density and other polymers to produce a product that is less expensive.

         The Company primarily uses only high density polyethylene and additives at all of its plants. The major competitors in this segment of the market include Eaglebrook Products, Inc., Chicago, Illinois, Bedford Industries, Worthington, Minnesota; and NEW Plastics Corp., Luxemburg, Wisconsin. The Company attempts to compete with these competitors on the basis of price, quality and service. The two major commingled manufacturers are The Plastic Lumber Company, Inc., Akron, Ohio and Hammer's Plastics Recycling, Iowa Falls, Iowa.

         There are several competitors which manufacture a composite product which consists of a mixture of wood and plastic. Trex and AERT are competitors of the Company using a plastic composite material made with sawdust used to manufacture primarily deckboard.

         In most of its applications, the recycled plastic lumber manufactured by the Company will also be in direct competition with conventional wood. At present, the principal competitive disadvantage of recycled plastic lumber compared to wood is that it is generally more expensive to purchase. Recycled plastic lumber is comparable in price to high grade cedar and redwood. Although recycled plastic lumber can be more expensive to initially purchase than comparable wood, plastic lumber can substantially outlast wood, particularly in applications where the lumber is exposed to the elements, and can therefore be more cost effective in the long run.

POTENTIAL MARKETS

         By producing a suitable recycled plastic lumber product, the Company conserves natural resources, reduces the plastic waste into landfills and provides a useful, maintenance-free product that satisfies this growing market. One of the major markets for recycled plastic lumber is as a substitute for pressure treated lumber. There are currently a number of states that have either passed laws or have on their legislative agenda, restrictions on the use and disposal of pressure treated lumber. The pressure treating process injects copper, chromium and arsenic (all carcinogens) into the wood. Pressure treated wood has legislative restrictions in some states on its disposal methods which require disposal in toxic waste landfills. Plastic lumber is a safe alternative which is fully recyclable and maintenance-free, and the Company's product consists of both structural and non-structural uses.

         In July 1994 the Company was selected to participate in a cooperative venture with Rutgers University, Norfolk & Southern Railroad, Conrail and the US Army Corps of Engineers Research Laboratories to develop a prototype railroad crosstie made from recycled commingled plastic. Rutgers University has performed extensive tests on many formulas and the Company has developed a prototype that may have advantages over the creosote wood crosstie. Norfolk & Southern and Conrail are currently track testing the new prototype. The Company believes it is the only plastic lumber manufacturer participating in this project. As of February 1998, the Company's cross ties have approximately 60 MGT (million gross tons) of service and are performing without any measured defects. In contrast, creosote wood ties installed at the same time have experienced noticeable wear.

         Presently there are approximately 180,000 miles of railroad track in the United States, with approximately 3,334 crossties per mile or a total of over 600,000,000 ties in place. In 1995, 18,000,000 crossties were replaced. In certain applications, the creosote wood crosstie may have an expected useful life of less than 5 years, creating a tremendous demand for the more durable recycled plastic crossties that have an estimated useful life in excess of 50 years. Conditions which shorten tie life are moisture, extreme temperature fluctuations and location relative to curves and switches. Railroads know from extensive experience which locations require highest maintenance and these will be the initial target areas for the Company's longer lasting polymer crossties. Based on the replacement rate of 18 million crossties per year, the total potential market for this segment of the business is approximately $1.5 billion annually. The foreign market is estimated at 5 to 10 times as large and the Company believes wood is less available in that it is a dwindling natural resource in many of these countries.

         The Company is currently in the process of developing new products for a variety of uses. These new products include component center cores for a manufacturer of reinforced marine pilings and timbers, structural lumber, flooring for farm equipment and railroad ties. The Company has been assigned national stock numbers from the U.S. Defense Construction Supply Center which controls purchasing for all of the U.S. armed forces.

MARKETING STRATEGIES

         The recycled plastic lumber operations of the Company is itself divided into four distinct classifications. These divisions are (i) fabricated products, including park and site amenities such as picnic tables, park benches, and trash receptacles; (ii) building products, including decking systems, golf course related products, and standard plastic lumber; (iii) engineered products, including marine piling center cores, highway guardrail spacer blocks, and other engineered products; and (iv) structural products including railroad ties, boardwalks and support structures.

         The Company employs Regional Sales Managers to market and sell its products utilizing traditional sources of sales including but not limited to attending trade shows, select advertising, cold calling, customer referrals, and the like. The Company also markets and sells through distributor relationships; however, it is the Company's policy not to grant any exclusive territory arrangements. The Company is seeking to expand its distribution network nationwide.

         The focus of the Company's selling strategy is the high quality, maintenance-free aspect of its product along with high quality customer service. The Company also focuses on the benefits of its products including such items as being essentially maintenance-free, 100% recycled, environmentally sensitive, aesthetically pleasing in appearance, free from rot and insect infestation, and durable.

         The Company has experienced a seasonal slow-down in the winter months during the past three years but the Company is attempting to reduce the seasonality of its sales by increasing its marketing efforts in warmer climates of the U.S. during winter months and by supplying product for custom items which are not as seasonal.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

         Although the recycled plastic lumber operations do not generate significant quantities of waste materials nor any hazardous substances resulting in hazardous emissions, the Company's operations are, and will in the future be, subject to numerous existing and proposed laws and regulations designed to protect the environment from waste materials and particularly hazardous wastes emissions. The Company does not believe that its waste disposal practices and manufacturing processes are in violation of any existing or presently proposed law or regulation or require special handling permits or procedures or otherwise result in significant capital expenditures that would have a material adverse effect on operations. Currently, costs of compliance with regulatory requirements do not materially impact the financial condition of the Company. However, there can be no assurance that regulatory requirements will not in the future adversely affect operations or require the introduction of costly additional manufacturing or waste disposal practices, which could adversely affect the Company's financial condition.

ENVIRONMENTAL RECYCLING OPERATION

SERVICES

         The Company offers a wide array of services in this operation including soil treatment through either thermal desorption or bioremediation, environmental construction services, upland disposal of dredge materials, beneficial re-use of industrial wastes, and on-site recycling services.

         Clean Earth of New Castle, Inc. was founded in 1991 to provide a safe, cost effective and final solution to the environmental problem of dealing with soils and construction debris contaminated with petroleum hydrocarbons such as diesel fuel, heating fuel, kerosene, jet fuel and gasoline, by treating such soils so they can be recycled as clean fill. The treatment process heats the contaminated soils in a controlled environment to a point that the contaminants are volatized into a gas phase and then incinerated in an afterburner. In 1995, Clean Earth modified its plant to recycle products at higher temperatures (up to 1,100 degrees Fahrenheit), and is now capable of treating soils contaminated with heavier products such as number 6 oil, refinery wastes, waste oils and coal distillates such as coal tar. The facility is currently seeking two permit modifications to help reduce costs. One permit modification is to allow the facility to burn waste oil rather than natural gas in winter months. Natural gas is at its highest cost in winter months and waste oil is at its lowest. The second permit modification has already been approved by the State of Delaware for accepting sewer sludge into the process. The addition of sewer sludge will significantly reduce the volume of water consumed by the plant, increase the volume of clean soil, and generate revenue for the Company.

         Carteret Biocycle Corp. was founded in 1997 and opened its facility for business in late June of 1998. This facility serves a similar function as Clean Earth of New Castle, Inc., except that its remediates soil contaminated with petroleum hydrocarbons through a bio-organic process. The operational costs for this facility are substantially less than thermal desorption, yet the Company anticipates the tipping fee (the fee charged its customers to treat wastes at the facility) for this facility will be similar to its tip fee at the Clean Earth of New Castle facility. In addition, Carteret Biocycle is strategically located to receive materials by truck, rail or barge. This location is also well suited to receive dredge materials from the New York/New Jersey harbor, transferring the dredge materials to rail and shipping the material for disposition in Pennsylvania strip mines. The Company believes it has positioned itself to be one of very few companies able to take advantage of this new market.

         The Company's beneficial re-use operation, known as Waste Concepts, Inc. ("WCI"), was acquired in November 1997. WCI oversees the business of beneficial re-use of industrial wastes and manages the Company's wholly-owned subsidiary Consolidated Technologies, Inc. ("CTI"), an operation focused exclusively on the beneficial upland re-use of dredge materials. The Company believes that this area will provide one of the most important strategic growth opportunities available to the Company, and in the environmental industry in general. CTI is an environmental industry group which was formed with a mission to provide research and operations for the beneficial re-use of dredged materials from the Raritan Estuary (New York/New Jersey Harbor) as recyclable fill for the remediation and reclamation of Pennsylvania strip mines. CTI has experimented with numerous samples of dredge sediments and has identified proprietary recipes for the creation of engineered fill materials through solidification and stabilization of the dredged sediments. These mix designs are formulated from 100 percent waste materials and industry by-products.

         One of the more exciting opportunities for the Company is the beneficial re-use of dredge materials. As of September 1997, the federal government has prohibited off-shore dumping of dredge material. The Company has positioned itself to take advantage of this new market opportunity by finding ways to re-use dredge material mixed with other products to create a pozzolonic fill which can be used for cover material and clean fill. One example of this is the Company has disposal rights granted by the Pennsylvania DEP to utilize dredge material mixed with coal ash or incinerator ash to produce a grout like substance suitable to reclaim strip mines. Strip mines represent a very significant environmental issue for Pennsylvania.

         CTI has been successful in the permitting of a 550,000 cubic yard demonstration project involving the beneficial re-use of treated dredge materials for the reclamation of an abandoned strip mine known as the Bark Camp Mine Complex. The Company has entered into a No-Cost Contract with the Commonwealth of Pennsylvania Department of Environmental Protection (PADEP) to reclaim a portion of the Bark Camp site with dredge materials and other industrial by-products. The Company has marketed a turnkey concept for this demonstration which incorporates everything from the physical dredging activities in the New York Harbor to the final placement of the engineered fill product at the Bark Camp Strip Mine site.

         The CTI business consists of the dredging, processing and beneficial re-use of dredge material removed from harbors as engineered structural fill material capable of being utilized for development of commercial or industrial sites, or as fill for reclamation of abandoned strip mines.

         The Company believes CTI is strategically positioned to capture a major share of the New York/New Jersey Harbor dredge disposal market. CTI has obtained the first and, to the Company's knowledge, only beneficial re-use permit for utilizing manufactured fill created from dredge material for abandoned strip mine reclamation in Pennsylvania. In addition, the Company has been successful in permitting the first fixed-base commercial off-loading, processing and transfer facility at a waterfront property in New Jersey. CTI filed a similar permit application for a second fixed-base commercial treatment and transfer facility in New York State in January 1998 and expects it to be issued in the Summer of 1998.

         In addition to its plants, the Company has subsidiaries which perform services in environmental construction, on site remediation, beneficial re-use of industrial wastes, UST (underground storage tanks) removals, landfill capping, on-site stabilization and treatment of hazardous waste to non-hazardous waste materials, consulting services and other ancillary environmental services.

REGULATION

         The business of treating or otherwise handling waste materials is highly regulated under the Resource Conservation and Recovery-Act ("RCRA") and Comprehensive Environmental Responsibility, Compensation and Liability-Act ("CERCLA"). The generator of the waste is financially and legally responsible for that waste forever, and is strictly liable for the costs of clean up and disposal of such wastes. Disposing of the waste in a landfill or mixing it with other materials does not eliminate that liability. Therefore, proper control and tracking of all wastes materials handled by the Company is essential for the Company to avoid any liabilities with respect to such wastes. The Company takes precaution not only to eliminate, if possible, the liability of its customers, who are the generators of the contaminated soil and debris, but also to maintain proper control and tracking of each waste stream brought which it handles. Once the waste has successfully been treated, the liability is significantly reduced. The product, once treated, is no longer classified as waste, but is a reusable material.

         Although the Company strives to conduct its operations in compliance with all applicable laws and regulations, the environmental industry is heavily regulated at different government levels and the Company believes that in the existing climate of heightened legal and political concerns, in the normal course of its operations, the Company could receive fines or penalties or need to expend funds for remedial work and related activities. Historically, the Company has not been the recipient of fines or penalties, but there can be no assurances that this will continue.

         It may be necessary to expend considerable time, effort and money to keep the Company in compliance with applicable environmental, zoning, health and safety regulations. In addition, due to the possibility of unanticipated factual or regulatory developments, the amounts and timing future environmental expenditures and compliance could vary substantially from those currently anticipated.

SALES AND MARKETING

         As indicated, the environmental recycling operation is involved in a number of markets, including but not limited to remediation of contaminated soil, coal tar, upland disposal of dredge materials and the recycling of sewer sludge and municipal incinerator ash to productive use. Each of these markets is substantial and the markets are tied together via the contracting services arm of Clean Earth. These service companies can remove, provide on site clean-up, and transport these materials to other divisions of the Company for recycling and re-use of the products in an environmentally safe manner.

         The Company has recently begun bidding on large contracts to receive dredge material. Prior to September 1997, dredge material from harbors was dumped in the oceans. New federal regulations require upland disposal of this material. Every harbor throughout the country will be faced with how to deal with this issue and abide by these new federal regulations. This market is new, and the Company has the permits in place to provide for using the dredge materials to reclaim abandoned strip mines as opposed to disposing of the material in landfills.

         The Company is also expanding the capabilities of its facility in Delaware to process material such as sewer sludge, for which permitting has already been obtained, and municipal incinerator ash. These products are currently landfilled. The Company will process the sewer sludge and recover the nutrients which will be mixed with the clean soil to provide an improved product for resale.

         The principal sales and marketing advantage that Clean Earth has over its competitors is a broad range of services allowing customers a one stop shopping concept - not only contracting services but also the facilities to process material. In addition, the Company has a distinct advantage built into its quality control system. Comprehensive disclosure and testing systems ensures proper tracking of material as well as on site testing confirming that only acceptable material is permitted onto its site. Rigorous quality control procedures are essential as they relate to the responsibility and liability in handling of material not only to the Company but also to its customers.

         The Company does experience a seasonal slow down during the winter months due to the fact that its environmental operations are located in the Northeast United States, and therefore, adverse weather can impact the Company's performance.

COMPETITION AND BARRIERS TO ENTRY

         Clean Earth has several large competitors which provide similar services within the northeast and mid-Atlantic states. These competitors include R-3 Technologies in Bristol, Pennsylvania, TPST in Baltimore, Maryland, MART in Vineland, New Jersey and SRP in Philadelphia, Pennsylvania. Clean Earth has obtained a permit to process coal tar materials from Delaware Natural Resources and Environmental Commission ("DNREC") and believes that this provides a niche market. The nearest competitor with similar capabilities is R-3 Technologies which is approximately 50 miles from the facility.

         There are significant barriers to entry for this line of business. First and foremost, the siting, permitting and licensing process is time consuming and costly. Second, there is a large capital investment required to build the plants and purchase the equipment necessary to operate the facility. Additionally, contracts must be awarded to obtain the incoming product as well as contracts to dispose of the material after it has been treated in order to operate an economically feasible facility. Finally, this type of operation requires technically trained individuals to operate and ensure that the facility remains in strict compliance with environmental laws. Some of our competitors are national companies with greater name recognition, greater economic resources and significantly larger business size.

PLANT OPERATIONS

         The treatment plant is operated with a strict commitment to safety, health and environmental issues coupled with a rigorous system of controls, which lends credence to the "Certificate of Destruction and Recycling" issued to each generator.

         The Waste Tracking System starts before the contaminated soil is accepted at the plant gate. A comprehensive disclosure testing and manifesting system ensures that the solids brought to the facility fall well within the limits of Clean Earth's permits and treatment capacities. This system mirrors the procedures of hazardous waste facilities. Furthermore, Clean Earth runs an EOX test (Extractable Organic Halogens) on every load of material before it is authorized for unloading in the storage buildings. In addition, management runs several spot checks with the comprehensive on-site laboratory with respect to:

GC (Gas Chromatographer) for PCB's (Poly Chlorinated Biphenyls)
GC for VOC identification (Volatile Organic Compounds)
GC with high temperature desorber for THC (Total Hydrocarbons) & Desorption Temperature
EOX analyzer and the screening equipment for fines content

         These tests enable Clean Earth to determine quickly and efficiently that the materials that are received are in accordance with their characterization by the generator. This sizable investment in equipment and personnel protects both the facility and the customers against the possibility of receiving undesirable wastes.

         The storage buildings are large, fully enclosed structures and are built on continuous concrete slabs. Runoffs from the buildings are collected and checked regularly. The buildings are divided into small compartments to maintain a rigorous separation and tracking of each waste stream that minimizes commingling. This mitigates the potential liability to a small quantity in the case an undesirable waste is detected after it has been accepted. This also ties into the sophisticated waste tracking system that mobilizes a network of eight micro-computers so as to monitor each load of material from the time of reception to the treatment test results. These computers function on-line and enables operators to view and analyze, at any time, all the information relative to a given shipment.

         In addition to this set of comprehensive control and recording devices that insure compliance with the various permit requirements, Clean Earth further guarantees the facility's performance by testing the production daily. As recommended in EPA publication #SW846, Clean Earth composites a sample for every 300 tons of production and tests it for BTEX with a GC and for TPH by the EPA 418 method, using an independent State certified laboratory. For coal tars, the treated materials are also tested for PAH's (Polynuclear Aromatic Hydrocarbons) by the EPA 8270 method. It is the Company's belief that this treatment plant is the first in the industry to control its emissions with a C.E.M. (Continuous Emissions Monitoring) system. Information is collected minute by minute and stored on computers for control purposes; this information is available to both customers and regulators. The property itself is monitored through several monitoring wells, that are tested quarterly. The test results are reported to DNREC.

LIABILITY INSURANCE

         Clean Earth has fully bonded the costs of a closure plan approved by DNREC. In addition, Clean Earth has secured a total of $7 million of General Liability and of Environmental Impairment Liability insurance coverages. The waste generating companies recycled product is also protected with $1 million single/$2 million aggregate Products and Completed Operations coverage that includes a five year tail coverage.

EMPLOYEES

         The Company and its subsidiaries employ a total of approximately 297 persons through the United States. Of this number, approximately 7 persons are employed at the corporate office, approximately 193 persons are employed in the plastic lumber operations and approximately 97 persons are employed in the environmental recycling operations.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

         The following table sets forth the directors and executive officers of the Company, their ages, terms of office and all positions. Directors are divided into classes which are elected for staggered terms of four years, and serve until the annual meeting of the year in which the terms expire, or until their successors are duly elected by the stockholders and qualify. Officers and other employees serve at the will of the Board of Directors.

Name of Director/Officer   Age     Term Served(expires)      Positions with the Company
------------------------   ---     --------------------      --------------------------
Mark S. Alsentzer          42      May 1994 (2000)           Chairman, President & Chief
                                                                   Executive Officer/Director
Lester Moody               68      May 1996 (2002)           Director
James Blosser              58      Aug 1996 (1999)           Director
Roger Zitrin               49      Nov 1996 (2002)           Director
August C. Schultes III     50      Feb 1997 (2000)           Director
Gary J. Ziegler            49      Feb 1997 (2000)           Director
Bruce C. Rosetto           40                                Secretary/General Counsel
Michael D. Schmidt         49                                Treasurer/Chief Financial Officer

The following is a description of the biographical information of each of the Company's directors:

         MARK S. ALSENTZER, CHAIRMAN, DIRECTOR, PRESIDENT & CEO; Mr. Alsentzer has served as a director since May 1994. As former President of Stout Environmental, Inc., Mr. Alsentzer developed that company from $2 million to $90 million in revenues and 46 to 700 employees. In 1992, Stout Environmental merged with Republic Industries, where Mr. Alsentzer remained as Vice President of Republic Environmental Systems, Inc. In addition, Mr. Alsentzer was Director of Cemtech, a company which grew from $3 to $21 million and was sold to Waste Management in 1991. Mr. Alsentzer founded Clean Earth, which is currently a wholly owned subsidiary of the Company and a leading recycler of contaminated soil and debris located in the northeast. Mr. Alsentzer has a B.S. in Chemical Engineering from Lehigh University and an MBA from Farleigh Dickenson University.

         LESTER E. MOODY, DIRECTOR; Mr. Moody has served as a director since May 1996. He is presently a partner in George B. Jones & Co. Dealership Sales LLC., representing automobile dealers, in sales and purchases of dealerships. He was a member of General Motors Automobile and Dealer Advisory Council, and is on the Board of Directors of Miami Heart Institute, the Board of Directors of C&S Bank, and the Board of Directors of 100 Club of Fort Lauderdale. Mr. Moody was an automobile dealer for approximately forty years, owning nine different dealerships, including Pontiac, Toyota, Cadillac, Buick, Honda and Acura. Mr. Moody attended Christian Brothers College.

         JAMES J. BLOSSER, DIRECTOR; Mr. Blosser has served as a director since August 1996. He was the former Executive Vice President and General Counsel of Huizenga Holdings, Inc. In addition, Mr. Blosser served as special counsel to the Miami Dolphins, Florida Panthers and the Florida Marlins. He was formerly a partner in Ruden, McClosky, Smith, Schuster & Russell, P.A., is currently a member of the Florida Bar, New York Bar and the American Bar Association, and is extremely active in community affairs. Mr. Blosser received his J.D. from the University of Miami.

         ROGER N. ZITRIN, DIRECTOR; Dr. Zitrin has served as a director since November 1996. Dr. Zitrin was the founder and President of the Heart Association of Palm Beach County where he was a practicing physician specializing in cardiology until he retired in 1992. He is presently acting as an independent investor and investment advisor. Dr. Zitrin is the founder of Florida Medical Laser Corp. and Gold Coast Specialty Lab and co-founder of Physicians Cardiac Imaging. He is presently acting as financial advisor to Gold Coast Ventures, Inc. and serving as a Board member of Associated Home Health. Dr. Zitrin is a graduate of Rutgers College of Medicine and Dentistry.

         AUGUST C. SCHULTES III, DIRECTOR; Mr. Schultes has served as a director since February 1997. Mr. Schultes is Chairman of the Board and CEO of A.C. Schultes, Inc., a contracting and service organization specializing in water well drilling, water and waste water treatment, and pump and motor repair services with offices in Maryland, Delaware and two (2) locations in New Jersey for over seventy - five years. He is also the Chairman of the Board and CEO of Life Care Institute, a medical diagnostic center with facilities to perform stress tests, CAT scans, MRI scans and physical therapy located in New Jersey. He was also the founder, Chairman of the Board and CEO of Stout Environmental, Inc., a full service hazardous waste environmental company. Mr. Schultes is a graduate of Penn State University and has a BS in Civil Engineering.

         GARY J. ZIEGLER, DIRECTOR; Mr. Ziegler has served as a director since February 1997. Mr. Ziegler is President of Consultants and Planners, Inc., which provides operating services to several water utility companies in New Jersey. Mr. Ziegler is a Professional Engineer and Professional Planner in New Jersey, a Professional Engineer in Maryland, Pennsylvania, Ohio and New York and a member of the American Society of Civil Engineers and the National Society of Professional Engineers. He was President of W.C. Services, Inc. and Vice President of Stout Environmental, Inc. Mr. Ziegler is a graduate of Clemson University with a BS degree in Civil Engineering.

The following is a description of the Company's officers who are not also directors:

         BRUCE C. ROSETTO, Age 40, VICE PRESIDENT AND GENERAL COUNSEL/SECRETARY; Mr. Rosetto joined the Company in January 1997 and his primary responsibilities are acting as General Counsel to the Company, mergers and acquisitions, SEC reporting investor relations and performing the functions as corporate secretary. Previously, his role included sales management. Mr. Rosetto was a partner in a New Jersey law firm; Paschon, Feurey, and Rosetto from 1982-86. In 1986, Mr. Rosetto became Chairman and CEO of Consolidated Waste Services of America, Inc., a fully integrated environmental company, building that company primarily through mergers and acquisitions into one of the largest privately owned environmental companies in New Jersey until its acquisition by USA Waste Services in October 1997. In 1994, he became Chairman and CEO of Hemo Biologics International, Inc., a biologic products company. He graduated from LaSalle University in 1979 with a BA Degree in Political Science, and from Villanova University School of Law in 1982, with a JD Degree. He is currently a member of the Florida and New Jersey Bar Associations.

         MICHAEL SCHMIDT, Age 49, TREASURER AND CHIEF FINANCIAL OFFICER; Mr. Schmidt joined the Company in December 1997 and is responsible for the Company's overall financial direction and SEC reporting, accounting operations and accounting controls. Mr. Schmidt has over 20 years of public and private accounting experience including 10 years in the environmental industry. Prior to joining the Company, Mr. Schmidt served as Chief Financial Officer of Republic Environmental Systems, Inc., a publicly traded company and a leading environmental service provider, headquartered in Blue Bell, Pennsylvania, a position he held for approximately ten years. Mr. Schmidt has a Bachelor of Science in Business Administration from Rowan University and is a Certified Public Accountant in the State of New Jersey.

         MICHAEL A. LUPO, Age 65, PRESIDENT - PLASTIC LUMBER DIVISION; Mr. Lupo has extensive domestic and international experience in sales, marketing, operations, finance, systems, and stockholders relations serving consumer, industrial and service-oriented businesses. For the past 15 years, he has served as Executive Vice President, Chief Financial Officer and a Director in the Building Products Industry. He has been responsible for directing and negotiating leverage buy outs, mergers and acquisitions, initial public offerings, secondary and follow on offerings. He has also directed listings to NASDAQ, American and New York Stock Exchanges. Mr. Lupo is a graduate of St. John's University.

The Environmental Recycling Division of the Company is primarily led by the following three individuals.

         MICHAEL GOEBNER; Age 36; PRESIDENT of two subsidiaries for the Company, CARTERET BIOCYCLE CORP., the bioremediation facility, and CLEAN EARTH OF NEW CASTLE INC., the thermal desorption facility. He also has substantial experience in industrial waste management, uplands disposal, and regulatory permitting. He has 17 years experience in the environmental recycling business predominately in the New York, New Jersey marketplace. His former experience included work for subsidiaries of Republic Environmental Systems, Inc. as a Lab Technician, Supervisor, Process Control Manager, Hazardous Waste Coordinator/Government Contracts Administrator and Director of Business Development for Waste Conversions, Inc. He also served as the General Manager of Innovative Soil Technologies, Inc. and Vice President/General Manager of Republic Environmental Recycling, Inc.

         STEVEN C. SANDS; Age 30; PRESIDENT OF WASTE CONCEPTS AND CONSOLIDATED TECHNOLOGIES, INC.; His expertise is industrial waste management with experience in all phases of construction and environmental management. Mr. Sands has a B.S. in engineering from Duke University and subsequently completed education at Exxon for environmental engineering for service stations and at Owens Corning for installation of UST systems.

Mr. Sands is a pioneer in the beneficial re-use of industrial wastes and dredge materials and has significant experience in transporting waste material.

         THEODORE BUDZYNSKI; Age 36; PRESIDENT OF THE INTEGRATED TECHNICAL SERVICES subsidiary. His expertise is in environmental construction management and consulting. This subsidiary specializes in environmental recycling and disposal, in situ and ex situ remediation, environmental transportation services, and the handling of many industrial waste products. His former experience was as a Project Manager with Waste Conversions, Inc., Operations Manager for Enroserv, Inc., Vice President and General Manager of Enroserv, Vice President and General Manager of Stout Environmental Company.

EXECUTIVE COMPENSATION

         The following table summarizes compensation paid or accrued during the past three fiscal years for the Company's Chief Executive Officer. No other officer made in excess of $100,000 (salary plus bonuses) during the past fiscal year.

                                          Summary Compensation Table
--------------------------------------------------------------------------------------------------------------------------------
                                                                           Long Term Compensation
                                                                    -----------------------------------------
                                    Annual Compensation                      Awards                 Payouts
--------------- ---------- ---------------------------------------- ----------------------------- ----------- ------------------
Name and        Year       Salary      Bonus      Other Annual      Restricted     Securities     LTIP        All Other
Principal                  ($)         ($)        Compensation      Stock          Underlying     Payouts     Compensation
Position                                          ($) (1)           Awards         Options/        ($)        ($)
                                                                                   SARs (#)
--------------- ---------- ----------- ---------- ----------------- -------------- -------------- ----------- ------------------
Mark            1997       150,000      -0-                              -0-                                  36,000
Alsentzer, CEO  1996       107,800                                                    955,000(2)
--------------- ---------- ----------- ---------- ----------------- -------------- -------------- ----------- ------------------

      (1) Excludes perquisites and other personal benefits that do not exceed the lesser of $50,000 or 10% of each officer's total salary and bonus.
      (2) In 1996 Mr. Alsentzer received 400,000 Common Stock warrants at the lower of $2.25 per share or the market price per share based on gross sales exceeding $7,500,000 over any consecutive 12 month period or gross sales of $700,000 per month for three consecutive months whichever occurs first. The exercise price is the lower of (i) $2.25 per share or (ii) the market price on the last day of each quarter. Mr. Alsentzer also receives an additional 50,000 Common Stock warrants per year for three years at the lower of $3.50 or market price at date of exercise. Mr. Alsentzer also received an additional 400,000 Common Stock warrants as an incentive to induce Mr. Alsentzer to enter into an employment agreement with the Company at the lower of (i) $4.00 or
          (ii) the market price on any employment anniversary date over the next ten years. Mr. Alsentzer also received 5,000 shares of options to purchase Common Stock at $2.50 per share for converting a personal loan owed by the Company into preferred stock.

EMPLOYMENT AGREEMENTS

         Mark S. Alsentzer - Chairman, Chief Executive Officer and President. (See footnote 2 above.) Mr. Alsentzer's employment agreement is for a five year term beginning December 24, 1996. In addition to the compensation listed above, Mr. Alsentzer receives a $3,000 per month reimbursement for living expenses and reimbursement for expenses related to a residential unit. Mr. Alsentzer may be terminated for cause under the employment agreement defined as (i) the conviction of a felony crime involving moral turpitude, (ii) the intentional and knowing violation of the employment agreement which results in substantial and material injury to the Company; or (iii) conduct with respect to the Company or its business which is intended to injure the Company and does injure the Company in a material and substantial way or constitutes a course of grossly negligent conduct, done in bad faith and not intended to benefit the Company, and which injures the Company in a material and substantial way. In the event, Mr. Alsentzer is terminated for cause or he elects to leave the employ of the Company, then Mr. Alsentzer shall be entitled to receive all unissued warrants for which the conditions of issuance have otherwise been met and all accrued but unpaid salary. If the employment period ceases due to the death of Mr. Alsentzer, the election of the Company to terminate without cause, or his permanent disability as defined in the agreement, then Mr. Alsentzer shall receive a lump sum cash payment equal to two years base salary as defined in the agreement and all unissued warrants for which the conditions have not been otherwise met shall be issued to Mr. Alsentzer without regard to performance of the conditions for issuance, provided, however, that if the employment ceases hereunder prior to the expiration of two years from the commencement of the employment agreement then Mr. Alsentzer shall not receive the lump sum cash payment equal to two years base salary. If employment ceases for any reason, within twelve months thereafter the Company shall cause all warrants held by employee to be registered. This Agreement requires Mr. Alsentzer to spend a minimum of 75% of his time and effort devoted to performing the functions of his employment agreement.

         Bruce C. Rosetto - Vice President and General Counsel/Secretary. Mr. Rosetto has an employment agreement with the Company with a three year term commencing on March 1, 1997 with a base salary of $100,000 per year. He was also granted an option to purchase 75,000 shares of Common Stock at $3.50 per share which vested 25,000 immediately, 25,000 on June 1, 1999 and 25,000 on June 1, 2000. The options are for a term of ten years unless terminated in which event the options must be exercised within 30 days. Mr. Rosetto may be terminated for cause under the employment agreement defined as (i) the failure to substantially perform his duties, (ii) the engaging in gross negligence or willful misconduct which causes injury to the Company; (iii) a violation of the restrictive covenants and confidentiality provisions of the employment agreement; or (iv) the conviction of a felony involving moral turpitude. In the event, Mr. Rosetto is terminated for cause or he elects to leave the employ of the Company, then Mr. Rosetto shall be entitled to receive accrued salary and expenses. In the event the Company terminates Mr. Rosetto, he shall be entitled to receive his then current Base salary for twelve months plus all Company benefits to be paid on his behalf for twelve months. Mr. Rosetto also has provisions concerning a covenant not to compete and violate corporate confidences for two years beginning on the date of termination.

         Michael D. Schmidt - Chief Financial Officer/Treasurer. Pursuant to a letter agreement, Mr. Schmidt is paid a Base salary of $100,000 per year commencing December 1, 1997. He also has an Option to purchase 50,000 shares of Common Stock at $3.50 per share which vest 25,000 shares immediately, 12,500 vest on June 1, 1999 and 12,500 on June 1, 2000 and are for a term of ten years unless terminated in which event they must be exercised with 30 days. Mr. Schmidt also receives $5,400 per year as an auto allowance.

         Michael A. Lupo - President of U.S. Plastic Lumber Ltd. Pursuant to a letter agreement commencing January 1, 1998, Mr. Lupo has a Base salary of $75,000 per year. He also has an Option to purchase 25,000 shares of Common Stock at $3.50 per share which vested immediately. An additional option to purchase up to 100,000 shares of Common Stock at $3.50 per share based upon meeting certain performance criteria relative to Operating Income which vest immediately upon the occurrence of meeting the performance criteria. Up to an additional $100,000 in incentive compensation, payable in either stock or cash, for year ended December 31, 1998 also based upon meeting certain Operating Income targets.

         Michael Goebner - President of Carteret Biocycle Corp. and Clean Earth of New Castle, Inc. Pursuant to an letter agreement commencing August 1997, Mr. Goebner has a Base salary of $100,000 per annum. He is also provided with a company car. He also has an option to purchase 15,000 shares of Common Stock at $4.50 per share with another option at the end of his first year of employment to purchase an additional 15,000 shares at the market price of the Common Stock at the end of the first year of employment. He was also provided an earn out for 5,000 shares of stock based upon meeting certain EBIT criteria.

         Steven C. Sands - President of Waste Concepts, Inc. Pursuant to a written employment agreement with a term for five years commencing November 18, 1997, Mr. Sands has a Base salary of $125,000 per annum. He receives $7,200 per year as an auto allowance. He has an option to purchase 10,000 shares of Common Stock at $6.00 per share. He also has an earn out of 25,000 shares based upon Waste Concepts meeting certain financial performance goals at the rate of 5,000 shares per year for each of the next five years. The Employment Agreement contains no change of control provisions. Mr. Sands may be terminated for cause under the employment agreement defined as (i) the failure to substantially perform his duties, (ii) the engaging in gross negligence or willful misconduct which causes injury to the Company; (iii) a violation of the restrictive covenants and confidentiality provisions of the employment agreement; or (iv) the conviction of a felony involving moral turpitude. In the event, Mr. Sands is terminated for cause or he elects to leave the employ of the Company, then Mr. Sands shall be entitled to receive accrued salary and expenses. In the event the Company terminates Mr. Sands, he shall be entitled to receive his then current Base salary for twelve months plus all Company benefits to be paid on his behalf for twelve months. Mr. Sands also has provisions concerning a covenant not to compete and violate corporate confidences for two years beginning on the date of termination.

DIRECTOR COMPENSATION

         Beginning on May 15, 1996, the Board adopted a compensation package for non-employee directors which provides for the award of 100 shares of the Company's non-registered Common Stock for each meeting attended and 60 shares of non-registered Common Stock for each Committee meeting attended not held in conjunction with a regular board meeting. On March 18, 1998, the Board of Directors unanimously passed approval of an independent director stock option grant for 1997 whereby each non-employee director would receive 2,500 options to purchase non-registered shares of Common Stock of the Company for $3.50 per share. On June 3, 1998, the shareholders of the Company at its Annual Meeting approved the non-employee director stock option grant. Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board of Directors or any committees thereof.

STOCK OPTIONS

          The Board of Directors of the Company has granted options to acquire 120,000 shares of Common Stock to the Company's key employees and officers. Awards of options to the Company's Chief Executive Officer are reported in the summary compensation. Awards consist of stock options (both non-qualified options and options intended to qualify as "Incentive" stock options under
Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards. The Board of Directors has determined the persons to whom awards are granted, the number of awards granted and the specific terms of each grant, including the vesting thereof and the exercise price. Awards under this grant, which have not otherwise been canceled by termination of employment and the non-exercise of option rights, were made as follows: Lee Anderson, 20,000 options granted January 27, 1997; Michael Enden, 10,000 options granted May 15, 1996; and Mark Rogers, 10,000 options granted on May 15, 1996.

         On June 3, 1998, the shareholders of the Company approved granting each non-employee director 2,500 options to purchase Common Stock of the Company at an exercise price of $3.50 per share.

OPTIONS/WARRANTS GRANTED DURING 1997

         The following table sets forth as to the chief executive officer of the Company certain information with respect to option/warrant grants during 1997 as follows: (i) the number of shares of Common Stock underlying options granted,
(ii) the percentage that such options represent of all options granted to officers and employees during the year, (iii) the exercise price, and (iv) the expiration date. It should be noted that actual value of the options may be significantly different from the value shown in the assumptions, and the value actually realized, if any, will depend upon the excess of the market value of the Common Stock over the option exercise price at the time of exercise.

------------------- ---------------------- ------------------------------------------ ------------------- --------------
                    Number of Securities
                         Underlying               % of Total Options/Warrants           Exercise Price     Expiration
       Name           Warrants/Options        Granted To Employees in fiscal year         Per Share           Date
                           Granted
------------------- ---------------------- ------------------------------------------ ------------------- --------------
Mark S. Alsentzer          320,000                           57.1%                           2.25          12/19/2007
------------------- ---------------------- ------------------------------------------ ------------------- --------------

No options granted to the chief executive officer have been exercised during 1997.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by: (i) each person who is known to the Company to be the beneficial owner of five percent (5%) or more of the outstanding Common Stock, (ii) each director of the Company, (iii) the Company's executive officers; and (iv) all directors and executive officers of the Company as a group.

         The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities. All shares listed in the table below are Common Shares.

                                                     Amount of
                                                     Shares                    Percent
Name And Address**                                   Beneficially Owned        Of Class
------------------                                   ------------------        --------
Directors and
Executive Officers:
-------------------

Mark Alsentzer                                       6,897,831(1)               37.8%
Lester E. Moody                                        237,900(2)                1.4%
James J. Blosser                                       181,468(3)                1.1%
Roger Zitrin                                           340,370(4)                2.0%
August C. Schultes III                               5,849,882(5)               33.8%
Gary J. Ziegler                                      6,132,639(6)               35.5%
Bruce C. Rosetto                                       111,000(7)                 *
Michael D. Schmidt                                      99,500(8)                 *
All executive officers
and directors as a group
(8 persons)                                          8,361,030                  49.3%


5% Holders:
-----------
Stout Partnership(9)                                 5,720,000                  31.8%
   101 Jessup Rd., Thorofare, NJ 08086
Lancer Partners, L.P.(10)                              500,000                   2.9%
   200 Park Ave., Ste 3900 New York, NY 10166
Michael Lauer(10)                                       50,000                    *
   200 Park Ave., Ste 3900 New York, NY 10166
Lancer Voyager Fund(10)                                 50,000                    *
   200 Park Ave., Ste 3900 New York, NY 10166
Lancer Offshore, Inc.(10)                              511,111                   2.9%
   200 Park Ave., Ste 3900 New York, NY 10166

* Less than 1%.
** All addresses of the executive officers and directors is that of the Company 1 Includes 955,000 shares which Mr. Alsentzer presently has the right to acquire through the exercise of outstanding options, 48,286 shares not presently outstanding which he has the right to acquire through conversion of outstanding preferred stock, 18,000 shares beneficially owned through Adams Oil Corporation, 5,400,000 shares as to which Mr. Alsentzer has shared voting power, which are held of record by Stout Partnership, a partnership in which Mr. Alsentzer is a general partner and 320,000 shares which he has the right to acquire through the exercise of options beneficially owned through Stout Partnership.
2 Includes 144,682 shares which Mr. Moody presently has the right to acquire through conversion of outstanding preferred stock.
3 Includes 5,000 shares which Mr. Blosser presently has the right to acquire through the exercise of outstanding options and 175,868 shares not presently outstanding which he has the right to acquire through conversion of outstanding preferred stock.
4 Includes 26,810 shares which Mr. Zitrin presently has the right to acquire through conversion of outstanding preferred stock.
5 Includes 98,882 shares which Mr. Schultes presently has the right to acquire through conversion of outstanding preferred stock, 18,000 shares beneficially owned through Adams Oil Corporation, 5,400,000 shares as to which Mr. Schultes has shared voting power, which are held of record by Stout Partnership, a partnership in which Mr. Schultes is a general partner, and 320,000 shares which he has the right to acquire through the exercise of options beneficially owned through Stout Partnership.
6 Includes 412,139 shares which Mr. Ziegler presently has the right to acquire through the conversion shares of outstanding preferred stock, 5,400,000 shares as to which Mr. Ziegler has shared voting power, which are held of record by Stout Partnership, a partnership in which Mr. Ziegler is a general partner, and 320,000 shares which he has the right to acquire through the exercise of options beneficially owned through Stout Partnership.
7 Includes 75,000 shares Mr. Rosetto has the right to acquire through the exercise of options and 7,000 shares he has the right to acquire through the conversion of outstanding preferred stock.
8 Includes 50,000 shares Mr. Schmidt has the right to acquire through the exercise of options and 24,500 shares he has the right to acquire through the conversion of outstanding preferred stock.
9 Certain officers and directors of the Company are general partners of Stout Partnership, including Mark S. Alsentzer, August C. Schultes III, and Gary J. Ziegler.
10 Lancer Partners, L.P., Michael Lauer, Lancer Voyager Fund and Lancer
   Offshore, Inc. are affiliated with one another and are controlled by the same general partner.

                              CERTAIN TRANSACTIONS

          During the past two fiscal years, the Company has entered into several significant acquisitions and other transactions with affiliates. The terms of these transactions were, in some instances, determined without the benefit of arms length bargaining or negotiation and necessarily involve conflicts between the interests of the related parties and the Company. These are as follows:

         On February 1, 1996 the Earth Care Global Holdings, a predecessor of the Company, acquired certain assets of Earth Care Partners (ECP), a partnership controlled by certain former officers/stockholders (including the former Chairman of the Company) of the Company for a total purchase price of $200,000. In exchange therefore, the partners of ECP received 112,926 shares of the Company's Common Stock. At December 31, 1996, $113,535 of receivables due from certain partners of ECP was included in accounts and notes receivable. Certain partners of ECP have agreed to pledge 70,579 shares of their holdings in the Company's Common Stock as collateral for the repayment of such receivables, although such pledge has not been formally perfected. At such time as those shares are registered, such partners have agreed to repay the Company. In August 1997, one of the former partners of ECP alleged that the Company wrongfully issued shares to certain of the other partners of ECP. The Company responded by appointing an independent board committee to examine the facts surrounding the ECP acquisition. Independent counsel was retained to thoroughly review the ECP transaction to insure that this related party transaction was in fact properly authorized and executed. Independent counsel has reported its findings and made certain recommendations to the independent board committee. Based upon these recommendations, the Company is reviewing its legal remedies and simultaneously therewith, ECP and the Company are currently involved in negotiations to resolve all issues arising out of the ECP acquisition.

         On or about November 5, 1997, Eugene Arnold, Jr. (a former director of the Company), Vernon C. Walker, and R. Wayne Raffety (collectively "Arnold") filed suit in the United States District Court for the Eastern District of Pennsylvania against the Company and former directors David Farrow and Harold Gebert. Arnold's claims arose out of a venture capital loan made by Arnold to the Company on January 12, 1995 (the "Loan"), the principal and interest of which was paid by the Company. Arnold contends that at the time of the Loan, Gebert and Farrow agreed to a grant of warrants of their stock in the Company, and that Gebert and Farrow, on behalf of either the Company or themselves, also made assurances that Arnold would be protected against any dilution of the shares of stock. The litigation was settled and dismissed on or about February 20, 1998. The Company agreed to pay Arnold 15,000 shares of Common Stock on or before June 30, 1999.

         On December 31, 1996 and simultaneous to the closing of the Clean Earth merger, the Stout Partnership (owners of Clean Earth, Inc.) extended a note to the Company in the amount of $500,824 at Federal prime rate plus 1%. The proceeds were used to pay off the note payable to Magellan Finance Co which matured on December 31, 1996. The interest paid in 1997 with respect to this note was $2,000.

         Clean Earth, Inc. incurred administration and service fees to its stockholders, Mark S. Alsentzer, August C. Schultes, III, and other members of the Schultes family, of $500,000 in the year ended December 31, 1996.

         On January 23, 1997 A. C. Schultes, Inc., loaned the Company an additional $700,000 at Federal Reserve prime rate plus 1%, the proceeds of which some were used to partially fund the RPI acquisition. The Company has since borrowed additional cash from A. C. Schultes, Inc. and as of September 30, 1997 owed $1,200,000 on an unsecured line of credit from A. C. Schultes, Inc. at Federal Reserve prime rate plus 1%. The interest paid in 1997 with respect to this note was $98,000. The total available facility from A. C. Schultes, Inc is $2,300,000 and is renewable on an annual basis. August C. Schultes III is a director of the Company and the Chairman and CEO of A. C. Schultes, Inc.

         On or about December 12, 1997, the Board of Directors granted warrants to Stout Partnership providing it the right to purchase 320,000 shares at an exercise price of $2.25 per share. This grant was in consideration of Stout Partnership and each of the individual members of the partnership personally guaranteeing a revolving discretionary line of credit in the amount of $4,000,000 on behalf of the Company with PNC Bank of Delaware. In addition to the personal guarantees, the individual members of the partnership pledged $2,000,000 in cash or securities to PNC Bank on behalf of the Company. August C. Schultes III and Gary J. Ziegler, both directors of the Company, are individual partners in Stout Partnership. Mark S. Alsentzer, Chairman and President of the Company is also an individual partner in Stout Partnership.

         During the period February 1998 - May 1998, the Company acquired 100% interest in Consolidated Technologies, Inc. The remaining interests purchased by the Company were held by Steve Sands, Timothy Fogerty, Al Silkroski, and Michael Roscoe, all of who became shareholders of this Company through previous acquisitions and all of whom were and still are employees of the Company.

         In June 1998, the Company acquired GeoCore, Inc. for a purchase price of 30,000 shares of common Stock of the Company. Steven C. Sands, a senior manager for the Company held a 50% interest in GeoCore, Inc. Mr. Sands has placed his entire portion of the purchase price in escrow for up to two years to support the representations and warranties of the Plan of Merger Agreement.

         The Company has leased a manufacturing facility from entities controlled by individuals who are stockholders. Until October 20,1997, at the rate of $7,000 per month, the Company leased a manufacturing facility located in Tennessee from the entity from which the Company acquired the assets used in such manufacturing operation, and the owner of which, Thomas P. Brock, became a stockholder of the Company in such acquisition. The Company has terminated this lease and relocated its facility into a larger rented facility in a nearby Tennessee location. The Company's RPI subsidiary leases approximately 38,000 square feet of office and manufacturing space from Plastic Properties, LLC. The lease provides for minimum rentals of

$11,875 per month through December 31, 2008 with an option to renew for an additional 5-year terms. Lee Anderson, President of RPI and Vice President of U.S. Plastic Lumber Ltd., is a partner in Plastic Properties, LLC. The Company has leased approximately 15,600 sq. ft. in Sweetser, Indiana from James P. Cole, the principal shareholder of Cycle Masters, Inc. prior to its acquisition by the Company. The rental is for a five year period beginning at $2,000 per month in the first year and then graduating to $3,000 per year in the third thru fifth years. Mr. Cole also acts as an independent sales representative for the Company and is compensated on a commission only basis. The Company leases an environmental construction office consisting of approximately 5,000 sq. ft. on approximately two acres of property in Winslow, NJ at the rate of $2,500 per month for a period of three years. The landlord is an entity which has four partners, two of which are also employees of this Company, Theodore Budzynski serves as President of Integrated Technical Services, Inc. and Vice President of Clean Earth, Inc. Martin Brubaker serves as Vice President of Sales for Integrated Technical Services, Inc.

CONFLICTS OF INTEREST

         The Company does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by the Company or in any transaction to which the Company is a party or has an interest.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

         The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. The Company's by-laws indemnify its Officers and Directors to the full extent permitted by Nevada law. The by-laws with these exceptions eliminate any personal liability of a Director to the Company or its shareholders for monetary damages for the breach of a Director's fiduciary duty and therefore a Director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. The Company's Articles provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the Company to the maximum extent and under all circumstances permitted by law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest's of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the

Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                            DESCRIPTION OF SECURITIES

         The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request therefor. See "Additional Information."

COMMON STOCK

         The Company is presently authorized to issue 50,000,000 shares of $.0001 par value Common Stock. The Company presently has 17,122,314 shares of Common Stock outstanding. The Company has reserved from its authorized but unissued shares a sufficient number of shares of Common Stock for issuance of the Shares offered hereby. The shares of Common Stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

         The holders of Common Stock, including the Shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the Common Stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of Common Stock has a pre-emptive right to subscribe for any securities of the Company nor are any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding are fully paid, validly issued and non-assessable, except as set forth relative to the Earth Care Partners transaction discussed in the Certain Transactions section. Each share of Common Stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the Company's Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

PREFERRED STOCK

         The Company is also presently authorized to issue 5,000,000 shares of $.001 par value Preferred Stock. Under the Company's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the Common Stock or the Preferred Stock of any other series. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, the issuance of preferred stock could depress the market price of the Common Stock. The Board of Directors effects a designation of each series of Preferred Stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from the Company.

         The Board of Directors of the Company has designated 250,000 shares as Series A Preferred Stock, with a 10% cumulative stock dividend, payable semiannually on March 31 and September 30 of each year, commencing on September 30, 1996, at a rate of 10% per annum. The Company has issued 218,588 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible:
(i) at the option of the holder into Common Stock of the Company at the rate of seven (7) shares of Common Stock for each share of Series A Preferred Stock, and
(ii) mandatorily converted into Common Stock on the date on which a Registration Statement, which is filed with the U.S. Securities and Exchange Commission and would yield proceeds to the Company in excess of $10 million, is declared effective by the SEC. The Series A Preferred Stock is subject to redemption by the Company at its option at any time commencing from the date of issue of such Series A Preferred Stock at a price of $25.00 per share. In the event of any liquidation, after payment of debts and other liabilities, the stockholders of Series A Preferred Stock will be entitled to receive, before the stockholders of any Common Stock, the stated value of $20 per share. None of the Series A Preferred Stock issued has been redeemed by the Company as of the date hereof.

         The Board of Directors of the Company has designated 211,020 shares as Series B Preferred Stock, with a 10% cumulative stock dividend, payable semiannually on March 31 and September 30 of each year, commencing on September 30, 1998, at a rate of 10% per annum. The Company is currently in the process of offering the Series B Preferred Stock. Each share of Series B Preferred Stock is convertible: (i) at the option of the holder into Common Stock of the Company at the rate of seven (7) shares of Common Stock for each share of Series B Preferred Stock, and (ii) mandatorily converted into Common Stock on the date on which a Registration Statement, which is filed with the U.S. Securities and Exchange Commission and would yield proceeds to the Company in excess of $10 million, is declared effective by the SEC. The Series B Preferred Stock is subject to redemption by the Company at its option at any time commencing from the date of issue of such Series B Preferred Stock at a price of $25.00 per share. The Series B Preferred Stock is also subject to a Stock Sale Restriction Agreement prohibiting any private or public sales of the stock for a period of twelve months from the date of purchase. In the event of any liquidation, after payment of debts and other liabilities, the stockholders of Series B Preferred Stock will be entitled to receive, before the stockholders of any Common Stock, the stated value of $21 per share.

None of the Series B Preferred Stock issued has been converted into Common Stock of the Company or redeemed by the Company as of the date hereof.

SERIES B WARRANTS

         The Company also distributed Series B Warrants as part of its reverse merger into Educational Storybooks, so the Company now has 950,000 Series B Common Stock purchase warrants (the "Warrants") outstanding. The Warrants are exercisable at $4.50 per share for the Series B Warrants, subject to effectiveness of registration of the Warrants and underlying shares, within 45 days from the date the registration statement is declared effective.

                  (a) The Company may redeem all or a portion of the Warrants, in each case at $.01 per warrant upon 30 days prior written notice to the warrant holders in the event the Closing bid price of the Company's Common Stock exceeds or equals $6.00 then the Series B Warrants may be redeemed. The warrants may only be redeemed if a current registration statement is in effect with respect thereto. Any warrant holder who does not exercise his Warrants prior to the Redemption Date, as set forth on the Company's Notice of Redemption, will forfeit his right to purchase the shares of Common Stock underlying such Warrants, and after such Redemption Date any outstanding Warrants referred to in such Notice will become void and be canceled. If the Company does not redeem such Warrants, such warrants will expire at the conclusion of the exercise period unless extended by the Company.

                  (b) The Company may at any time, and from time to time, extend the exercise period of the Warrants provided that written notice of such extension is given to the warrant holders prior to the expiration date thereof. Also, the Company may, at any time, reduce the exercise price thereof by written notification to the holders thereof. The Company does not presently contemplate any extensions of the exercise period or reduction in the exercise price of the Warrants.

                  (c) The Warrants contain anti-dilution provisions with respect to the occurrence of certain events, such as stock splits or stock dividends. The anti-dilution provisions do not apply in the event of a merger or acquisition. In the event of liquidation, dissolution or winding-up of the Company, warrant holders will not be entitled to participate in the assets of the Company. Warrant holders have no voting, preemptive, liquidation or other rights of a stockholder of a Company, and no dividends may be declared on the Warrants.

                  (d) The Warrants may be exercised by surrendering to the Company, a Warrant certificate evidencing the Warrants to be exercised, with the exercise form included therein duly completed and executed, and paying to the Company the exercise price per share in cash or check payable to the Company. Stock certificates will be issued as soon thereafter as practicable.

                  (e) The Warrants are not exercisable until the Warrants and the shares of Common Stock underlying the Warrants are registered. The Company has agreed to file with the Commission a registration statement with respect to the issuance of such shares underlying the Warrants. The effective date of such registration will be the "Commencement Date" for determining the exercise period of such Warrants. The Company will also seek to register or qualify the Common Stock issuable upon the exercise of the Warrants under the Blue Sky laws of all states in which holders of the Warrants may reside.

                  (f) The Warrants are deemed to be "restricted securities" in a manner similar to the definition of that term used in Rule 144 and will only be transferable, prior to registration, upon a showing to the satisfaction of the Company that the transfer is exempt from the registration provisions of the Securities Act of 1933. The Warrants are stamped with a restrictive legend.

TRANSFER AGENT

         The transfer agent for the Company is Interwest Stock Transfer Co., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

ANNUAL REPORTS

         The Company intends to furnish annual reports to shareholders which will contain financial statements audited by independent certified public accountants and such other interim reports as the Company may determine.

EARN OUT SHARES AND EARN OUT OPTIONS

         Pursuant to various agreements entered into between the Company and the former shareholders of Earth Care, Clean Earth, ARDT, ITS, EPC, WIF, GHI and CTI as part of the acquisitions of those companies, up to a total of 4,847,186 shares of the Company's Common Stock is subject to the right of such shareholders to receive such stock under certain conditions relating to earnings, sales or production levels reached by the Company or by the entities of which these person were formerly shareholders.

         The Earth Care Historical Shareholders are entitled to receive on a pro rata basis an aggregate of 2,000,000 additional shares of the Company's Common Stock at any time prior to December 31, 2000, in the event that Earth Care, on a consolidated basis, reaches production or sales of at least 2,000,000 pounds of plastic lumber product per month for three consecutive months.

         The Clean Earth Historical Shareholders are entitled to receive on a pro rata basis an aggregate of 2,573,686 additional shares of the Company's Common Stock at any time prior to December 31, 2000, in the event that the Company, on a consolidated basis, reaches production or net sales of at least 2,000,000 pounds of plastic lumber product per month for three consecutive months.

         The ARDT Shareholders are entitled to receive on a pro rata basis an aggregate of up to 75,000 additional shares of the Company's Common Stock during 1998 in the event that ARDT reaches certain specified levels of profits as defined in the agreement during each of those years. Upon issuance, the Company will record compensation expense equal to the excess of the then current market value of the shares.

         Two key operating officers at ITS are entitled to receive an aggregate of up to 16,000 additional shares of the Company's stock during 1998 in the event that ITS reaches certain specified levels of sales and profits, as defined in the acquisition agreement, during each of those years. Upon issuance, the Company will record compensation expense equal to the current market value of the shares over the exercise price of $5.00 per share.

         Two key operating officers of EnviroPlastics Corp. (EPC) have been granted options to purchase an aggregate of up to 90,000 shares on a pro rata basis of the Company's Common Stock during 1997, 1998 and 1999 provided certain specified levels of profits, as defined in the agreement, are met during each of those years. The Company granted 30,000 options for 1997 performance.

         The stockholder of Waste Concepts, Inc. (WCI) has been provided with the right to earn additional shares of the Company's stock equal to 25,000 shares over the next five years in the event Waste Concepts, Inc. meets certain EBIT levels during each of those years.

         The stockholders of Green Horizon Environmental, Inc. (GHI) have been provided with the right to earn additional shares, not to exceed 12,500 shares per year for each of the next four years, based upon EBIT for each of those years.

         The stockholders of Consolidated Technologies, Inc. (CTI), whose interest was purchased by the Company, have the right to earn additional shares based upon meeting certain performance objectives by June 1, 1999. These former stockholders of CTI have the right to earn 182,500 shares of the Company on a cumulative basis.

OTHER OUTSTANDING NON-EMPLOYEE OPTIONS

         The Company has reserved 353,684 shares of the Company's Common Stock for issuance upon exercise of an option held by a former creditor of Earth Care (the "Magellan Option"). The option is exercisable at an aggregate amount of $626,021 for all 353,684 shares, with the option expiring as to 117,895 shares on December 31, 1997 (these shares have been exercised by shareholder and consideration has been paid to the Company), 117,895 shares on December 31, 1998 and 117,894 shares on June 30, 1999. In the event the Magellan Option is not exercised in whole or in part, then those shares reserved for the Option shall be issued on a pro rata basis to the persons who are the historical shareholders of the Company at no cost, in proportion to the shares they owned. These options are incorporated as part of the registration of the stock options sought pursuant to this Prospectus.

         On or about December 12, 1997, the Board of Directors granted options to Stout Partnership providing it the right to purchase 320,000 shares at an exercise price of $2.25 per share. This grant was in consideration of Stout Partnership and each of the individual members of the partnership personally guaranteeing a revolving discretionary line of credit in the amount of $4,000,000 on behalf of the Company with PNC Bank of Delaware. In addition to the personal guarantees, the individual members of the partnership pledged $2,000,000 in cash or securities to PNC Bank on behalf of the Company. August C. Schultes III and Gary J. Ziegler, both directors of the Company, are individual partners in Stout Partnership. Mark S. Alsentzer, Chairman and President of the Company is also an individual partner in Stout Partnership. These options are incorporated as part of the registration of the stock options sought pursuant to this Prospectus.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Of the 17,122,314 shares of the Company's Common Stock outstanding prior to the exercise of any Warrants, 4,307,887 shares are freely tradable or eligible to be sold in the public market that exists for the Common Stock. In addition, the Series B Warrants, totaling another 950,000 shares will be immediately freely tradable upon issuance as will the 2,205,789 shares of stock options, subject to the vesting requirements of each individual grant. In addition, up to 1,477,140 shares of Common Stock convertible from the Series B Preferred Stock offering will be immediately freely tradable upon the effective date of this Registration Statement. Furthermore, all of the remaining shares of Common Stock presently outstanding are restricted and/or affiliate securities which are not presently, but may in the future be sold into any public market that may exist for the Common Stock, pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The majority of these remaining shares are subject to Stock Sale Restriction Agreements, which, in large part, expire on December 31, 1998. Sales of substantial amounts of this Common Stock in the public market could adversely affect the market price of the Common Stock.

         In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any three-month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the Stock becomes quoted on NASDAQ or a stock exchange), the reported average weekly trading volume during the four calendar weeks preceding the sale; provided at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount. Future sales by current shareholders could depress the market prices of the Common Stock in any such market.

                              PLAN OF DISTRIBUTION

         This Prospectus and the registration statement of which it is part relate to the offer and sale of 950,000 shares of Common Stock of the Company underlying Series B Warrants; up to 211,020 shares of Series B Preferred Stock convertible into 1,477,140 shares of Common Stock; and 2,205,789 shares underlying the stock options. The securities registered hereby include 950,000 shares of Common Stock issuable upon the exercise of the Series B Warrants at an exercise price of $4.50 per share. The Series B Warrants were distributed as a dividend with respect to the Common Stock of the Company to shareholders of record as of March 18, 1996. By their terms, the Warrants were not exercisable and did not constitute an offer by the Company to sell the Shares prior to the date of this prospectus. The Warrants are now exercisable until 45 days after the registration statement is declared effective.

         The offering of the Series B Warrants; the stock options, and the Series B Preferred Stock will be managed by the Company without an underwriter, and the Shares will be offered and sold by the Company, without any discount, sales commissions or other compensation being paid to anyone in connection with the offering. In connection therewith, the Company will pay the costs of preparing, mailing and distributing this Prospectus to the holders of the Warrants and stock options. Brokers, nominees, fiduciaries and other custodians will be requested to forward copies of this Prospectus to the beneficial owners of securities held of record by them, and such custodians will be reimbursed for their expenses.

         There is no assurance that all or any of the Shares will be sold, nor any requirement, or escrow provisions to assure that, any minimum amount of Warrants or options will be exercised. All funds received upon the exercise of any Warrants or options will be immediately available to the Company for its use.

EXERCISE PROCEDURES

         Warrants may be exercised in whole or in part by presentation of the Warrant Certificate, with the Purchase Form on the reverse side thereof filled out and signed at the bottom thereof, together with payment of the Exercise Price and any applicable taxes at the principal office of Interwest Stock Transfer Co., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. Payment of the Exercise Price shall be made in lawful money of the United States of America by wire transfer or check payable to the order of "U.S. Plastic Lumber Corp."

         Options may be exercised in whole or in part by the payment of the Exercise Price and any applicable taxes at the principal office of the Company. Payment of the Exercise Price shall be made in lawful money of the United States of America by wire transfer or check payable to the order of "U.S. Plastic Lumber Corp."

         All holders of warrants or options will be given an independent right to exercise their purchase rights. If, as and when properly completed and duly executed notices of exercise are received by the Transfer Agent and/or Warrant Agent, together with the Certificates being surrendered, if applicable, and full payment of the Exercise Price in cleared funds, the checks or other funds will be delivered to the Company and the Transfer Agent and/or Warrant Agent will promptly issue certificates for the underlying Common Stock. It is presently estimated that certificates for the shares of Common Stock will be available for delivery in Salt Lake City, Utah at the close of business on the tenth business day after the receipt of all required documents and funds.

                                  LEGAL MATTERS

         From time to time, the Company is involved as plaintiff or defendant in various legal proceedings arising in the normal course of its business. While the ultimate outcome of these various legal proceedings cannot be predicted with certainty, it is the opinion of management that the resolution of these legal actions should not have a material effect on the Company's financial position.

         The Company received notice from its Chief Executive Officer, Mark S, Alsentzer, on or about July 2, 1998 that the Pennsylvania Department of Environmental Protection had issued himself and Mr. Schultes, a director of the Company, a letter which raised issues of non-compliance by these individuals with a 1992 Settlement Agreement between the Pennsylvania Department of Environmental Protection and Mr. Alsentzer, Mr. Schultes and other parties not related in any manner to the Company. The 1992 Settlement Agreement requires, in part, that Mr. Alsentzer, Mr. Schultes, and other parties disclose their ownership interests in and not participate in any companies performing regulated waste activities within Pennsylvania. The investigation developed due to the Company's recent acquisition of 100% interest in Consolidated Technologies, Inc. ("CTI"). CTI may be involved in a regulated waste activity in the Commonwealth of Pennsylvania, and as a result is involved in the permitting process with the Pennsylvania Department of Environmental Protection. The Company is investigating this matter and is currently negotiating a settlement with the Pennsylvania Department of Environmental Protection. The Company believes it is close to a resolution of this matter, however, there can be no assurance that the Company will be able to negotiate a successful resolution.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS



U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

     Audited Consolidated Financial Statements as of
     December 31, 1997 and 1996 and for the years ended
     December 31, 1997 and 1996                                                          F-2 to F-23

     Unaudited Consolidated Financial Statements as of March 31,
     1998 and 1997 and for the three months ended March 31, 1998
     and 1997                                                                            F-24 to F-34

     Unaudited Pro Forma Consolidated Balance Sheet as of March 31,
     1998 and unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 1998 and the twelve months
     ended December 31, 1997                                                             F-35 to F-41

CYCLE-MASTERS, INC.

     Audited Balance Sheet as of September 30, 1997 and
     Statements of Income and Retained Earnings and Cash Flows
     for each of the years in the two years ended September 30,
     1997. Unaudited Balance Sheet as of March 31, 1998 and unaudited
     Statements of Income and Retained Earnings and Cash Flows for the
     six months ended March 31, 1998 and 1997                                            F-42 to F-51




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To U.S. Plastic Lumber Corp.:

We have audited the accompanying consolidated balance sheet of U.S. Plastic Lumber Corp. (a Nevada Corporation) and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Plastic Lumber Corp. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Miami, Florida,
   March 20, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders
  U.S. Plastic Lumber Corp.:

We have audited the accompanying consolidated balance sheet of U.S. Plastic Lumber Corp. (a Nevada Corporation) and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1996. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Plastic Lumber Corp. and subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



KUNTZ LESHER SIEGRIST & MARTINI LLP

Lancaster, Pennsylvania
December 18, 1997

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                              1997               1996
                                                                                           ------------       ------------
                                   ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                                              $  1,170,120       $    854,290
    Trade receivables, net                                                                    6,903,921          1,396,644
    Other receivables                                                                            36,367            455,000
    Inventories                                                                               1,502,658            486,978
    Prepaid expenses and other current assets                                                   220,728             99,462
                                                                                           ------------       ------------
              Total current assets                                                            9,833,794          3,292,374

PROPERTY AND EQUIPMENT, net                                                                   5,775,424            935,718
ACQUIRED INTANGIBLES, net                                                                     7,009,244          2,810,328
OTHER ASSETS                                                                                    552,914              9,655
                                                                                           ------------       ------------
              Total assets                                                                 $ 23,171,376       $  7,048,075
                                                                                           ============       ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
    Accounts payable                                                                       $  3,788,714       $  1,065,081
    Current portion of notes payable                                                          2,404,607            707,582
    Due to affiliates                                                                         1,956,810            200,000
    Accrued expenses                                                                          1,737,518            701,257
    Other liabilities                                                                           420,084             27,654
                                                                                           ------------       ------------
              Total current liabilities                                                      10,307,733          2,701,574

NOTES PAYABLE, net of current portion                                                           817,011              6,730
DEFERRED INCOME TAXES                                                                           580,433                 --
                                                                                           ------------       ------------
              Total liabilities                                                              11,705,177          2,708,304
                                                                                           ------------       ------------

STOCKHOLDERS' EQUITY:
    10% Convertible preferred stock, par value $.001; authorized 5,000,000 shares; issued and outstanding 208,930 and 74,970, respectively (aggregate
      liquidation preference of $4,178,600 and $1,499,400, respectively)                            209                 75
    Common stock par value $.0001, authorized 50,000,000
      shares; issued and outstanding 15,621,599 and 11,672,349
      shares, respectively                                                                        1,562              1,167
    Additional paid-in capital                                                               12,573,026          4,436,758
    Accumulated deficit                                                                      (1,108,598)           (98,229)
                                                                                           ------------       ------------
              Total stockholders' equity                                                     11,466,199          4,339,771
                                                                                           ------------       ------------

              Total liabilities and stockholders' equity                                   $ 23,171,376       $  7,048,075
                                                                                           ============       ============




The accompanying notes are an integral part of these consolidated balance sheets.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      Years Ended December 31,
                                                                   -------------------------------
                                                                      1997                 1996
                                                                   ------------       ------------
NET REVENUES                                                       $ 24,739,381       $  6,411,656

COST OF GOODS SOLD                                                   19,779,872          5,391,225
                                                                   ------------       ------------

              Gross profit                                            4,959,509          1,020,431

OPERATING EXPENSES                                                    5,280,813          1,311,155
                                                                   ------------       ------------

              Operating loss                                           (321,304)          (290,724)
                                                                   ------------       ------------

OTHER INCOME (EXPENSE):

    Interest income                                                      50,879             53,156
    Interest expense                                                   (307,636)            (8,397)
    Equity in losses of joint venture                                  (131,897)                --
                                                                   ------------       ------------

              Total other income (expense)                             (388,654)            44,759
                                                                   ------------       ------------

              Loss before income taxes and extraordinary item          (709,958)          (245,965)

INCOME TAX BENEFIT                                                       (4,329)           (65,691)
                                                                   ------------       ------------

              Loss before extraordinary item                           (705,629)          (180,274)

EXTRAORDINARY ITEM - gain on involuntary conversion,
    net of income taxes of $44,500                                           --             66,859
                                                                   ------------       ------------

              Net loss                                             $   (705,629)      $   (113,415)

Preferred stock dividends earned                                       (409,705)                --
                                                                   ------------       ------------
              Net loss attributable to
                common stockholders                                $ (1,115,334)      $   (113,415)
                                                                   ============       ============
BASIC AND DILUTED LOSS PER SHARE:
    Loss before extraordinary item                                 $         --       $       (.03)
    Extraordinary item                                                     (.08)               .01
                                                                   ------------       ------------

    Net loss per share                                             $       (.08)      $       (.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                        14,053,862          6,696,805
                                                                   ============       ============








The accompanying notes are an integral part of these consolidated statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                          Convertible
                                                         Preferred Stock                        Common Stock
                                                 -------------------------------       -------------------------------
                                                     Shares             Amount            Shares             Amount
                                                 ------------       ------------       ------------       ------------
Balance, December 31, 1995                                 --       $         --          7,714,286       $        771

Purchase and retirement of treasury stock                  --                 --         (2,314,286)              (231)
Cash dividends
USPLC/CEI (Note 2)                                     74,970                 75          6,272,349                627
Net loss                                                   --                 --                 --                 --
                                                 ------------       ------------       ------------       ------------

Balance, December 31, 1996                             74,970                 75         11,672,349              1,167

Preferred stock issuances                             119,000                119                 --                 --
Preferred stock dividends                              14,960                 15                 --                 --
Business acquisitions                                      --                 --          2,190,150                219
Sale of common stock                                       --                 --          1,111,111                111
Common stock issued under earnout
    agreements                                             --                 --             28,500                  3
Exercise of nonemployee stock options                      --                 --            202,589                 20
Licensing agreement                                        --                 --            187,500                 19
Noncompete agreements                                      --                 --             72,572                  7
Dura Tech agreement                                        --                 --            150,500                 15
Issuance of shares                                         --                 --              6,328                  1
Net loss                                                   --                 --                 --                 --
                                                 ------------       ------------       ------------       ------------
Balance, December 31, 1997                            208,930       $        209         15,621,599       $      1,562
                                                 ------------       ============       ============       ============


                                                  Additional         Accumulated
                                                 Paid-in-Capital       Deficit            Total
                                                 ---------------    ------------       ------------
Balance, December 31, 1995                       $  2,999,229       $    963,186       $  3,963,186

Purchase and retirement of treasury stock          (1,099,769)                --         (1,100,000)
Cash dividends                                                          (948,000)          (948,000)
USPLC/CEI (Note 2)                                  2,537,298                 --          2,538,000
Net loss                                                   --           (113,415)          (113,415)
                                                 ------------       ------------       ------------

Balance, December 31, 1996                          4,436,758            (98,229)         4,339,771

Preferred stock issuances                           2,379,881                 --          2,380,000
Preferred stock dividends                             304,725           (304,740)                --
Business acquisitions                               2,277,262                 --          2,277,481
Sale of common stock                                2,499,889                 --          2,500,000
Common stock issued under earnout
    agreements                                         63,087                 --             63,090
Exercise of nonemployee stock options                 358,565                 --            358,585
Licensing agreement                                    93,731                 --             93,750
Noncompete agreements                                  80,681                 --             80,688
Dura Tech agreement                                    75,235                 --             75,250
Issuance of shares                                      3,212                 --              3,213
Net loss                                                   --           (705,629)          (705,629)
                                                 ------------       ------------       ------------
Balance, December 31, 1997                       $ 12,573,026       $ (1,108,598)      $ 11,466,199
                                                 ============       ============       ============



The accompanying notes are an integral part of these consolidated statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      Years Ended December 31,
                                                                                 ---------------------------------
                                                                                      1997               1996
                                                                                 --------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                     $     (705,629)      $   (113,415)
                                                                                 --------------       ------------
    Adjustments to reconcile net loss to net cash provided
      by operating activities-
        Depreciation                                                                    520,888            621,452
        Amortization                                                                    268,279              8,245
        Provision for uncollectible accounts                                            219,053             21,704
        Equity in losses of joint venture                                               131,897                  -
        Compensation expense on earnout shares                                           63,090                  -
        Write-off of abandoned and fire damaged property and
          equipment                                                                           -             68,085
        Deferred income taxes                                                          (169,252)           121,300
        Changes in operating assets and liabilities, net of Acquisition:
              Accounts receivable                                                    (1,388,682)           620,760
              Inventories                                                              (575,126)           (39,630)
              Prepaid expenses and other current assets                                (100,166)            72,767
              Other assets                                                             (373,466)                 -
              Accounts payable                                                         (874,589)           243,363
              Other liabilities                                                         260,533                  -
              Accrued expenses                                                          269,242            193,020
                                                                                 --------------       ------------
                  Total adjustments                                                  (1,748,299)         1,931,066
                                                                                 --------------       ------------

                  Net cash (used in) provided by operating activities                (2,453,928)         1,817,651
                                                                                 --------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                             (2,625,356)          (251,035)
    Cash paid for acquisitions, net of cash received                                 (1,595,000)           225,468
                                                                                 --------------       ------------

                  Net cash used in investing activities                              (4,220,356)           (25,567)
                                                                                 --------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sales of common stock                                               2,503,213                  -
    Proceeds from sale of preferred stock                                             2,380,000                  -
    Proceeds from stock option exercises                                                358,585                  -
    Advances from affiliate                                                           1,900,000                  -
    Repayment of amounts due to affiliate                                              (200,000)                 -
    Proceeds from notes payable                                                       1,379,987                  -
    Repayment of notes payable                                                       (1,331,671)                 -
    Dividends paid                                                                            -           (948,000)
    Payment for purchase of treasury stock                                                    -         (1,100,000)
                                                                                 ----------------     ------------

                  Net cash provided by (used in) financing activities                 6,990,114         (2,048,000)
                                                                                 --------------       ------------


                                   (Continued)

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (CONTINUED)

                                                         Years Ended December 31,
                                                       ----------------------------
                                                           1997             1996
                                                       -----------      -----------
NET INCREASE (DECREASE) IN CASH
    AND CASH EQUIVALENTS                                   315,830         (255,916)

CASH AND CASH EQUIVALENTS, beginning of year               854,290        1,110,206
                                                       -----------      -----------

CASH AND CASH EQUIVALENTS, end of year                 $ 1,170,120      $   854,290
                                                       ===========      ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid during the year for-
      Interest                                         $   302,305      $     8,397
                                                       ===========      ===========
      Income taxes                                     $        --      $    50,000
                                                       ===========      ===========



SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
FINANCING ACTIVITIES:
      See Notes 2, 6, 10 and 12 for information regarding common and preferred shares issued for acquisitions, noncompete agreements, licensing agreement, modification of Dura Tech agreement and note to stockholder/directors.











The accompanying notes are an integral part of these consolidated statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF OPERATIONS

U.S. Plastic Lumber Corp. and its subsidiaries are engaged in the manufacturing of recycled plastic lumber from post-consumer plastic waste and the recycling of soils which have been exposed to hydrocarbons. The Company's plastic lumber customers are located throughout the United States. The Company's soil recycling customers are located primarily in the Northeastern United States.

      PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of U.S. Plastic Lumber Corp. and its wholly-owned subsidiaries as follows: Earth Care Products of America, Inc., Earth Care Products of Tennessee, Inc., Earth Care Products of the Midwest, Inc., Clean Earth, Inc., Clean Earth of New Castle, Inc., Recycled Plastic Industries, Inc., Environmental Specialty Products, Inc., EnviroPlastics Corporation, Earth Care Products of New Jersey, Inc., Integrated Technical Services, Inc., Advanced Remediation and Disposal Technologies, Inc., Waste Concepts, Inc. and Carteret Biocycle Corporation (collectively the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

Carteret Biocycle Corporation ("CBC") was formed in June 1997. CBC will operate a bio-organic recycling facility for contaminated soils.

In July 1997, the Company and Interstate Industrial Corp. formed a 50/50 joint venture to operate a dredging company. The Company accounts for its investment on the equity method. As of December 31, 1997, the carrying value of the Company's investment in joint venture represented its share of the net losses of the joint venture, or $131,897. Such amount is included in other liabilities in the accompanying 1997 consolidated balance sheet.

      USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

      INVENTORIES

Inventories are valued at the lower of cost or market, cost being determined by the first-in, first-out method.

      PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed for financial statement purposes by the use of the straight-line method over the estimated useful lives of the assets. Accelerated methods of computing depreciation are used for tax purposes. Upon sale or retirement, the cost and related accumulated depreciation of such assets are removed from the accounts and any resulting gain or loss realized is credited or charged to income during the period. Expenditures for maintenance and repairs are charged to operations as incurred. Significant renewals, improvements and betterments are capitalized.

      ACQUIRED INTANGIBLES

The excess of cost over the fair value of net assets of businesses acquired is amortized on a straight-line basis over a period of twenty years. Amortization expense was $268,279 in 1997. Accumulated amortization was $268,279 at December 31, 1997.

It is the Company's policy to evaluate the excess of cost over the net assets of businesses acquired based on an evaluation of such factors as the occurrence of a significant adverse event or change in the environment in which the business operates or if the expected undiscounted future net cash flows are less than the carrying amount of the asset. An impairment loss would be recorded in the period such determination is made.

      REVENUE RECOGNITION

Revenues from the Company's plastic lumber division are recognized at the date the products are shipped. Revenues from the environmental recycling division are recognized upon treatment and certification.

The Company provides for estimated losses on doubtful accounts. The following is a summary of activity of the Company's allowance accounts:

                                           1997             1996
                                         ---------       ---------
Balance, beginning of year               $ 148,744       $ 127,040

Provision for doubtful accounts            219,053          21,704
Write-offs                                 (47,662)             --
Allowance of acquired entities             154,895              --
                                         ---------       ---------

Balance, end of year                     $ 475,030       $ 148,744
                                         =========       =========

      STOCK-BASED COMPENSATION

The Company follows Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." In accounting for stock-based transactions with nonemployees, the Company records compensation expense when these types of options are issued. As permitted by SFAS No. 123, the Company accounts for stock-based compensation granted to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

      INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be settled or realized.

      ADVERTISING COSTS

Advertising costs are charged to operations as incurred and were approximately $81,068 and $18,500 in 1997 and 1996, respectively.

      CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables. The Company maintains its cash and cash equivalents with various financial institutions which are primarily located in the Eastern United States. At December 31, 1997, the Company had bank balances of approximately $786,000 in excess of amounts insured by federal deposit insurance. Trade receivables are concentrated primarily in the Northeastern United States. The Company generally does not require collateral from its customers.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments include cash and cash equivalents, receivables, accounts payable, due to affiliates and notes payable. The carrying amounts reported in the consolidated balance sheet for these financial instruments approximate their fair value.

      LOSS PER SHARE

Basic loss per share is computed by dividing net loss by the weighted-average number of shares actually outstanding. Diluted loss per share further considers the impact of common stock equivalents to the extent that they are dilutive. As the Company incurred losses in 1997 and 1996, basic and diluted loss per share are the same.

      IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting of Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." Both Statements are required to be adopted in 1998. The Company does not believe that such adoption will have a significant impact on its financial statement presentation.

      RECLASSIFICATIONS

Certain 1996 amounts have been reclassified to conform with the 1997 presentation.

2.    ACQUISITIONS

      1996 ACQUISITION

Effective December 30, l996, Clean Earth, Inc., together with its subsidiaries, (collectively, "CEI") was acquired as a wholly-owned subsidiary of U.S. Plastic Lumber Corp. ("USPLC"), through the exchange of 77,143 shares of USPLC common stock for each outstanding share of common stock of CEI, for a total of 5,400,000 shares (the "Merger"). For financial reporting purposes, CEI is deemed to be the acquiring corporation and the transaction has been accounted for as a reverse merger with the historical financial statements prior to December 30, 1996 being those of CEI. The determination of CEI as the acquirer for financial reporting purposes was based upon the following factors: (i) former shareholders of CEI held the right to control a majority of board seats immediately subsequent to the acquisition, (ii) the chief executive officer and certain directors of the merged companies were individuals who were holding such positions at CEI, (iii) the assets and revenues of CEI substantially exceeded those of USPLC, and (iv) although the former shareholders did not receive a majority share of USPLC common stock after the acquisition, when taking into account the number of preferred shares and stock options held by these individuals, if such preferred shares were converted and stock options were exercised, a majority ownership position would be obtained. All references in the consolidated financial statements referring to shares, share prices, per share amounts and stock prices have been retroactively adjusted to reflect the capital structure of USPLC. The merger agreement provides for the issuance of an additional 2,573,686 shares of common stock to the former shareholders of CEI upon the ultimate resolution of the contingency related to the issuance of shares to certain USPLC stockholders as discussed in Note 11. Upon final resolution of this contingency, the additional shares issued, if any, will be issued at their then current fair value as an additional cost of the acquisition and recorded as acquired intangibles.

The value of the USPLC shares issued in connection with the reverse acquisition was $2,538,000, or $0.47 per share. The purchase price exceeded the fair value of the net assets acquired by approximately $2,810,000. Accordingly, the excess has been recorded as a component of acquired intangibles and is being amortized on a straight-line basis over a period of twenty years.

The following unaudited pro forma information presents a summary of the 1996 consolidated results of operations of USPLC and CEI as if the acquisition had occurred January 1, 1996:

          Net revenues                                $   6,627,000
                                                      =============

          Loss before extraordinary item              $  (2,303,000)
                                                      =============

          Net loss                                    $  (2,236,000)
                                                      =============

          Basic and diluted loss per share:

             Loss before extraordinary item           $        (.18)
             Extraordinary item                                 .01
                                                      -------------

             Net loss                                 $        (.17)
                                                      =============

These unaudited pro forma results have been prepared for comparison purposes only and include adjustments for depreciation on revalued property and equipment, amortization of goodwill, and to reflect the provision for income taxes at an effective rate of 40%. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on January 1, 1996, or of future results of operations of the consolidated entities.

      1997 ACQUISITIONS

On January 27, 1997, the Company acquired Recycled Plastics Industries, Inc. ("RPI"), a recycled plastic lumber manufacturer in exchange for $1,200,000 in cash and 1,000,000 shares of common stock. The total purchase price of $1,675,000 exceeded the estimated fair value of the net assets of RPI by approximately $1,410,000. The excess has been recorded as a component of acquired intangibles and goodwill and is being amortized on a straight-line basis over a period of twenty years.

On February 24, 1997, the Company acquired Advanced Remediation and Disposal Technologies, Inc. ("ARDT"), an environmental consulting and remediation company, in exchange for 300,000 shares of the Company's common stock. The common stock was valued based on an independent appraisal at $159,000 which was less than the estimated fair value of the net assets of ARDT by approximately $120,000. The difference was reflected as a reduction of non-current assets. The purchase agreement also provides for the issuance of up to an additional 150,000 shares of the Company's common stock if ARDT meets certain profitability levels during the years ending December 31, 1997 and 1998. In 1997, 12,500 of such shares were earned under the earnout provision and were recorded as compensation expense at their current fair value of $28,125.

On March 28, 1997, the Company acquired Environmental Specialty Products, Inc. ("ESP"), a sales and marketing company of recycled plastic lumber products in exchange for $110,000 of cash and 25,150 shares of common stock. The total purchase price of $123,581 exceeded the estimated fair value of the net assets of ESP by approximately $29,000. The excess has been recorded as a component of acquired intangibles and is being amortized on a straight-line basis over a period of twenty years.

On March 31, 1997, the Company acquired Integrated Technical Services, Inc. ("ITS"), an environmental consulting and remediation company, in exchange for $110,000 in cash and 185,000 shares of common stock. The total purchase price of $209,900 exceeded the estimated fair value of the net assets of ITS by approximately $277,000. The excess has been recorded as a component of acquired intangibles and is being amortized on a straight-line basis over a period of twenty years. The purchase agreement also provides for the issuance of up to an additional 24,000 shares of the Company's common stock to certain former stockholders of ITS if ITS meets certain profitability levels during the years ending December 31, 1997 and 1998. In 1997, 16,000 of such shares were earned under the earnout provision and were recorded as compensation expense at their current fair value of $34,965. Additionally, the former shareholders of ITS were awarded 47,572 shares of common stock as consideration for noncompete agreements. The Company is amortizing the associated cost of $25,688 over the 60-month term of the related agreements.

On June 30, 1997, the Company acquired EnviroPlastics Corporation ("EPC"), a recycler of post consumer plastic, in exchange for 280,000 shares of the Company's common stock. The total purchase price of $630,000 exceeded the estimated fair value of the net assets of ITS by approximately $1,526,000. The excess has been recorded as a component of acquired intangibles and is being amortized on a straight-line basis over a period of twenty years. The purchase agreement also provides for the issuance of up to 90,000 stock options for shares of the Company's common stock, at an exercise price of $5.00 per share, if EPC meets certain profitability levels during the years ending December 31, 1997, 1998 and 1999. In 1997, 30,000 options were granted under the terms of the earnout provision. The exercise price of the stock options exceeded the fair value of the underlying shares, accordingly, no compensation expense was recorded at the date of grant. Additionally, the former shareholders of EPC were awarded 25,000 shares of common stock as consideration for noncompete agreements. The Company is amortizing the associated cost of $55,000 over the 60-month term of the related agreements.

On November 18, 1997, the Company acquired Waste Concepts, Inc. ("WCI"), an environmental consulting and remediation company, in exchange for $175,000 in cash and 400,000 shares of common stock. The total purchase price of $1,075,000 exceeded the estimated fair value of the net assets of WCI by approximately $1,217,000. The excess has been recorded as goodwill and is being amortized on a straight-line basis over a period of twenty years. The purchase agreement also provides for the issuance of up to an additional 25,000 shares of the Company's common stock if WCI meets certain profitability levels during the five-year period ending December 31, 2002. No shares were granted in 1997 under the provisions of the earnout.

A summary of the aggregate purchase price of the 1997 acquisitions and net assets acquired is as follows:

          Aggregate purchase price            $ 3,972,481
                                              -----------
          Working capital (deficit)              (619,316)
          Long-term assets                      2,813,281
          Long-term debt                       (1,965,040)
          Deferred taxes                         (815,885)
                                              -----------
          Acquired intangible items           $ 4,459,441
                                              ===========

The acquisitions have been accounted for as purchases and, accordingly, the results of operations of the acquired companies are included with those of the Company for periods subsequent to the date of acquisition.

The unaudited pro forma combined results of operations of the Company, RPI, ARDT, ESP, ITS, EPC, and WCI for 1997 and 1996, after giving effect to certain pro forma adjustments are as follows:

                                                              1997               1996
                                                           -----------      ------------
          Net sales                                        $33,494,446      $ 24,927,343
                                                           ===========      ============

          Loss before extraordinary items                  $(1,261,188)     $ (2,243,194)
                                                           ===========      ============

          Basic and diluted loss per share                 $      (.09)     $       (.15)
                                                           ===========      ============

          Weighted average shares used in computation       14,797,128        15,125,028
                                                           ===========      ============



The foregoing unaudited pro forma results of operations reflect adjustments for amortization of goodwill, depreciation on revalued property and equipment, and to reflect income taxes at an effective statutory rate of 40%. They do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred at the beginning of the period presented, or of future results of operations of the consolidated entities.

3.    INVENTORIES

Inventories consist of the following:

                                      1997              1996
                                    ----------      ----------
          Supplies                  $   66,103      $   71,143
          Raw materials                508,360          83,887
          Work-in-process               16,214              --
          Finished goods               911,981         331,948
                                    ----------      ----------
                                    $1,502,658      $  486,978
                                    ==========      ==========

4.    PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                    Useful
                                                                    Lives             1997               1996
                                                                --------------     ------------      ------------
             Buildings                                             30 years        $  1,146,948      $         --
             Machinery and equipment                            7 to 10 years         7,806,148         3,779,540
             Leasehold improvements                             Life of lease           134,063           409,470
             Furniture and fixtures                                5 years              407,446            23,822
                                                                                   ------------      ------------
                                                                                      9,494,605         4,212,832

             Less - accumulated depreciation                                         (3,719,181)       (3,277,114)
                                                                                   ------------      ------------
                                                                                   $  5,775,424      $    935,718
                                                                                   ============      ============


Depreciation expense was $520,888 and $621,452 for the years ended December 31, 1997 and 1996, respectively.

5.    NOTES PAYABLE

Notes payable consist of the following:

                                                                                        1997                 1996
                                                                                   -------------          ----------
             Line of credit, bearing interest at 9% due December 31,
               1998, collateralized by substantially all of the assets of
               certain subsidiaries of the Company                                 $    600,000           $    --

             Promissory bank note, payable in monthly installments through
               September 1, 2002, bearing interest at 9%, collateralized by substantially all of the assets of certain subsidiaries of
               the Company                                                              255,501                --

             Promissory bank note, payable in monthly installments through
               September 1, 2001, bearing interest at 9%, collateralized by substantially all of the assets of certain subsidiaries of
               the Company                                                              174,469                --

             Promissory bank note, payable in monthly installments through April
               29, 1999, bearing interest at 8.25%, collateralized by property
               and inventory of certain subsidiaries of the Company                     231,620                --

             Promissory note payable, interest payments due monthly bearing interest at prime plus 2% (8.5% at December 31, 1997), balloon payment due September 1, 1998, collateralized by all assets of
               certain subsidiaries of the Company                                      318,750                --

             Note payable, payable in monthly installments through April 1,
               2002, bearing interest at 7.565%, collateralized
               by all assets of a subsidiary of the Company                             387,772                --

             Promissory note payable, currently due in total, bearing
               interest at 7.5% collateralized by all assets of certain
               subsidiaries of the Company                                              280,561                --

             Noninterest bearing note payable with customer due February 1998           300,000                --

             Line of Credit, interest payments due monthly bearing interest at
               10.25%, with an open maturity, collateralized by various assets
               of a subsidiary of the Company                                           142,143                --

             Promissory note payable, payable in monthly installments through
               July 19, 1998, bearing interest at 10.5%, collateralized by all
               assets of a certain subsidiaries of the Company                          110,900           134,724



                                   (Continued)

                                                                                        1997                 1996
                                                                                   -------------          ----------

             Note payable to stockholder, bearing interest at prime,
             plus 1%, repaid in January 1997                                        $        --     $     500,824

             Other notes payable, maturing from payable on demand to May 31,
               2001, bearing interest ranging from 8.3 to 11.75%, collateralized
               by various assets of the Company                                         419,902            78,764
                                                                                   ------------     -------------

             Total debt                                                               3,221,618           714,312

             Less- current portion                                                   (2,404,607)         (707,582)
                                                                                   ------------     -------------

             Long-term debt                                                        $    817,011     $       6,730
                                                                                   ============     =============



Long-term debt matures as follows:

         YEAR ENDING            AMOUNTS
                              ------------
          1998                $  2,404,607
          1999                     327,565
          2000                     211,510
          2001                     204,533
          2002                      73,403
                              ------------
                              $  3,221,618
                              ============

6.    CAPITAL STOCK

      SERIES A CONVERTIBLE PREFERRED STOCK

During the year ended December 31, 1996, the Company initiated an offering of up to 250,000 shares of the Company's Series A Preferred Stock. The shares are nonvoting and have a 10% cumulative stock dividend payable semiannually and will be paid in Series A Preferred Stock. No cash dividends will be paid. Each share is convertible into seven shares of the Company's common stock at the option of the stockholder or mandatorily on the date a registration statement, which would yield the Company $10 million in proceeds, is declared effective by the Securities and Exchange Commission. In the event of any liquidation, after payment of debts and other liabilities, the holders of Series A Preferred Stock will be entitled to receive, before the holder of any of the Common stock, the stated value of $20.00 per share. The Series A Preferred Stock can be redeemed at any time at the sole option of the Company for $25.00 per share. Through December 31, 1997, the Company had issued 208,930 shares of its 10% convertible preferred stock, including accumulated dividends, for net proceeds of $3,879,400.

      COMMON STOCK

In June of 1997, in settlement of a liability accrued at December 31, 1996, which resulted from modification of certain of its agreements related to its acquisition of DuraTech Industries, the Company issued an additional 150,500 shares of its common stock, together with $30,000 in cash.

During 1997, the Company issued 1,111,111 shares of its common stock for net proceeds of $2,500,000.

      TREASURY STOCK

Prior to the Merger, CEI acquired 2,314,286 shares of its common stock from its sole stockholder for $1,100,000 during June and September 1996. Effective with the Merger, those treasury shares were cancelled and retired.

      STOCK WARRANTS

At December 31, 1997, the Company had outstanding 950,000 Series A and 950,000 Series B Warrants to purchase the Company common stock at $2.50 and $4.50 per share, respectively. Such warrants are exercisable at any time prior to June 30, 1998 provided that a registration statement is in effect for the underlying common shares.

The warrants are redeemable by the Company for $0.01 per warrant upon 30 days notice if the closing bid price for the Company's stock equals or exceeds $4.00 and $6.00 per share for the Series A and Series B Warrants, respectively, at any time for twenty consecutive trading days. As of March 20, 1998, the Company had not registered the underlying common stock for the Series B Warrants.

      EMPLOYEE STOCK OPTIONS

During 1997 and 1996, the Company granted stock options to key employees and directors. The option price at the date of grant is determined by the Board of Directors and is generally tied to the market price of the Company's freely trading shares. The term for exercising the stock options is generally ten years. Stock options granted under the Company's stock option incentive plan vest ratably over a period of three years. Employee stock option activity is as follows:



                                                                  Weighted Average     Number of
                                                                     Exercise           Options
                                                                      Price           Outstanding
                                                                  --------------      -----------
             Outstanding, December 31, 1996                               $4.26          307,000
                 Granted                                                   3.47        1,220,000
                 Exercised                                                 -                   -
                 Canceled                                                  4.33         (177,000)
                                                                         ------      -----------
             Outstanding, December 31, 1997                               $3.54        1,350,000
                                                                          =====      ===========
             Stock options exercisable                                    $3.54        1,191,667
                                                                          =====      ===========



The weighted average fair value per share as of the grant date was $.90 for stock options granted in 1997.

Additional information regarding options outstanding at December 31, 1997 as follows:

                                        Outstanding                     Exercisable
                                 ---------------------------     -------------------------
         Range of                                   Weighted                      Weighted
     Exercise Prices                                Average                        Average
  -----------------------                           Exercise                      Exercise
     Low            High            Number            Price         Number           Price
  -------         -------        -----------         ------      -----------        ------
  $  2.22         $  4.00          1,210,000         $ 3.29        1,090,000        $ 3.29
     4.50            7.22            140,000           5.96          101,667          6.47
  -------         -------        -----------         ------      -----------        ------
  $  2.25         $  7.22          1,350,000         $ 3.54        1,191,667        $ 3.54
  =======         =======        ===========         ======      ===========        ======



The following table summarizes the pro forma consolidated results of operations of the Company as though the fair value based accounting method in SFAS 123 had been used in accounting for employee stock options, for the year ended December 31, 1997. The pro forma impact of such options for the year ended December 31, 1996 was not material.

          As reported results of operations:
              Net loss                                    $   (705,629)
              Net loss per share basic and diluted        $       (.05)

          Pro forma results of operations:
              Net loss                                    $   (759,558)
              Net loss per share basic and diluted        $       (.05)

For purposes of the above disclosure, the determination of the fair value of stock options granted in 1997 was based on the following: (i) a risk free interest rate of 7.5%; (ii) expected option lives of seven years; (iii) expected volatility in the market price of the Company's common stock of 75%; and (iv) no expected dividends on the underlying common stock.

The Company had an agreement with a key employee under which, options were to be granted to the employee based upon revenue levels and other factors, at prices which could be below fair market value. Effective December 31, 1997, the Company modified the agreement to fix the number of options at 950,000, and to fix the exercise prices of such options at prices which range from $2.25 to $4.00. As the fair value of the Company's stock at the date of the modification was not in excess of the exercise prices, no compensation expense was recorded in connection with such modification.

      NONEMPLOYEE STOCK OPTIONS

Magellan Finance Corporation ("Magellan"), a stockholder, holds an option to purchase up to 353,684 shares of the Company's common stock at $1.77 per share. The option expires as follows: 117,895 options on December 31, 1997; 117,895 options on September 30, 1998; and 117,894 options on June 30, 1999. If Magellan does not exercise its option to purchase the shares, then the Company is obligated to issue the shares to certain USPLC stockholders, as defined, at no cost. In December 1997, Magellan exercised 117,894 of the options.


                                                                               Number of
                                                            Weighted Average    Options
                                                             Exercise Price   Outstanding
                                                             ---------------  -----------
                       Outstanding, December 31, 1996           $   1.81         463,379
                           Granted                                    --             --
                           Exercised                                1.77       (202,589)
                           Canceled                                 2.50         (5,000)
                                                                --------       --------

                       Outstanding, December 31, 1997           $   1.83        255,790
                                                                ========       ========
                       Stock options exercisable                $   1.88        137,895
                                                                ========       ========



The weighted average fair value of the stock options exercised was $2.25. See
Note 13

      STOCK RESERVATIONS

At December 31, 1997, common stock was reserved for the following:

          USPLC and CEI contingently issuable shares              4,723,686
          Exercise of Series A and Series B Warrants              1,900,000
          Conversion of Preferred Stock                           1,464,449
          Nonemployee stock options                                 255,790
          Employee stock options                                  1,350,000
          Shares and options contingently issuable under
             earnout provisions                                     168,000
                                                                  ---------
                                                                  9,861,925
                                                                  =========

7.    EMPLOYEE BENEFIT PLANS

The Company has defined contribution 401(k) and profit sharing plans which cover substantially all employees who have met the eligibility requirements. Employees may contribute up to the maximum allowable under current regulations to the 401(k). There are no employee contributions to the profit sharing plan. The Company's contribution to each plan is at the discretion of the Company. There were no Company contributions to the plans during 1997 and 1996.

8.    INCOME TAXES

The provision for income taxes includes federal and state taxes currently payable and those deferred because of temporary differences between financial statement and tax basis of assets and liabilities. The components of the provision for income taxes (benefit) included in the consolidated statements of income is as follows:

                                                     1997              1996
                                                  ----------        ----------
             Current:
                 Federal                              $    -        $ (144,812)
                 State                               164,923           (42,179)
                                                  ----------        ----------
                                                     164,923          (186,991)
                                                  ----------        ----------
             Deferred:
                 Federal                             (95,839)           94,918
                 State                               (73,413)           26,382
                                                  ----------        ----------
                                                    (169,252)          121,300
                                                  ----------        ----------
                                                  $   (4,329)       $  (65,691)
                                                  ==========        ==========

The provision for income taxes differed from the amount obtained by applying the federal statutory income tax rate to pre-tax accounting income, as follows:

                                                          1997             1996
                                                        ---------       ---------
          Tax at statutory rate of 34%                  $(241,386)      $ (83,628)
          State taxes, net of Federal benefit              23,691         (26,995)
          Nondeductible goodwill                           88,578              --
          Increases in valuation reserves                 124,788          44,932
                                                        ---------       ---------
              Income tax benefit                        $  (4,329)      $ (65,691)
                                                        =========       =========


Deferred taxes primarily represent the impact of businesses acquired in 1997 who formerly accounted for Federal income taxes on a cash basis.

9.    GAIN ON INVOLUNTARY CONVERSION

During March 1996, fire damaged equipment at the CEI. The extraordinary gain represents the excess of insurance proceeds received over the loss incurred. The Company and the insurance carrier have reached a final settlement in February 1997 for an additional $455,000. This amount is reflected in the December 31, 1996 balance sheet as a receivable. Total insurance proceeds amounted to $805,000 for the year ended December 31, 1996.

10.   RELATED PARTY TRANSACTIONS

In 1997, the Company borrowed $1,900,000 from a company controlled by a member of the Board of Directors and his family. The note bears interest at prime plus 1% and is due on demand.

In 1996, the Company incurred administrative and service fees to various stockholders and directors totaling $500,000. No such costs were incurred in 1997.

During 1996, certain stockholders and directors loaned the Company $120,000 which was later converted into Series A Preferred Stock. Each of the five participating stockholder/directors also received 5,000 stock options to purchase common stock at $2.50 per share.

The Company leases certain office space and manufacturing facilities from entities controlled by individuals who are stockholders. These leases provide for minimum annual rentals of $423,779 through 2000. The manufacturing facility lease was terminated in December 1997.

11.   COMMITMENTS AND CONTINGENCIES

      OPERATING LEASES

The Company leases office space, equipment, manufacturing facilities, and land under non-cancelable operating leases which expire at various dates through 2028.

Future minimum payments are as follows for the years ending December 31:

                                     Affiliates   Third Parties        Total
                                    ----------    -------------      ----------
          1998                      $  138,779      $  602,565      $  741,344
          1999                         142,500         355,799         498,299
          2000                         142,500         301,477         443,977
          2001                         142,500         295,676         438,176
          2002                         142,500         271,677         414,177
          Thereafter                   718,438       5,355,000       6,073,438
                                    ----------      ----------      ----------
          Total                     $1,427,217      $7,182,194      $8,609,411
                                    ==========      ==========      ==========

The Company leases land at its soil recycling facility at a rental of $1.00 per ton of soil received with a minimum rental of $50,000 per year. Rent expense under this lease was $192,223 and $144,915 in 1997 and 1996, respectively. The lease currently expires in 1998 and contains three five-year renewal options. The lessor has the right and option at the time of renewal to require the Company to purchase the property at a purchase price of $100,000 per acre subject to annual escalations based on the Consumer Price Index from inception of the lease. The Company currently leases 7.5 acres of land.

Rent expense for all operating leases for the years ended December 31, 1997 and 1996 was approximately $563,000 and $300,000, respectively.

      COVENANT NOT TO COMPETE

The Company has a covenant not to compete agreement for which the Company pays $2.00 per ton of soil received for processing. These payments expire August 31, 1998. The expense for the covenant not to compete for 1997 and 1996 amounted to $384,446 and $336,546, respectively.

      EARNOUT AGREEMENT

The Company has an earnout agreement which provides for 2,000,000 shares of the Company's common stock to be reserved for certain USPLC stockholders, as defined, to be issued upon the Company meeting certain production or sales goals for plastic lumber product prior to December 31, 2000. The additional shares, if any, will be issued at their then current fair value as an additional cost of the acquisition of Earth Care Global Holdings, Inc. by USPLC and allocated to acquired intangibles.

      LEGAL PROCEEDINGS

The Company is subject to claims and legal actions that arise in the ordinary course of its business. The Company believes that the ultimate liability, if any, with respect to these claims and legal actions, will not have a material effect on the financial position or results of operations of the Company.

At December 31, 1996, $113,415 of notes receivable are due from certain partners of Earth Care Partners ("ECP"). ECP was a partnership controlled by an officer/stockholder of USPLC. USPLC acquired ECP in February 1996. Shares issued in connection with the acquisition were to be pledged as collateral and subsequently sold when registered to repay the notes. As there were no plans to register such shares, an allowance equal to the notes receivable was recorded. In August l997, a former partner of ECP alleged that the Company had wrongfully issued shares to the other partners of ECP in connection with the acquisition. The Company, through an outside counsel, reviewed the transaction and concluded that the stock issued to certain ECP partners was not properly authorized. The affected ECP partners have disputed this conclusion. The Company and the affected ECP partners are in negotiations to resolve these issues. The Company believes that the ultimate outcome will not have a material effect on the financial position or results of operations of the Company.

      LICENSING AGREEMENT

During February of 1997, the Company entered into a licensing agreement with Rutgers University for the rights to commercially develop, manufacture and sell a composite building material from recycled waste. In exchange for $10,000 in cash and 187,500 shares of the Company's common stock, the Company received an exclusive license to use this material for certain applications, including railroad ties, marine pilings and building materials. The total consideration was valued at $103,750 and has been recorded as a component of other assets in the accompanying 1997 consolidated balance sheet. This agreement is in effect for at least ten years from the date of the initial product sales and requires the Company to pay a maintenance fee and a 3% royalty fee. Such fees are subject to certain minimum payment thresholds, as follows:


                                    Maintenance         Royalty
                                        Fee               Fee
                                    -----------       -----------
             1998                   $     5,000       $    25,000
             1999                        10,000            40,000
             2000                        10,000            60,000
             2001                        10,000            60,000
             2002                        10,000            60,000
             Thereafter                  60,000           360,000
                                    -----------       -----------
                 Total              $   105,000       $   605,000
                                    ===========       ===========

      ROYALTY AGREEMENT

CBC has a license and operating agreement with SD&G Aggregates, Inc. ("SD&G") to conduct remediation of contaminated soils. The Company pays SD&G a royalty of 2% of sales. As CBC had no revenues in 1997, no such royalty payments were made.

      SIGNIFICANT CUSTOMERS

One of EPC's customers accounted for 74% of its total revenues of approximately $3,500,000.

12.   SEGMENT REPORTING

The Company's revenues generating operations are conducted through two divisions, comprised of the plastic lumber division and the environmental recycling division. The recycled plastic lumber division primarily includes the operations of USPLC, RPI, ESP and EPC. The environmental recycling division reflects the operating activities of CEI, ARDT, ITS, WCI and CBC.

The operating results of the respective segments are set forth below (in thousands):

                                                     For the Years Ended December 31,
                                                     --------------------------------
                                                          1997           1996
                                                        --------       --------
          Revenues:
              Plastic lumber division                   $  8,130       $     --
              Environmental recycling division            16,609          6,412
                                                        --------       --------
                                                        $ 24,739       $  6,412
                                                        ========       ========
          Operating income (loss):
              Plastic lumber division                   $ (1,033)      $     --
              Environmental recycling division             2,312           (291)
              Corporate                                   (1,600)            --
                                                        --------       --------
                                                        $   (321)      $   (291)
                                                        ========       ========
          Depreciation and amortization:
              Plastic lumber division                   $    392       $     --
              Environmental recycling division               237            629
              Corporate                                      160             --
                                                        --------       --------
                                                        $    789       $    629
                                                        ========       ========


Information with respect to identifiable assets and capital expenditures of the respective segments is set forth below (in thousands):

                                                       December 31,
                                                     1997         1996
                                                    -------      -------
          Identifiable assets:
              Plastic lumber division               $15,113      $    --
              Environmental recycling division        8,058        7,048
              Corporate                                  --           --
                                                    -------      -------
                                                    $23,171      $ 7,048
                                                    =======      =======
          Capital expenditures:
              Plastic lumber division               $ 1,126      $    --
              Environmental recycling division        1,499          251
              Corporate                                  --           --
                                                    -------      -------
                                                    $ 2,625      $   251
                                                    =======      =======

13.   SUBSEQUENT EVENTS

In January 1998, the Company acquired Green Horizon Environmental, Inc., an environmental services company, in exchange for 50,000 shares of common stock.

In January 1998, the Company obtained a revolving discretionary line of credit with availability of $4,000,000 bearing interest at .50% under the bank's prime rate. Advances under the line of credit will be made at the sole discretion of the lender. In connection with obtaining the line of credit, the Company granted 320,000 nonemployee stock options, exercisable at $2.25 per share. The value of such options under the provisions of SFAS 123 of approximately $400,000 will be amortized as interest over the term of the line of credit of 18 months.

In February 1998, the Company acquired the majority interest of Consolidated Technologies, Inc. in exchange for 36,500 shares of the Company's common stock. CTI is an environmental recycling services company located in Norristown, Pennsylvania. The Company had previously owned a minority interest equal to 25% in CTI.

In March 1998, the Company acquired substantially all of the assets of Chesapeake Recycled Lumber, Inc. in exchange for $200,000 in cash and 97,500 shares of the Company's common stock.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS



                                                               MARCH 31,    DECEMBER 31,
                                                                 1998           1997
                                                              -----------   ------------
                                                              (UNAUDITED)
                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 1,096,911   $ 1,170,120
  Trade receivables, net....................................    6,452,550     6,940,288
  Inventories...............................................    1,768,790     1,502,658
  Prepaid expenses and other current assets.................      401,638       220,728
                                                              -----------   -----------
          Total current assets..............................    9,719,889     9,833,794
PROPERTY AND EQUIPMENT, net.................................    7,649,571     5,775,424
ACQUIRED INTANGIBLES, net...................................    7,556,753     7,009,244
OTHER ASSETS................................................    2,014,760       552,914
INVESTMENT IN JOINT VENTURE.................................      575,915            --
                                                              -----------   -----------
          Total assets......................................  $27,516,888   $23,171,376
                                                              ===========   ===========

             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $ 3,745,951   $ 3,788,714
  Accrued expenses..........................................    1,220,937     1,737,518
  Current portion of notes payable..........................    2,484,458     2,404,607
  Due to affiliates.........................................    1,006,810     1,956,810
  Other liabilities.........................................      357,071       420,084
                                                              -----------   -----------
          Total current liabilities.........................    8,815,227    10,307,733
NOTES PAYABLE, net of current portion.......................    5,364,453       817,011
DEFERRED INCOME TAXES.......................................      633,656       580,433
MINORITY INTEREST...........................................      225,000            --
                                                              -----------   -----------
          Total liabilities.................................   15,038,336    11,705,177
                                                              -----------   -----------
STOCKHOLDERS' EQUITY:
  10% Convertible preferred stock, par value $.001;
     authorized 5,000,000 shares; issued and outstanding
     219,586 and 208,930, respectively (aggregate
     liquidation preference of $4,391,720 and $4,184,140,
     respectively)..........................................          221           209
  Common stock par value $.0001, authorized 50,000,000
     shares; issued and outstanding 15,892,011 and
     15,621,599 shares, respectively........................        1,590         1,562
  Additional paid-in capital................................   13,812,918    12,573,026
  Accumulated deficit.......................................   (1,336,177)   (1,108,598)
                                                              -----------   -----------
          Total stockholders' equity........................   12,478,552    11,466,199
                                                              -----------   -----------
          Total liabilities and stockholders' equity........  $27,516,888   $23,171,376
                                                              ===========   ===========


  The accompanying notes are an integral part of these condensed consolidated balance sheets.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                   THREE MONTHS ENDED
                                                                       MARCH 31,
                                                              ----------------------------
                                                                 1998             1997
                                                              -----------      -----------
NET REVENUES................................................  $ 7,659,261      $ 2,003,496
COST OF GOODS SOLD..........................................    6,058,821        1,564,658
                                                              -----------      -----------
          Gross profit......................................    1,600,440          438,838
OPERATING EXPENSES..........................................    1,584,796          885,093
                                                              -----------      -----------
          Operating income (loss)...........................       15,644         (446,255)
                                                              -----------      -----------
OTHER INCOME (EXPENSE):
  Interest expense..........................................     (145,332)         (20,226)
  Gain on sale of assets....................................      105,588           10,472
                                                              -----------      -----------
          Total other income (expense)......................      (39,744)          (9,754)
                                                              -----------      -----------
          Loss before income taxes..........................      (24,100)        (456,009)
PROVISION (BENEFIT) FROM INCOME TAXES.......................       (9,640)              --
                                                              -----------      -----------
          Net loss..........................................  $   (14,460)     $  (456,009)
PREFERRED STOCK DIVIDEND EARNED.............................     (108,155)        (105,580)
                                                              -----------      -----------
          Net loss attributable to common stockholders......  $   122,615      $   561,589
                                                              ===========      ===========
BASIC AND DILUTED LOSS PER SHARE............................  $      (.01)     $      (.04)
                                                              ===========      ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING..................   15,737,443       12,500,268
                                                              ===========      ===========

  The accompanying notes are an integral part of these condensed consolidated statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              -------------------------
                                                                 1998          1997
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $   (14,460)  $  (456,009)
                                                              -----------   -----------
  Adjustments to reconcile net loss to net cash provided by
     operating activities --
     Depreciation...........................................      252,168        64,974
     Amortization...........................................      103,589        46,864
     Amortization of deferred financing costs...............       44,444            --
     Gain on sale of assets.................................      105,588            --
     Expense related to non-employee equity transactions....       36,225            --
     Compensation expense on earnout shares.................        3,718         1,264
     Deferred income taxes..................................           --        18,408
     Changes in operating assets and liabilities, net of
      acquisitions:
       Accounts receivable..................................      763,317     1,221,435
       Inventories..........................................     (141,377)     (111,939)
       Prepaid expenses and other current assets............     (180,910)     (153,785)
       Other assets.........................................           --       (43,669)
       Accounts payable.....................................     (728,944)     (854,340)
       Other liabilities....................................      (65,144)       (1,520)
       Accrued expenses.....................................     (609,069)       (6,104)
                                                              -----------   -----------
          Total adjustments.................................     (416,395)      181,588
                                                              -----------   -----------
          Net cash used in operating activities.............     (430,855)     (274,421)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................   (1,775,970)     (208,842)
  Cash paid for acquisitions, net of cash received..........     (515,500)   (1,240,362)
  Advances to Joint Venture.................................     (707,812)           --
                                                              -----------   -----------
          Net cash used in investing activities.............   (2,999,282)   (1,449,204)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of preferred stock.....................           --     2,380,000
  Proceeds from exercise of Series A warrants...............      172,870            --
  Advances from affiliate...................................    1,250,000            --
  Repayment of amounts due to affiliate.....................   (2,400,000)           --
  Proceeds from notes payable...............................    5,067,508       718,000
  Repayment of notes payable................................     (733,450)     (530,815)
                                                              -----------   -----------
          Net cash provided by financing activities.........    3,356,928     2,567,185
                                                              -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........  $   (73,209)  $   843,560
CASH AND CASH EQUIVALENTS, beginning of period..............    1,170,120       854,290
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS, end of period....................  $ 1,096,911   $ 1,697,850
                                                              ===========   ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for --
     Interest...............................................  $    98,931   $    20,226
                                                              ===========   ===========
     Income taxes...........................................  $   114,226   $        --
                                                              ===========   ===========


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     See Notes 2 and 3 for information regarding common and preferred shares issued for acquisitions and noncompete agreements.

     See Note 6 for information regarding stock options issued for securing a discretionary line of credit.

  The accompanying notes are an integral part of these condensed consolidated statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

     U.S. Plastic Lumber Corp. and its subsidiaries (the "Company") are engaged in the manufacturing of recycled plastic lumber from post-consumer plastic waste and the recycling of soils which have been exposed to hydrocarbons. The Company's plastic lumber customers are located throughout the United States. The Company's soil recycling customers are located primarily in the Northeastern United States.

     The Company's unaudited condensed consolidated financial statements have been prepared by the Company in accordance with generally accepted accounting principles for interim financial reporting and the regulations of the Securities and Exchange Commission for quarterly reporting. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, the statements include all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. Operating results for the three-month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of U.S. Plastic Lumber Corp. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     In July 1997, the Company and Interstate Industrial Corp. formed a 50/50 joint venture to operate a dredging company. The Company accounts for its investment on the equity method. As of March 31, 1998, the carrying value of the Company's investment in joint venture represented its contributed capital less its share of the net losses of the joint venture, or $575,915. The net obligation to the Joint Venture is included in other liabilities in the accompanying December 31, 1997 consolidated balance sheet.

     In order to maintain consistency and comparability between periods presented, certain amounts have been reclassified from the previously reported financial statements in order to conform with the financial statement presentation of the current period.

  Loss Per Share

     Basic loss per share is computed by dividing net loss by the weighted-average number of shares actually outstanding. Diluted loss per share further considers the impact of common stock equivalents to the extent that they are dilutive. The Company's basic and diluted loss per share are equivalent for the first quarter of 1998 and for the first quarter of 1997.

  Impact of Recent Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting of Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The adoption of SFAS No. 130 had no impact on the Company's disclosures. SFAS No. 131 will be adopted in 1998.

2. ACQUISITIONS

  1996 Acquisition

     Effective December 30, 1996, Clean Earth, Inc., together with its subsidiaries, (collectively, "CEI") was acquired as a wholly-owned subsidiary of U.S. Plastic Lumber Corp. ("USPLC"), through the exchange of

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

77,143 shares of USPLC common stock for each outstanding share of common stock of CEI, for a total of 5,400,000 shares (the "Merger"). For financial reporting purposes, CEI is deemed to be the acquiring corporation and the transaction has been accounted for as a reverse merger with the historical financial statements prior to December 30, 1996 being those of CEI. The determination of CEI as the acquirer for financial reporting purposes was based upon the following factors:
(i) former shareholders of CEI held the right to control a majority of board seats immediately subsequent to the acquisition, (ii) the chief executive officer and certain directors of the merged companies were individuals who were holding such positions at CEI, (iii) the assets and revenues of CEI substantially exceeded those of USPLC, and (iv) although the former shareholders did not receive a majority share of USPLC common stock after the acquisition, when taking into account the number of preferred shares and stock options held by these individuals, if such preferred shares were converted and stock options were exercised, a majority ownership position would be obtained. All references in the condensed consolidated financial statements referring to shares, share prices, per share amounts and stock prices have been retroactively adjusted to reflect the capital structure of USPLC. The merger agreement provides for the issuance of an additional 2,573,686 shares of common stock to the former shareholders of CEI upon the ultimate resolution of the contingency related to the issuance of shares to certain USPLC stockholders as discussed in Note 4. Upon final resolution of this contingency, the additional shares issued, if any, will be issued at their then current fair value as an additional cost of the acquisition and recorded as acquired intangibles.

     The value of the USPLC shares issued in connection with the reverse acquisition was $2,538,000, or $0.47 per share. The purchase price exceeded the fair value of the net assets acquired by approximately $2,810,000. Accordingly, the excess has been recorded as a component of acquired intangibles and is being amortized on a straight-line basis over a period of twenty years.

  1997 Acquisitions

     On January 27, 1997, the Company acquired Recycled Plastics Industries, Inc. ("RPI"), a recycled plastic lumber manufacturer in exchange for $1,200,000 in cash and 1,000,000 shares of common stock. The total purchase price of $1,675,000 exceeded the estimated fair value of the net assets of RPI by approximately $1,410,000. The excess has been recorded as a component of acquired intangibles and goodwill and is being amortized on a straight-line basis over a period of twenty years.

     On February 24, 1997, the Company acquired Advanced Remediation and Disposal Technologies, Inc. ("ARDT"), an environmental consulting and remediation company, in exchange for 300,000 shares of the Company's common stock. The common stock was valued based on an independent appraisal at $159,000 which was less than the estimated fair value of the net assets of ARDT by approximately $120,000. The difference was reflected as a reduction of non-current assets. The purchase agreement also provides for the issuance of up to an additional 150,000 shares of the Company's common stock if ARDT meets certain profitability levels during the years ending December 31, 1997 and 1998. In 1997, 12,500 of such shares were earned under the earnout provision and were recorded as compensation expense at their current fair value of $28,125.

     On March 28, 1997, the Company acquired Environmental Specialty Products, Inc. ("ESP"), a sales and marketing company of recycled plastic lumber products in exchange for $110,000 of cash and 25,150 shares of common stock. The total purchase price of $123,581 exceeded the estimated fair value of the net assets of ESP by approximately $29,000. The excess has been recorded as a component of acquired intangibles and is being amortized on a straight-line basis over a period of twenty years.

     On March 31, 1997, the Company acquired Integrated Technical Services, Inc. ("ITS"), an environmental consulting and remediation company, in exchange for $110,000 in cash and 185,000 shares of common stock. The total purchase price of $209,900 exceeded the estimated fair value of the net assets of ITS by approximately $390,000. The excess has been recorded as a component of acquired intangibles and is being

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES amortized on a straight-line basis over a period of twenty years. The purchase agreement also provides for the issuance of up to an additional 24,000 shares of the Company's common stock to certain former stockholders of ITS if ITS meets certain profitability levels during the years ending December 31, 1997 and 1998. In 1997, 16,000 of such shares were earned under the earnout provision and were recorded as compensation expense at their current fair value of $34,965. Additionally, the former shareholders of ITS were awarded 47,572 shares of common stock as consideration for noncompete agreements. The Company is amortizing the associated cost of $25,688 over the 60-month term of the related agreements.

     On June 30, 1997, the Company acquired EnviroPlastics Corporation ("EPC"), a recycler of post consumer plastic, in exchange for 280,000 shares of the Company's common stock. The total purchase price of $630,000 exceeded the estimated fair value of the net assets of ITS by approximately $1,272,000. The excess has been recorded as a component of acquired intangibles and is being amortized on a straight-line basis over a period of twenty years. The purchase agreement also provides for the issuance of up to 90,000 stock options for shares of the Company's common stock, at an exercise price of $5.00 per share, if EPC meets certain profitability levels during the years ending December 31, 1997, 1998 and 1999. In 1997, 30,000 options were granted under the terms of the earnout provision. The exercise price of the stock options exceeded the fair value of the underlying shares, accordingly, no compensation expense was recorded at the date of grant. Additionally, the former shareholders of EPC were awarded 25,000 shares of common stock as consideration for noncompete agreements. The Company is amortizing the associated cost of $55,000 over the 60-month term of the related agreements.

     On November 18, 1997, the Company acquired Waste Concepts, Inc. ("WCI"), an environmental consulting and remediation company, in exchange for $175,000 in cash and 400,000 shares of common stock. The total purchase price of $1,075,000 exceeded the estimated fair value of the net assets of WCI by approximately $1,355,000. The excess has been recorded as goodwill and is being amortized on a straight-line basis over a period of twenty years. The purchase agreement also provides for the issuance of up to an additional 25,000 shares of the Company's common stock if WCI meets certain profitability levels during the five-year period ending December 31, 2002. No shares were granted in 1997 under the provisions of the earnout.

     A summary of the aggregate purchase price of the 1997 acquisitions and net assets acquired is as follows:

Aggregate purchase price....................................  $ 3,872,481
                                                              -----------
Working capital (deficit)...................................     (619,316)
Long-term assets............................................    2,813,281
Long-term debt..............................................   (1,965,040)
Deferred taxes..............................................     (815,885)
                                                              -----------
Acquired intangibles........................................  $ 4,459,441
                                                              ===========

     The acquisitions have been accounted for as purchases and, accordingly, the results of operations of the acquired companies are included with those of the Company for periods subsequent to the date of acquisition.

  1998 Acquisitions

     In January 1998, the Company acquired Green Horizon Environmental, Inc., ("GHE") an environmental services company, in exchange for 50,000 shares of common stock. The aggregate purchase price of $142,500 exceeded the estimated fair value of the net assets of GHE by $102,000. The excess has been recorded as a component of acquired intangibles and is being amortized on a straight-line basis over a period of twenty years.

     In February 1998, the Company acquired the majority interest of Consolidated Technologies, Inc. ("CTI") in exchange for 36,500 shares of the Company's common stock. CTI is an environmental recycling

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES services company located in Norristown, Pennsylvania. The Company had previously owned a minority interest equal to 25% in CTI of which $500,000 of funding was paid in cash during the first quarter of 1998. The aggregate purchase price of $582,000 exceeded the estimated fair value of the net assets of CTI by $307,000. The excess has been recorded as a component of acquired intangibles and is being amortized on a straight-line basis over a period of twenty years.

     In March 1998, the Company acquired substantially all of the assets of Chesapeake Recycled Lumber, Inc. ("CRL") in exchange for $100,000 in cash, a $100,000 note payable and 97,500 shares of the Company's common stock. The aggregate purchase price of $420,000 exceeded the estimated fair value of the net assets of CRL by $231,000. The excess has been recorded as a component of acquired intangibles and is being amortized on a straight-line basis over a period of twenty years.

     The unaudited pro forma combined results of operations of the Company, RPI, ARDT, ESP, ITS, EPC, WCI, GHE, CTI and CRL for 1998 and 1997, after giving effect to certain pro forma adjustments are as follows:

                                                            1998             1997
                                                         -----------      -----------
Net sales..............................................  $ 7,705,947      $ 6,564,277
                                                         ===========      ===========
Loss before extraordinary items........................  $   (51,095)     $  (287,978)
                                                         ===========      ===========
Basic and diluted loss per share.......................  $      (.00)     $      (.02)
                                                         ===========      ===========
Weighted average shares used in computation............   15,817,854       13,240,488
                                                         ===========      ===========

     The foregoing unaudited pro forma results of operations reflect adjustments for amortization of goodwill, depreciation on revalued property and equipment, and to reflect income taxes at an effective statutory rate of 40%. They do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred at the beginning of the period presented, or of future results of operations of the consolidated entities.

3. CAPITAL STOCK

  Series A Convertible Preferred Stock

     During the year ended December 31, 1996, the Company initiated an offering of up to 250,000 shares of the Company's Series A Preferred Stock. The shares are nonvoting and have a 10% cumulative stock dividend payable semiannually and will be paid in Series A Preferred Stock. No cash dividends will be paid. Each share is convertible into seven shares of the Company's common stock at the option of the stockholder or mandatorily on the date a registration statement, which would yield the Company $10 million in proceeds, is declared effective by the Securities and Exchange Commission. In the event of any liquidation, after payment of debts and other liabilities, the holders of Series A Preferred Stock will be entitled to receive, before the holder of any of the Common stock, the stated value of $20.00 per share. The Series A Preferred Stock can be redeemed at any time at the sole option of the Company for $25.00 per share.

  Stock Warrants

     At March 31, 1998, the Company had outstanding 880,852 Series A and 950,000 Series B Warrants to purchase the Company common stock at $2.50 and $4.50 per share, respectively. Such warrants are exercisable at any time prior to June 30, 1998 provided that a registration statement is in effect for the underlying common shares. The Company undertook registration of the 950,000 Series A warrants under the SB Provisions of the Securities Exchange Commission. The registration was declared effective on February 13, 1998 and 69,148 Series A warrants had been exercised through March 31, 1998.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

     The warrants are redeemable by the Company for $0.01 per warrant upon 30 days notice if the closing bid price for the Company's stock equals or exceeds $4.00 and $6.00 per share for the Series A and Series B Warrants, respectively, at any time for twenty consecutive trading days. As of May 15, 1998, the Company had not registered the underlying common stock for the Series B Warrants.

  Employee Stock Options

     The Company has granted stock options to key employees and directors. The option price at the date of grant is determined by the Board of Directors and is generally tied to the market price of the Company's freely trading shares. The term for exercising the stock options is generally ten years. Stock options granted under the Company's stock option incentive plan vest ratably over a period of three years. Employee stock option activity is as follows:

                                                                 WEIGHTED       NUMBER OF
                                                                 AVERAGE         OPTIONS
                                                              EXERCISE PRICE   OUTSTANDING
                                                              --------------   -----------
Outstanding, December 31, 1997..............................      $3.54         1,350,000
  Granted...................................................       3.50           150,000
  Exercised.................................................         --                --
  Canceled..................................................         --                --
                                                                  -----         ---------
Outstanding, March 31, 1998.................................      $3.53         1,500,000
                                                                  =====         =========
Stock options exercisable at March 31, 1998.................      $3.46         1,142,000
                                                                  =====         =========

  Nonemployee Stock Options

     Magellan Finance Corporation ("Magellan"), a stockholder, holds an option to purchase up to 235,789 shares of the Company's common stock at $1.77 per share. The option expires as follows: 117,895 options on September 30, 1998; and 117,894 options on June 30, 1999. If Magellan does not exercise its option to purchase the shares, then the Company is obligated to issue the shares to certain USPLC stockholders, as defined, at no cost.

                                                                 WEIGHTED       NUMBER OF
                                                                 AVERAGE         OPTIONS
                                                              EXERCISE PRICE   OUTSTANDING
                                                              --------------   -----------
Outstanding, December 31, 1997..............................      $1.83          255,790
  Granted...................................................       2.25          320,000
  Exercised.................................................         --               --
  Canceled..................................................         --               --
Outstanding, March 31, 1998.................................      $2.06          575,790
                                                                  =====          =======
Stock options exercisable as March 31, 1998.................      $2.14          457,895
                                                                  =====          =======

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

  Stock Reservations

     At March 31, 1998, common stock was reserved for the following:

USPLC and CEI contingently issuable shares..................   4,573,686
Exercise of Series A and Series B Warrants..................   1,830,852
Conversion of Preferred Stock...............................   1,537,102
Nonemployee stock options...................................     575,790
Employee stock options......................................   1,500,000
Shares and options contingently issuable under earnout
  provisions................................................     244,500
                                                              ----------
                                                              10,261,930
                                                              ==========

4. COMMITMENT AND CONTINGENCIES

  Earnout Agreement

     The Company has an earnout agreement which provides for 2,000,000 shares of the Company's common stock to be reserved for certain USPLC stockholders, as defined, to be issued upon the Company meeting certain production or sales goals for plastic lumber product prior to December 31, 2000. The additional shares, if any, will be issued at their then current fair value as an additional cost of the acquisition of Earth Care Global Holdings, Inc. by USPLC and allocated to acquired intangibles.

  Legal Proceedings

     The Company is subject to claims and legal actions that arise in the ordinary course of its business. The Company believes that the ultimate liability, if any, with respect to these claims and legal actions, will not have a material effect on the financial position or results of operations of the Company.

     At December 31, 1996, $113,415 of notes receivable are due from certain partners of Earth Care Partners ("ECP"). ECP was a partnership controlled by an officer/stockholder of USPLC. USPLC acquired ECP in February 1996. Shares issued in connection with the acquisition were to be pledged as collateral and subsequently sold when registered to repay the notes. As there were no plans to register such shares, an allowance equal to the notes receivable was recorded. In August 1997, a former partner of ECP alleged that the Company had wrongfully issued shares to the other partners of ECP in connection with acquisition. The Company, through an outside counsel, reviewed the transaction and concluded that the stock issued to certain ECP partners was not properly authorized. The affected ECP partners have disputed this conclusion. The Company and the affected ECP partners are in negotiations to resolve these issues. The Company believes that the ultimate outcome will not have a material effect on the financial position or results of operations of the Company.

5. SEGMENT REPORTING

     The Company's revenues generating operations are conducted through two divisions, comprised of the plastic lumber division and the environmental recycling division. The recycled plastic lumber division primarily includes the operations of USPLC, RPI, ESP, EPC and CRL. The environmental recycling division reflects the operating activities of CEI, ARDT, ITS, WCI, CBC, GHE and CTI.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

     The operating results of the respective segments are set forth below (in thousands):

                                                              FOR THE THREE MONTHS
                                                                     ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                               1997         1998
                                                              -------      -------
Revenues:
  Plastic lumber division...................................  $2,805       $  501
  Environmental recycling division..........................   4,854        1,502
                                                              ------       ------
                                                              $7,659       $2,003
                                                              ======       ======
Operating income (loss):
  Plastic lumber division...................................  $ (458)      $ (256)
  Environmental recycling division..........................     776          109
  Corporate.................................................    (302)        (299)
                                                              ------       ------
                                                              $   16       $ (446)
                                                              ======       ======
Depreciation and amortization:
  Plastic lumber division...................................  $  175       $   34
  Environmental recycling division..........................     134           39
  Corporate.................................................      47           39
                                                              ------       ------
                                                              $  356       $  112
                                                              ======       ======

     Information with respect to identifiable assets and capital expenditures of the respective segments is set forth below (in thousands):

                                                              MARCH 31,    DECEMBER 31,
                                                                1998           1997
                                                              ---------    ------------
Identifiable assets:
  Plastic lumber division...................................   $17,703       $15,113
  Environmental recycling division..........................    10,705         8,058
  Corporate.................................................        --            --
                                                               -------       -------
                                                               $28,408       $23,171
                                                               =======       =======

                                                              FOR THE THREE MONTHS ENDED
                                                                       MARCH 31,
                                                              ---------------------------
                                                                 1998           1997
                                                              ----------    -------------
Capital expenditures:
  Plastic lumber division...................................   $   751         $   152
  Environmental recycling division..........................     1,025              57
  Corporate.................................................        --              --
                                                               -------         -------
                                                               $ 1,776         $   209
                                                               =======         =======

6. LINE OF CREDIT

     In January 1998, the Company obtained a revolving discretionary line of credit with availability of $4,000,000 bearing interest at .50% under the bank's prime rate. Advances under the line of credit are made at the sole discretion of the lender. In connection with obtaining the line of credit, the Company granted 320,000 nonemployee stock options, exercisable at $2.25 per share. The value of such options under the provisions of SFAS No. 123 of approximately $400,000 is being amortized as interest over the term of the line of credit of 18 months.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

7. SUBSEQUENT EVENTS

     In May 1998, the Company acquired Cycle-Masters, Inc., a manufacturer of recycled plastic lumber, in exchange for $1,600,000 in cash, a $250,000 promissory note and 200,000 shares of the Company's common stock.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                   (UNAUDITED)

    The following unaudited pro forma consolidated financial information gives effect to the combination for financial reporting purposes of U.S. Plastic Lumber Corp. and the subsidiary companies owned as of December 31, 1996 (USPLC) with the following companies acquired since December 31, 1996:

          Recycled Plastics Industries, Inc. (RPI), acquired January 27, 1997 Advanced Remediation and Disposal Technologies, Inc. (ARDT), acquired February 24, 1997
          Environmental Speciality Products, Inc. (ESP), acquired March 28, 1997 Integrated Technical Services, Inc. (ITS), acquired March 31, 1997 EnviroPlastics Corporation (EPC), acquired June 30, 1997
          Waste Concepts, Inc. (WCI), acquired November 18, 1997
          Green Horizon Environmental, Inc. (GHE), acquired January 2, 1998 Chesapeake Plastic Lumber, Inc. (CPL), acquired March 1, 1998 Cycle-Masters, Inc. (CMI), acquired May 13, 1998

    The pro forma consolidated financial information is based on the historical financial statements of USPLC, RPI, ARDT, ESP, ITS, EPC, WCI, GHE, CPL, and CMI, and on estimates and assumptions set forth below and in the notes to the pro forma consolidated financial information. Insignificant acquisitions and companies with insignificant or no operations (e.g. CTI) are not included in the pro forma information.

    The pro forma consolidated balance sheet as of March 31, 1998 gives effect to the combination of USPLC and CMI as if the acquisition had occurred on the latest balance sheet date, March 31, 1998. As of March 31, 1998 the balance sheets of USPLC, RPI, ARDT, ESP, ITS, EPC, WCI, GHE and CPL are included in the USPLC consolidated balance sheet.

    The pro forma consolidated statements of operations present pro forma results from operations for the year ended December 31, 1997 and the three months ended March 31, 1998. For purposes of the pro forma consolidated statements of operations, the acquisitions of RPI, ARDT, ESP, ITS, EPC, WCI, GHE CPL and CMI are included as if the acquisitions had occurred on January 1, 1997.

    The pro forma consolidated statements of operations for the three months ended March 31, 1998 includes: (i) the unaudited financial information of USPLC for the three months ended March 31, 1998 (which includes USPLC and GHE for the three months ended March 31, 1998, and CPL for the one month ended March 31, 1998; (ii) the unaudited financial information of CPL for the two month period ended February 28, 1998; and (iii) the unaudited financial information of CMI for the three months ended March 31, 1998.

    The pro forma consolidated statements of operations for the year ended December 31, 1997 (which includes the audited financial information of USPLC for the year ended December 31, 1997, RPI for the eleven months ended December 31, 1997, ARDT for the ten months ended December 31, 1997, ESP and ITS for the nine months ended December 31, 1997, EPC for the six months ended December 31, 1997 and WCI for the one month ended December 31, 1997; (ii) the unaudited financial information of GHE for the year ended December 31, 1997; (iii) the unaudited financial information of CPL for the year ended December 31, 1997; and (iv) the audited financial information of CMI for the year ended September 30, 1997.

    Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma consolidated financial information presented herein is not necessarily indicative of the results the companies would have obtained had the acquisitions occurred on January 1, 1997, as assumed, or of the future results of the companies. The pro forma consolidated financial information should be read in conjunction with the other financial statements and notes thereto included elsewhere in the Prospectus.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                   ------------------------------------------


                       PROFORMA CONSOLIDATED BALANCE SHEET
                       -----------------------------------


                                 MARCH 31, 1998
                                 --------------
                                  (unaudited)

                                                                       Pro Forma
                                          USPLC           CMI         Adjustments     Pro Forma
                                      ------------   ------------    -----------    ------------
               ASSETS

CURRENT ASSETS:
    Cash and cash equivalents         $  1,096,911   $        621     (1,600,000)a  $   (502,468)
    Accounts receivable, net             6,452,550        545,582                      6,998,132
    Inventories                          1,768,790        398,108                      2,166,898
    Prepaid expenses and other             401,638             --                        401,638
                                      ------------   ------------    -----------    ------------
              Total current assets       9,719,889        944,311     (1,600,000)      9,064,200

PROPERTY, PLANT AND EQUIPMENT (net)      7,649,571        806,361         86,418  c    8,542,350

OTHER ASSETS:
    Acquired intangibles, net            7,556,753         24,696      1,891,218  c    9,472,667
    Other assets                         2,014,760             --             --       2,014,760
    Investment in joint venture            575,915             --             --         575,915
                                      ------------   ------------   ------------    ------------

              Total assets            $ 27,516,888   $  1,775,368   $    377,636    $ 29,669,892
                                      ============   ============   ============    ============


                                   (Continued)

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                   ------------------------------------------


                       PROFORMA CONSOLIDATED BALANCE SHEET
                       -----------------------------------

                                 MARCH 31, 1998
                                 --------------

                                  (unaudited)

                                  (Continued)

                                                                                               Pro Forma
                                                                    USPLC            CMI       Adjustments      Pro Forma
                                                                    -----            ---       -----------      ---------
                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------

CURRENT LIABILITIES:
    Notes payable, current portion                              $  2,484,458    $    370,309   $         --    $  2,854,767
    Notes payable, affiliates                                      1,006,810              --             --       1,006,810
    Accounts payable                                               3,745,951         214,464             --       3,960,415
    Accrued expenses                                               1,220,937         264,754             --       1,485,691
    Other liabilities                                                357,071              --             --         357,071
                                                                ------------    ------------   ------------    ------------
              Total current liabilities                            8,815,227         849,527             --       9,664,754

NOTES PAYABLE, net of current portion                              5,364,453         453,477        250,000  a    6,067,930
DEFERRED INCOME TAXES                                                633,656              --             --         633,656
MINORITY INTEREST                                                    225,000              --             --         225,000
                                                                ------------    ------------   ------------    ------------
              Total liabilities                                   15,038,336       1,303,004        250,000      16,591,340
                                                                ------------    ------------   ------------    ------------

STOCKHOLDERS' EQUITY:
    10% Convertible preferred stock                                      221              --                            221
    Common stock                                                       1,590              --             20  a        1,610

                                                                                                    599,980  a
    Additional paid-in capital                                    13,812,918         107,995       (107,995) b   14,412,898
    Accumulated deficit                                           (1,336,177)        364,369       (364,369) b   (1,336,177)
                                                                ------------    ------------   ------------    ------------
              Total stockholders' equity                          12,478,552         472,364        127,636      13,078,552
                                                                ------------    ------------   ------------    ------------

              Total liabilities and stockholders' equity        $ 27,516,888    $  1,775,368   $    377,636    $ 29,669,892
                                                                ============    ============   ============    ============


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                   ------------------------------------------


                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 ----------------------------------------------


                        THREE MONTHS ENDED MARCH 31, 1998
                        ---------------------------------

                                   (Unaudited)



                                                                                           Pro Forma
                                             USPLC            CPL             CMI         Adjustments          Pro Forma
                                          ------------    -----------    ------------     ------------       ------------
Net sales                                 $  7,659,261    $    46,686    $    905,819     $        --        $  8,611,766

Cost of sales                                6,058,821         60,371         497,723              --           6,616,915
                                          ------------    -----------    ------------     ------------       ------------
    Gross profit                             1,600,440        (13,685)        408,096              --           1,994,851

General, administrative and selling          1,584,796         40,925         247,448          32,980   b,c     1,906,149
                                          ------------    -----------    ------------     -----------        ------------
    Operating income (loss)                     15,644        (54,610)        160,648         (32,980)             88,702

Other income                                   105,588             --             612                             106,200
Interest expense                              (145,332)        (2,748)             --         (45,313)  d        (193,393)
Equity in loss of JV                                --             --              --                                  --
Provision for income (taxes) credits             9,640             --         (54,720)         45,080   e              --
                                          ------------    -----------    ------------     -----------        ------------
    Net income (loss)                          (14,460)       (57,358)        106,540         (33,213)              1,509

Preferred stock dividends                     (108,155)            --              --              --            (108,155)
                                          ------------    -----------    ------------     -----------        ------------

    Net income (loss) attributable
      to common stockholders              $   (122,615)   $   (57,358)   $    106,540     $   (33,213)       $   (106,646)
                                          ============    ===========    ============     ===========        ============

Basic and diluted loss per share          $      (0.01)                                                      $      (0.01)
                                          ============                                                       ============

Weighted average shares outstanding         15,737,443                                                         16,017,654
                                          ============                                                       ============


   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                   ------------------------------------------

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 ----------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------

                                   (Unaudited)

                                            USPL             RPI           ARDT             ESP             ITS            EPC
                                       --------------   -------------  -------------   -------------   -------------  -------------
Net sales                              $   24,739,381   $      82,868  $      38,276   $     147,145   $   1,785,026  $   2,891,508

Cost of sales                              19,779,873          62,604         59,984         137,434       1,483,824      3,125,953
                                       --------------   -------------  -------------   -------------   -------------  -------------
      Gross profit                          4,959,508          20,264        (21,708)          9,711         301,202       (234,445)

General, administrative and selling         5,280,813          13,032         38,432         131,545         188,586        285,019
                                       --------------   -------------  -------------   -------------   -------------  -------------
      Operating income (loss)                (321,305)          7,232        (60,140)       (121,834)        112,616       (519,464)

Other income                                   50,879             189             --              --              --          -
Interest expense                             (307,635)         (2,055)        (1,911)         (1,693)         (4,638)       (51,639)
Equity in loss of JV                         (131,897)             --             --              --              --          -
Provision for income (taxes) credits            4,329              --             --          29,918         (18,738)        97,822
                                       --------------   -------------  -------------   -------------   -------------  -------------
      Net income (loss)                      (705,629)          5,366        (62,051)        (93,609)         89,240       (473,281)

Preferred stock dividends                    (409,705)             --             --              --              --             --
                                       --------------   -------------  -------------   -------------   -------------  -------------

      Net income (loss) attributable
          to common stockholders       $   (1,115,334)  $       5,366  $     (62,051)  $     (93,609)  $      89,240  $    (473,281)
                                       ==============   =============  =============   =============   =============  =============

Basic and diluted loss per share       $       (0.08)
                                       =============

Weighted average shares outstanding       14,053,862
                                       =============


   The accompanying notes are an integral part of the pro forma consolidated financial statements.



                                  (continued)

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                   ------------------------------------------

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 ----------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------

                                  (Unaudited)

                                  (continued)

                                                                                                          Pro Forma
                                                WCI           GHE            CPL             CMI         Adjustments    Pro Forma
                                           ------------   ------------   ------------   ------------   ------------   ------------
Net sales                                  $  4,791,242   $    911,304   $    704,560   $  2,614,861   $ (1,041,433)a $ 37,664,738

Cost of sales                                 3,903,960        762,615        848,240      1,570,240     (1,041,433)a   30,693,294
                                           ------------   ------------   ------------   ------------   ------------   ------------
        Gross profit                            887,282        148,689       (143,680)     1,044,621             --      6,971,444

General, administrative and selling             953,229         52,391        167,066        667,128        147,047 b,c  7,924,288
                                           ------------   ------------   ------------   ------------   ------------   ------------
        Operating income (loss)                 (65,947)        96,298       (310,746)       377,493       (147,047)      (952,844)

Other income                                    (16,665)            --          9,473             --                        43,876
Interest expense                                (24,823)        (4,182)       (23,250)       (61,007)      (181,250)d     (664,083)
Equity in loss of JV                                 --             --             --             --                      (131,897)
Provision for income (taxes) credits                 --             --             --       (122,000)         8,669 e           --
                                           ------------   ------------   ------------   ------------   ------------   ------------
        Net income (loss)                      (107,435)        92,116       (324,523)       194,486       (319,628)    (1,704,948)

Preferred stock dividends                            --             --             --             --             --       (409,705)
                                           ------------   ------------   ------------   ------------   ------------   ------------

        Net income (loss) attributable
           to common stockholders          $   (107,435)  $     92,116   $   (324,523)  $    194,486   $   (319,628)  $ (2,114,653)
                                           ============   ============   ============   ============   ============   ============

Basic and diluted loss per share                                                                                      $      (0.14)
                                                                                                                      ============

Weighted average shares outstanding                                                                                     15,144,629
                                                                                                                      ============

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES
                   ------------------------------------------


              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
              -----------------------------------------------------



1.     Unaudited Pro Forma Consolidated Balance Sheet Adjustments

       a. Adjustments to reflect the payment of cash and issuance of 200,000 shares of common stock and notes payable to effect the acquisition of Cycle-Masters, Inc. ("CMI") on May 13, 1998.

       b. Adjustment to eliminate the capital stock, additional paid-in-capital and retained earnings of CMI.

       c. Adjustment to reflect the purchase price allocation of CMI acquired assets and liabilities to estimated fair value.

2.     Unaudited Pro Forma consolidated Statements of Operations Adjustments

       a.  Adjustment to eliminate intercompany sales.

       b. Adjustment to reflect increase in amortization expense of the goodwill recorded on the acquisitions accounted for as purchases.

       c. Adjustment to reflect depreciation expense on equipment recorded at the fair value for acquisitions accounted for as purchases.

       d. Adjustment to reflect interest expense for cash paid and or notes payable issued for acquisitions, net of debt not assumed or replaced.

       e. Adjustment to eliminate all income taxes provided by acquired companies prior to the acquisition. No income tax credits are recorded on the pro forma loss for the year ended December 31, 1997.

       f. The weighted average shares outstanding used to calculate pro forma income per share is based on the historical average number of shares of common stock outstanding during the period adjusted for the acquisitions as if they had occurred on January 1, 1997. For both the year ended December 31, 1997 and the six months ended March 31, 1998, common stock equivalents have been excluded because they are antidilutive.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------



To the Shareholders of
    Cycle-Masters, Inc.:

We have audited the accompanying balance sheet of Cycle-Masters, Inc. (an Indiana corporation) as of September 30, 1997, and the related statements of income and retained earnings and cash flows for each of the two years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cycle-Masters, Inc. as of September 30, 1997, and the results of its operations and cash flows for each of the two years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP




Miami, Florida,
    April 30, 1998 (except with respect to
    the matter discussed in Note 7, as to
    which the date is May 13, 1998).

                               CYCLE-MASTERS, INC.

                                 BALANCE SHEETS

                                                                              September 30,     March 31,
                                                                                  1997             1998
                                                                              -------------     ---------
                                                                                               (Unaudited)

                                 ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                    $   17,990      $      621
   Trade receivables, less allowance for doubtful
     accounts of $11,300 at September 30, 1997 and
     $20,000 (unaudited) at March 31, 1998                                         323,103         545,582
   Inventories                                                                     297,268         398,108
                                                                                ----------      ----------
           Total current assets                                                    638,361         944,311

PROPERTY AND EQUIPMENT, net                                                        679,937         806,361

OTHER ASSETS                                                                        30,972          24,696
                                                                                ----------      ----------

           Total assets                                                         $1,349,270      $1,775,368
                                                                                ==========      ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                             $  219,077      $  214,464
   Accrued expenses                                                                152,857         264,754
   Line of credit                                                                       --         259,500
   Current portion of notes payable                                                110,809         110,809
                                                                                ----------      ----------
           Total current liabilities                                               482,743         849,527

NOTES PAYABLE, net of current portion                                              309,728         253,477

NOTE PAYABLE TO STOCKHOLDER                                                        200,000         200,000
                                                                                ----------      ----------
           Total liabilities                                                       992,471       1,303,004

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY:
   Common stock, no par value; authorized 1,000 shares;
     issued and outstanding 500 shares                                             107,995         107,995
   Retained earnings                                                               248,804         364,369
                                                                                ----------      ----------
           Total stockholders' equity                                              356,799         472,364
                                                                                ----------      ----------

           Total liabilities and stockholders' equity                           $1,349,270      $1,775,368
                                                                                ==========      ==========



       The accompanying notes to financial statements are an integral part of these balance sheets.

                               CYCLE-MASTERS, INC.
                               -------------------


                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                   ------------------------------------------

                                                Year Ended September 30,              Six Months Ended March 31,
                                            --------------------------------      ---------------------------------
                                                1996               1997                1997                1998
                                            -------------      -------------      -------------       -------------
                                                                                             (Unaudited)

NET SALES                                   $   1,836,223      $   2,614,861      $   1,242,430       $   1,513,850

COST OF GOODS SOLD                              1,058,146          1,570,240            759,808             889,264
                                            -------------      -------------      -------------       -------------

        Gross profit                              778,077          1,044,621            482,622             624,586

OPERATING EXPENSES                                520,411            667,128            323,390             409,149
                                            -------------      -------------      -------------       -------------

        Operating income                          257,666            377,493            159,232             215,437

INTEREST EXPENSE                                   60,941             61,007             31,099              31,172
                                            -------------      -------------      -------------       -------------

        Income before income
            taxes                                 196,725            316,486            128,133             184,265

PROVISION FOR INCOME
   TAXES                                           48,568            122,000             49,400              68,700
                                            -------------      -------------      -------------       -------------

        Net income                                148,157            194,486             78,733             115,565

RETAINED EARNINGS
   (ACCUMULATED DEFICIT),
   beginning of period                            (93,839)            54,318             54,318             248,804
                                            -------------      -------------      -------------       -------------

RETAINED EARNINGS,
   end of period                            $      54,318      $     248,804      $     133,051       $     364,369
                                            =============      =============      =============       =============


     The accompanying notes to financial statements are an integral part of these statements.

                               CYCLE-MASTERS, INC.
                               -------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------





                                                          Year Ended September 30,  Six Months Ended March 31,
                                                          ------------------------  --------------------------
                                                             1996         1997         1997         1998
                                                          ----------    ---------    ---------   -------------
                                                                                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                             $ 148,157    $ 194,486    $  78,733    $ 115,565
    Adjustments to reconcile net loss to net cash
      provided by operating activities-
        Depreciation and amortization                         39,508       59,379       14,547       33,000
        Provision for uncollectible accounts                  33,844          649           --       31,300
        Changes in operating assets and liabilities:
          Accounts receivable                               (167,319)      44,900     (132,384)    (253,779)
          Inventories                                        (59,382)     (98,672)      20,881     (100,840)
          Prepaid expenses                                     7,835           --
          Other assets                                       (11,931)       8,847       14,335        6,276
          Accounts payable                                   101,652        8,193      (49,015)      (4,613)
          Accrued expenses                                    16,122      101,658       66,726      111,897
                                                           ---------    ---------    ---------    ---------
               Total adjustments                             (39,671)     124,954      (64,910)    (176,759)
                                                           ---------    ---------    ---------    ---------

               Net cash provided by operating activities     108,486      319,440       13,823      (61,194)
                                                           ---------    ---------    ---------    ---------


                                  (Continued)

                               CYCLE-MASTERS, INC.
                               -------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                  (continued)

                                                                    Year Ended September 30,  Six Months Ended March 31,
                                                                    ------------------------  --------------------------
                                                                       1996         1997          1997        1998
                                                                    ----------    ---------    ---------  ------------
                                                                                                     (Unaudited)
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                             $(118,426)   $(270,433)   $ (47,429)   $(159,424)
                                                                     ---------    ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable and line of credit                     142,636      226,397      134,000      259,500
    Repayment of notes payable                                        (122,587)    (262,850)    (105,162)     (56,251)
                                                                     ---------    ---------    ---------    ---------
               Net cash provided by (used in) financing activities      20,049      (36,453)      28,838      203,249
                                                                     ---------    ---------    ---------    ---------

NET INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS                                                         10,109       12,554       (4,768)     (17,369)

CASH AND CASH EQUIVALENTS, beginning of period                          (4,673)       5,436        5,436       17,990
                                                                     ---------    ---------    ---------    ---------

CASH AND CASH EQUIVALENTS, end of period                             $   5,436    $  17,990    $     668    $     621
                                                                     =========    =========    =========    =========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid during the year for-
      Interest                                                       $  61,342    $  62,264    $  31,099    $  31,172
                                                                     =========    =========    =========    =========

      Income taxes                                                   $  20,568    $  47,516    $  18,918    $  92,629
                                                                     =========    =========    =========    =========


     The accompanying notes to financial statements are an integral part of these statements.

                               CYCLE-MASTERS, INC.
                               -------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS

Cycle-Masters, Inc. (the "Company") is engaged in the manufacturing of recycled plastic lumber from post-consumer plastic waste. The Company's plastic lumber customers are located throughout the United States.

     UNAUDITED INTERIM FINANCIAL DATA

In the opinion of the Company's management, the balance sheet as of March 31, 1998 and the statements of income and retained earnings and cash flows for the 6 months ended March 31, 1997 and 1998 include all adjustments necessary in order to make those financial statements not misleading.

     USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. At September 30, 1997, the Company had no cash equivalents.

     INVENTORIES

The Company's inventories are valued at the lower of cost (first-in, first-out) or market. Inventories consist of the following:

                                                   September 30,            March 31,
                                                       1997                  1998
                                                   -------------         -------------
                                                                          (Unaudited)
     Supplies                                      $      29,470         $      38,776
     Raw materials                                        62,129                33,532
     Finished goods                                      205,669               325,800
                                                   -------------         -------------
                                                   $     297,268         $     398,108
                                                   =============         =============

     PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed for financial statement purposes by the use of the straight-line method over the estimated useful lives of the assets. Accelerated methods of computing depreciation are used for tax purposes. Upon sale or retirement, the cost and related accumulated depreciation of such assets are removed from the accounts and any resulting gain or loss realized is credited or charged to income during the period. Expenditures for maintenance and repairs are charged to operations as incurred. Significant renewals, improvements and betterments are capitalized.

Property and equipment consist of the following:

                                                   Useful           September 30,         March 31,
                                                    Lives               1997                1998
                                                --------------       ------------       ------------
                                                                                         (Unaudited)
Machinery and equipment                         10 - 15 years        $    568,805       $    659,265
Tools and dies                                    10 years                 52,330             62,386
Trucks                                             5 years                 54,948             71,538
Leased property                                    5 years                 20,269             20,269
Office equipment                                   5 years                 15,559             16,453
Leasehold improvements                          Life of lease              91,528            132,952
                                                                     ------------       ------------
                                                                          803,439            962,863
Less- Accumulated depreciation and
          amortization                                                   (123,502)          (156,502)
                                                                     ------------       ------------
                                                                     $    679,937       $    806,361
                                                                     ============       ============

     INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be settled or realized.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments include cash and cash equivalents, trade receivables, accounts payable and notes payable. The carrying amounts of these financial instruments approximate their fair value.

2.   ACCRUED EXPENSES

Accrued expenses consists of the following:

                                    September 30,            March 31,
                                         1997                  1998
                                     -----------           -----------
                                                            (Unaudited)

Accrued payroll                      $    16,602           $    66,018
Accrued taxes                            118,984                95,059
Accrued commissions                           --                72,992
Other                                     17,271                30,685
                                     -----------           -----------
                                     $   152,857           $   264,754
                                     ===========           ===========

3.   NOTE PAYABLE

Notes payable consists of the following:

                                                                       September 30,            March 30,
                                                                           1997                   1998
                                                                       -------------          ------------
                                                                                               (Unaudited)
Installment notes payable bearing interest at rates
  ranging from 7.5% to 8.4%, due in aggregate
  installments of $3,461  through March 2002,
  secured by vehicles and machinery                                    $    77,444            $     59,508

Note payable at $2,357 per month, including
  interest at 9.0%, due December 12, 2001, secured
  by substantially all assets of the Company                                99,567                  89,726




                                  (Continued)

                                                                       September 30,            March 30,
                                                                           1997                   1998
                                                                       -------------          ------------
                                                                                               (Unaudited)
Note payable at $1,655 per month, including
  interest at 9.0%, due April 30, 2001, secured by
  substantially all assets of the Company                              $      60,653          $     53,313

Notes payable bearing interest at rates ranging
  from 6.4% to 12.032%, due in aggregate
  installments of $4,142 through December 2002,
  secured by equipment                                                       182,673               161,739

Other                                                                            200                    --
                                                                       -------------          ------------
                                                                             420,537               364,286
Less - Current portion                                                      (110,809)             (110,809)
                                                                       -------------          ------------

               Long-term debt                                          $     309,728          $    253,477
                                                                       =============          ============

The following is a summary of principal maturities of long-term debt:

                                 Year Ended
                                September 30,        Amount
                              -----------------   ------------

                                    1998          $    110,809
                                    1999               102,366
                                    2000                87,487
                                    2001                86,675
                                    2002                33,200
                                                  ------------
                                                  $    420,537
                                                  ============

4.   COMMITMENTS AND CONTINGENCIES

     OPERATING LEASES

The Company leases equipment under operating leases. The following is a schedule of future minimum lease payments required under the leases at September 30, 1997:

                        Fiscal Year
                           Ended               Amount
                       -------------         ----------

                            1998             $  31,812
                            1999                31,812
                            2000                31,812
                                             ---------
                                             $  95,436
                                             =========

     LITIGATION

From time-to-time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying financial statements.

5.   INCOME TAXES

The provision for income taxes consists of the following:

                       Year Ended September 30,            Six Months Ended March 31,
                     ----------------------------         ----------------------------
                        1996              1997              1997                1998
                     -----------       ----------         ----------         ---------
                                                                   (Unaudited)


Federal              $    40,668       $  109,300         $   44,300         $  61,300
State                      7,900           12,700              5,100             7,400
                     -----------       ----------         ----------         ---------
                     $    48,568       $  122,000         $   49,400         $  68,700
                     ===========       ==========         ==========         =========

The provision for income taxes differs from the expense that would result from applying federal statutory rates primarily due to the provision for state income taxes and, in fiscal 1996, due to the utilization of net operating loss carryforwards.

6.   RELATED PARTY TRANSACTIONS

The Company has a note payable to a stockholder in the amount of $200,000. The note bears interest at 9.5% and is due in January 2000. Related party interest expense paid on this note amounted to $18,000 in fiscal 1996 and $19,000 in fiscal 1997.

The Company leases its building from its majority stockholder for $600 per month on a month to month basis.

The Company paid commissions to a stockholder amounting to $89,606 in fiscal 1996 and $164,162 in fiscal 1997.

7.   SUBSEQUENT EVENT

On May 13, 1998, the Company was acquired by U.S. Plastic Lumber Corp., an unaffiliated company, for approximately $2.45 million in cash, stock and notes.

                           U.S. PLASTIC LUMBER CORP.

                                4,632,929 SHARES

                                  COMMON STOCK

                                   PROSPECTUS

                             _______________, 1998



NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAT THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES COVERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, IN ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

TABLE OF CONTENTS                                 PAGE
-----------------                                 ----
AVAILABLE INFORMATION.............................  2
PROSPECTUS SUMMARY ...............................  3
RISK FACTORS......................................  6
DILUTION.......................................... 14
USE OF PROCEEDS................................... 15
MARKET INFORMATION
 & DIVIDEND POLICY................................ 15
MANAGEMENT'S DISCUSSION
 AND ANALYSIS..................................... 17
BUSINESS.......................................... 23
MANAGEMENT........................................ 41
PRINCIPAL SHAREHOLDERS.............................48
CERTAIN TRANSACTIONS.............................. 50
DESCRIPTION OF SECURITIES......................... 53
SHARES ELIGIBLE FOR FUTURE
 SALE............................................. 58
PLAN OF DISTRIBUTION.............................. 59
LEGAL MATTERS..................................... 60
FINANCIAL STATEMENTS........................See Index

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

(b) The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this registration statement:

                                                          Amount
                                                          ------

SEC registration fee                                  $  5,000.00
Blue sky fees and expenses                               2,000.00
Printing and shipping expenses                           1,000.00
Legal fees and expenses                                  8,000.00
Accounting fees and expenses                             9,000.00
Transfer and Miscellaneous expenses                      2,000.00
                                                      -----------
       Total                                          $ 27,000.00

*  All expenses are estimated.



ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Unless otherwise indicated, all share numbers have been adjusted for the reverse merger stock split of 1 to 16. Also, unless otherwise indicated, these securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Securities Act of 1933 (The "Act") or in compliance with an exemption.

         During 1994, the Company (which was then known as Front Street, Inc.), issued 18,750,000 shares (pre-split) in February and 15,000,000 shares of Common Stock (pre-split) in June, in connection with the acquisitions of Educational Storybooks, Inc. and one other company, both of which were privately held companies, in stock for stock exchanges which were intended to be tax free reorganizations under Section 368(a) of the Internal Revenue Code. Later that same year, these acquisitions were both rescinded and the stock issued was cancelled. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was made to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment.

         In October 1995, the Company (which was then known as Educational Storybooks International, Inc.) issued 200,000 shares of Common Stock (pre-split) for $10,000 in a private placement. This transaction was not registered under the Act in reliance on the exemption from registration in
Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officer, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment.

         In March 1996, the Company entered into an Agreement and Plan of Reorganization with Earth Care Global Holdings, Inc. ("Earth Care"), pursuant to which the Company reverse split its common stock on a 1 for 16 basis, and then issued 4,196,316 post split shares of its authorized but previously unissued common stock to the shareholders of Earth Care to acquire all the issued and outstanding stock of Earth Care in a stock for stock exchange, which was intended to be a tax free reorganization under Section 368(a) of the Internal Revenue Code, and was accounted for, for financial reporting purposes, as an acquisition by Earth Care of the Company. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as an offering made to accredited investors, all of whom were officers and directors of Earth Care and/or represented that they were otherwise accredited investors.

         As a condition precedent to the closing of the Earth Care acquisition, the Company raised $1,000,000 of capital through an offering of its Common Stock. The offering was completed and the acquisition closed on or about March 28, 1996. These transactions were not registered under the Act in reliance on the exemption from registration in Section 3(b) of the Act, and Rule 504 of Regulation D promulgated thereunder, in that securities with an aggregate offering price not exceeding $1,000,000 were offered and sold by an issuer that was not subject to the reporting requirements of the Securities Exchange Act of 1934, and was not an investment company or a company that had no specified business purpose.

         In April 1996, the Company acquired all of the assets of DuraTech Industries. The Company issued 24,772 post-split shares of its authorized but previously unissued common stock to the shareholders of Duratech to acquire all the issued and outstanding stock of Duratech in a stock for stock exchange which was intended to be a tax free reorganization under Section 368(a) of the Internal Revenue Code. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment.

         In December 1996, the Company formed Clean Earth, Inc. and through it acquired a wholly owned subsidiary, Clean Earth of New Castle, Inc. The Company issued 5,400,000 post-split shares of its authorized but previously unissued common stock to the shareholders of Clean Earth to acquire all the issued and outstanding stock of Clean Earth in a stock for stock exchange which was intended to be a tax free reorganization under Section 368(a) of the Internal Revenue Code. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment.

         In January 1997, the Company acquired Recycled Plastics Industries, Inc. (RPI), located in Green Bay, Wisconsin. The Company paid $1,200,000 in cash and issued 1,000,000 shares of its Common Stock to the shareholders of RPI in the acquisition. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment.

         In February 1997, the Company acquired Advanced Remediation and Disposal Technologies, Inc. (ARDT). ARDT is engaged in environmental consulting and clean up of contaminated sites primarily involving water and soils. The Company issued 300,000 shares of its Common Stock to the former shareholders of ARDT. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment.

         During the period from June 1996 through February 1997, the Company has offered and sold 208,930 shares of Class A Preferred Stock to investors at $20 per share, and raised $3,879,400 in proceeds. These transactions were not registered under the Act in reliance on the exemption from registration in
Section 4(2) of the Act, as transactions not involving any public offering. The securities were sold primarily to officers, directors or other acquaintances who were familiar with the business of the Company and were able to assess the risks and merits of the investment.

         During 1996, the Company issued a total of 5,565 shares of Common Stock pursuant to the exercise of outstanding options held by two individuals who were officers or directors of the Company. In 1997, the Company issued 500 shares to directors for attendance at meetings. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering.

         During February 1997, the Company issued 187,500 shares plus cash and royalty fees in connection with the licensing agreement with Rutgers University. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering was completed without any general or public solicitation. The offering was done to a single investor which had knowledge and experience in business matters to enable them to evaluate the risks and merits of the investment. This investor also had a pre-existing business relationship with the Company.

         On March 28, 1997, the Company acquired Environmental Specialty Plastics (ESP), a marketing and distribution company of recycled plastic lumber products in Guasti, California. The shareholders of ESP received cash plus 25,150 shares of the Company's common stock for a purchase price of $123,581 (see Footnote 2 of Financial Statements for additional information). These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment.

         On March 31, 1997, the Company acquired Integrated Technical Services, Inc. (ITS), an environmental consulting and construction company in Winslow, New Jersey. The stockholders of ITS received as acquisition consideration, cash plus 185,000 shares of the Company's common stock, and an additional 47,572 shares of common stock for the for the non-compete agreements (see Footnote 2 of Financial Statements for additional information). These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment.

         On June 20, 1997, the Company issued 1,111,111 shares of Common Stock to two investment funds, a partnership, and one accredited private investor. These transactions were not registered under the Act in reliance on the exemption from registration in Rule 506 of Regulation D, promulgated under
Section 4(2) of the Act, as transactions not involving any public offering, consisting of sales made solely to accredited investors. Each entity investor has assets substantially in excess of $5,000,000 and was not formed for the purpose of investing in the securities. The natural person who invested has net worth substantially in excess of $1,000,000.

         On June 30, 1997, the Company acquired EnviroPlastics Corp., (EPC) a recycled plastic raw material regrind operation in Auburn, MA. The stockholders of EPC received 280,000 shares of the Company's common stock as the purchase price plus 25,000 shares as consideration for non-compete agreements (see Footnote 2 of Financial Statements for additional information). These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment.

         On June 30, 1997, the Company issued 150,000 shares to the former shareholders of DuraTech Industries, Inc. as part of an earn out provision in the purchase documents of that acquisition. These earn out shares were accelerated in part in exchange for salary concessions made by the former shareholders of DuraTech Industries, Inc. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering.

         On November 18, 1997, the Company acquired Waste Concepts, Inc. (WCI), an environmental recycling services company located in Norristown, PA. The stockholder of WCI received cash at Closing plus 400,000 shares of common stock of the Company (see Footnote 2 of Financial Statements for additional information). These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment.

         On or about January 2, 1998, the Company acquired Green Horizon Environmental, Inc. (GHI), an environmental recycling services company located in Norristown, PA. The stockholders of GHI received 50,000 shares of common stock of the Company. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment.

         On or about February 6, 1998, the Company acquired an additional twenty five percent interest in Consolidated Technologies, Inc. (CTI), an environmental recycling services company located in Norristown, PA. The stockholders of this interest received 35,000 shares of common stock of the Company. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment.

         On or about February 27, 1998, the Company acquired substantially all the assets of Chesapeake Recycled Lumber, Inc. (CRL), a plastic lumber manufacturing company located in Denton, MD. The stockholders of CRL received cash at closing plus 97,500 shares of common stock of the Company. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and primary shareholder had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of these individuals enabled them to evaluate the risks and merits of the investment.

         On or about February 27, 1998, the Company acquired a five percent interest in Consolidated Technologies, Inc. (CTI), an environmental recycling services company located in Norristown, PA. The stockholder of this interest received 1,500 shares of common stock of the Company. In May 1998, the Company acquired the remaining 45% interest in CTI. An additional 30,000 shares were issued as a part of this transaction. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of this individual enabled him to evaluate the risks and merits of the investment.

         On May 12, 1998, the Company completed a plan of merger with Cycle-Masters, Inc. the stockholders of which received 200,000 shares of the common stock of the Company.

These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of this individual enabled him to evaluate the risks and merits of the investment.

         On May 20, 1998, the Company acquired the remaining interest in Consolidated Technologies, Inc.. The Company issued 30,000 shares of the Common Stock of the Company as part of the transaction. These transactions were not registered under the Act in reliance on the exemption from registration in
Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of this individual enabled him to evaluate the risks and merits of the investment.

         On June 19, 1998, the Company acquired GeoCore, Inc. through a plan of merger. The Company issued 30,000 shares of the Common Stock of the Company as part of the transaction. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of this individual enabled him to evaluate the risks and merits of the investment.

         On June 22, 1998, the Company acquired substantially all the assets of Trimax of Long Island, Inc. and Polymerix, Inc. with the approval of the U.S. Bankruptcy court of the Eastern District of New York. The Company issued 109,474 shares of the Common Stock of the Company as part of the transaction. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as transactions not involving any public offering. This offering made was completed without any general or public solicitation. In each case the offering was done to a very limited number of officers, directors and shareholders of the companies being acquired. The officers, directors and few shareholders had strong knowledge and experience in business matters as well as pre-existing business relationships with the Company. The knowledge and experience of this individual enabled him to evaluate the risks and merits of the investment.

         Securities issued in all of the foregoing transactions were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

ITEM 27.  EXHIBITS INDEX


      EXHIBITS

                                                                                        Filing
      Sec No.   Document                                          Exhibit No.           Incorporated
      -------   --------                                          -----------           ------------
      From
      ----

      2         Agreement & Plan of Reorganization                     2.1*             Initial filing of
                (Earth Care/Educational Storybooks)                                     Form SB-2 on
                                                                                        March 7, 1997

      3         Articles of Incorporation (Front Street)               3.1*             "    "

      3         Articles of Amendment (Front Street)                   3.2*             "    "

      3         Articles of Amendment (Educational Storybooks)         3.3*             "    "

      3         Articles of Amendment (Educational Storybooks)         3.4*             "    "

      3         Articles of Merger (Educational Storybooks and         3.5*             "    "
                 U.S. Plastic Lumber Corp.)

      3         By-Laws                                                3.6*             "    "

      4         Common Stock Specimen Certificate                      4.1*             "    "

      4         Warrant Agreement                                      4.2*             "    "

      4         Series B Warrant Certificate                           4.4*             "    "

      4         Series B Preferred Stock Offering                      4.5*             Filed with
                                                                                        Form 10-QSB
                                                                                        on 4/19/98

      5         Opinion of Legality                                    5.1*

      10        Clean Earth Acquisition Agreement                      10.3*            "    "

      10        RPI Acquisition Agreement                              10.4*            "    "

      10        Employment Agreement - Mark Alsentzer                  10.6*            "    "

      10        Rutgers Licensing Agreement                            10.9*            "    "

      10        ITS Acquisition Agreement                              10.11*           "    "

      10        EPC Acquisition Agreement                              10.12*           "    "



      10        ICC/USPL Joint Venture Agreement                       10.13*           "    "

      10        S D & G License and Operating Agreement                10.14*           "    "

      10        Ground Lease Agreement (Carteret Biocycle)             10.15*           "    "

      10        Lease Agreement (Plastic Properties LLC/RPI)           10.18*           "    "

      10        Lease Agreement (Dalphon Sr./Clean Earth)              10.19*           "    "

      10        Lease Agreement (Consol. Realty/EPC)                   10.21*           "    "

      10        Lease Agreement (Waste Concepts, Inc.)                 10.22*           Amendment No. 2
                                                                                        of Form SB-2 filed
                                                                                        on January 9, 1998

      10        Lease Agreement (Earth Care Partners of Tennessee)     10.23*           "    "

      10        WCI Acquisition Agreement                              10.24*           "    "

      10        CTI Stock Purchase Agreement                           10.25*           "    "

      10        Employment Agreement - Steven Sands                    10.26*           "    "

      10        Employment Agreement - Bruce Rosetto                   10.27*           "    "

      10        ICC/USPL Joint Venture II                              10.28*           "    "

      10        PNC Bank of Delaware - Promissory Note                 10.29*           "    "

      10        Letter Employment Agreement - Michael D. Schmidt       10.30*           Form 10-KSB
                                                                                        filed 3/31/98

      10        Plan of Merger - Cycle-Masters, Inc.                   10.31*           Filed with
                                                                                        Form 8K on
                                                                                        4/15/98

      11        Statement re computation of per share earnings         11.1*            Filed with
                                                                                        Form 10-QSB
                                                                                        On 4/19/98

      21        List of subsidiaries                                   21.1*            Form 10-QSB
                                                                                        filed 4/19/98

      23        Consent of Accountants                                 23.1

      23.2      Consent of Independent Public Accountants              23.2

      27        Financial Data Schedules                               27*              Form 10-QSB
                                                                                        filed 4/19/98

      *Exhibit previously filed

      Incorporated by reference the Company's registration Statement on Form SB-2 previously filed with the Securities and Exchange Commission on February 11, 1998, Form 8-K filed on March 2, 1998, Form 10-KSB filed on March 31, 1998, Form 10-QSB filed on May 19, 1998 and Form 8K filed on May 15, 1998.

ITEM 28.  UNDERTAKINGS

The registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Include any additional or changed material information on the plan of distribution; and

(iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Supplement the Prospectus, after the end of the subscription period to include the results of the subscription offer.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on July 10, 1998.

U.S. PLASTIC LUMBER CORP.

By:  /s/ Mark S. Alsentzer
   -----------------------
   Mark S. Alsentzer, President (Chief Executive Officer)

By:  /s/ Michael Schmidt
   ---------------------
   Michael Schmidt, (Chief Financial Officer)

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce C. Rosetto, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature:  /s/ Mark S. Alsentzer             Date:  July 10, 1998
          ----------------------------------
          Mark S. Alsentzer, President & Director

Signature:  /s/ Lester E. Moody               Date:  July 10, 1998
          ----------------------------------
          Lester E. Moody, Director

Signature:  /s/ James Blosser                 Date:  July 10, 1998
          ----------------------------------
          James Blosser, Director

Signature:  /s/ Roger N. Zitrin               Date:  July 10, 1998
          ----------------------------------
          Roger N. Zitrin, Director

Signature:  /s/ August C. Schultes, III       Date:  July 10, 1998
          -----------------------------------
          August C. Schultes, III, Director

Signature:  /s/ Gary J. Ziegler             Date: July 10, 1998
          ----------------------------------
          Gary J. Ziegler, Director